UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. _____)

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CAMDEN PROPERTY TRUST
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Camden Lake Buena Vista - Orlando, Florida

FORTUNE
100
BEST COMPANIES
TO WORK FOR® 2025

Camden Property Trust

2026 PROXY STATEMENT

Notice of Annual Meeting of Shareholders

2026 Proxy Statement

The Board of Trust Managers of Camden Property Trust (the “Company” or “Camden”) is soliciting proxies to be used at our 2026 Annual Meeting of shareholders (the “Annual Meeting”). The proxy materials are first being sent on or about March 27, 2026 to all shareholders of record as of March 16, 2026, which is the record date for the Annual Meeting. The complete mailing address of the Company’s executive offices is 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056.

2026 Proxy Statement

A LETTER TO CAMDEN’S SHAREHOLDERS
from Our Board of Trust Managers

March 27, 2026

Dear Fellow Shareholders:

As Camden’s Board, we are committed to representing and protecting your interests by providing strategic oversight of the Company’s Executive Management team, with a focus on long-term value creation. We believe the Company’s strong balance sheet, sound strategic business plan, solid operating performance, and the Company’s culture and employees are all key factors in the Company’s continued success.

Our Board is comprised of a highly qualified and experienced group of leaders, with the founders of the Company, Ric Campo and Keith Oden, and CEO, Alex Jessett, complementing our independent Trust Managers. Good corporate governance, fostered by a high performing board culture, is vital to the Company and its shareholders, and we are committed to our Board being a strategic asset of the Company by ensuring each of our Board members brings a strong balance of varying perspectives, capabilities, skill sets, diversity, and experience to his or her role. We encourage you to review the qualifications and backgrounds of our current nominees for election to the Board beginning on page 8 of this proxy statement.

Our Board believes that consistently strong operating results and a management team whose interests are aligned with those of our shareholders equate to long-term shareholder value creation.  Accordingly, we link, through our annual bonus program and the grant of performance and long-term equity-based incentive awards, a substantial portion of the compensation opportunities for our executive officers to performance and long-term shareholder value.

We are committed to creating long-term value for Camden’s shareholders, and integrating responsible practices into our business. We continue to identify and implement innovative responsible practices which support our communities, customers, residents and team members, while reducing our reliance on natural resources and reinforcing our commitment to being a responsible corporate citizen.

We appreciate and value your interest, investment, and support. To the extent you have any thoughts, concerns, or recommendations, they should be addressed to:

Lead Independent Trust Manager
Camden Property Trust
2800 Post Oak Boulevard, Suite 2700
Houston, TX 77056

Thank you for your confidence in us and your continued support of the Company.

Sincerely,
Camden’s Board of Trust Managers

Richard J. Campo	Scott S. Ingraham	Frances Aldrich Sevilla-Sacasa

Javier E. Benito	Alexander J. Jessett	Steven A. Webster

Heather J. Brunner	Renu Khator	Kelvin R. Westbrook

Mark D. Gibson	D. Keith Oden

2026 Proxy Statement A Letter to Camden Shareholders

Q&A WITH OUR LEAD INDEPENDENT TRUST MANAGER

What do you see as the Board’s role?

The primary role of the Board is to provide strategic oversight of the Company’s Executive Management team and its strategic business plan, while always representing the best interests of the Company’s shareholders. The Board reviews the Company’s strategic plans, assesses and monitors risks which might impact the Company, and oversees the establishment and maintenance of appropriate financial and internal controls. While seeking to preserve the positive culture of outstanding corporate governance, we are focused on maintaining strong performance-related metrics, always mindful of the long-term goals and objectives of the Company and its shareholders.

What is the role as the Lead Independent Trust Manager?

A comprehensive list of the duties and responsibilities for this role is provided in the Company’s Guidelines on Governance, as well as on page 21 of this proxy statement. The Lead Independent Trust Manager serves as the principal liaison between the Company’s Executive Chairman of the Board and our independent Trust Managers, and presides at any meetings at which the Executive Chairman is not present (including regular Executive Sessions of independent Trust Managers). In an effort to maintain a thoroughly engaged, high-performance Board, the Lead Independent Trust Manager takes a leadership role in identifying issues for the Board to consider and, working with the Executive Chairman of the Board, establishes the agenda for each meeting; assuring the independent Trust Managers have sufficient information, resources, background, and time to adequately discuss and review the various issues included in the agenda, or otherwise brought before the Board. It is important the Lead Independent Trust Manager help maintain the appropriate balance between the Board’s involvement in longer-term strategy and the Company’s operations, which are charged to our Executive Management team. The Lead Independent Trust Manager takes the primary role in providing feedback to the Company’s Executive Chairman of the Board with respect to any issues or discussions which may occur in Executive Session without the presence of the Executive Management Team. In addition, as part of the Board’s continuous improvement and evaluation process, the Lead Independent Trust Manager meets with each Independent Trust Manager to solicit input regarding any actions the Board and Trust Managers can take to elevate our performance. Camden is committed to effective shareholder communication and the Lead Independent Trust Manager serves as the primary contact for any shareholders wishing to communicate directly with the Board.

Any Closing Thoughts?
On behalf of the entire Board, I want to express our dedication to maintaining an open dialog with shareholders, soliciting and considering your input and comments, with a commitment to continually review our performance in an ongoing effort to identify and implement policies and practices which enable us to fulfill our oversight and other fiduciary responsibilities and enhance our corporate governance program as appropriate. We very much value your support and sincerely appreciate and thank you for the trust and confidence you have placed in us.

Sincerely,
Kelvin R. Westbrook
Lead Independent Trust Manager
Camden Property Trust

2026 Proxy Statement Q&A with our Lead Independent Trust Manager

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

ANNUAL MEETING PROPOSALS
Board Recommendation
PROPOSAL 1 Elect 11 Trust Managers to hold office for a one-year term
	✓	FOR
See Page 8
PROPOSAL 2 Hold an advisory vote on executive compensation
	✓	FOR
See Page 28
PROPOSAL 3 Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2026
	✓	FOR
See Page 57
PROPOSAL 4 Approve the Amended and Restated 2018 Share Incentive Plan
	✓	FOR
See Page 60
PROPOSAL 5 Approve the Amended and Restated 2018 Employee Share Purchase Plan
	✓	FOR
See Page 73

Other matters will be transacted as may properly come before the Annual Meeting.

Proxy Voting
Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you vote at the Annual Meeting, your proxy or voting instructions will not be used.

Beneficial Owners
If you own common shares held in the name of a broker, bank, or other agent at the close of business on March 16, 2026, please follow the instructions they provide on how to vote your shares. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker, or other agent.

Please contact Investor Relations at (800) 922-6336 or (713) 354-2787 with any questions or if you have any technical difficulties or trouble accessing the Annual Meeting, or if you are unable to locate your control number.

By Order of the Board of Trust Managers,
/s/ Joshua L. Lebar

Joshua L. Lebar Senior Vice President-General Counsel and Secretary March 27, 2026

LOGISTICS
¿	Date and Time Friday, May 8, 2026 at 9:00 a.m. Central Time
¶	Record Date Friday, March 16, 2026
:
Place
Our Annual Meeting will be a virtual meeting of shareholders. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit: virtualshareholdermeeting.com/CPT2026 and enter the control number found on your proxy card, voting instruction form, or notice you may have previously received

HOW TO VOTE
Shareholders of Record
8	By Internet www.proxyvote.com virtualshareholdermeeting.com/CPT2026
(	By Telephone 1-800-690-6903 (Toll free)
+	By Mail Complete your proxy card and cast your vote by pre-paid postage

Important Notice Regarding Availability of Proxy Materials
This proxy statement and annual report to shareholders are available at www.proxyvote.com and on the Investors’ section of our website at www.camdenliving.com under “SEC Filings” of the Financials section.

2026 Proxy Statement 1

Virtual Annual Meeting Information
During or after the adjournment of the Annual Meeting, shareholders can submit questions in the “Ask A Question” box on the virtual meeting page, which can be accessed at www.virtualshareholdermeeting.com/CPT2026. During the question and answer period, we will answer as many shareholder-submitted questions as time permits, and any questions we are unable to address during this period will be published and answered on the Investors’ section of our website following the meeting with the exception of any questions irrelevant to the purposes of the Annual Meeting or our business or contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

PROXY SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider in deciding how to vote. You should read this entire proxy statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Place	Record date
May 8, 2026	Online at:	March 16, 2026
9:00 a.m. Central Time	www.virtualshareholdermeeting.com/CPT2026

MEETING ROADMAP

Proposal		Board Recommendation		Page
1	Election of Trust Managers			8
		✓	FOR
		each nominee
2	Advisory Vote to Approve Executive Compensation			28
		✓	FOR

3	Ratification of Independent Registered Public Accounting Firm			57
		✓	FOR

4	Approve the Amended and Restated 2018 Share Incentive Plan			60
		✓	FOR

5	Approve the Amended and Restated 2018 Employee Share Purchase Plan			73
		✓	FOR

2026 Proxy Statement 2

2025 COMPANY HIGHLIGHTS

Who we are. Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities, and we are structured as a Real Estate Investment Trust (“REIT”).

Strategy. Our continued strategy includes: 1) focusing on high-growth markets; 2) operating a diverse portfolio of assets and maintaining a high-quality resident profile; 3) maintaining a strong balance sheet with low leverage, ample liquidity, and the ability to capitalize on future opportunities; 4) delivering consistent earnings and dividend growth; 5) recycling capital and creating value through acquisitions, dispositions, development, and repositioning/redevelopment/ repurposing programs; and 6) enhancing operations through innovation and technology initiatives.
2025 BUSINESS HIGHLIGHTS

Core FFO Per Share (1)
$6.88 per share
ahead of midpoint of guidance range of $6.60 to $6.90 per share

High-Growth Markets - 90% of NOI(1) derived from these markets
•Employment growth
•Population growth
•Total migration

Diverse Portfolio - as of December 31, 2025
•Operate in 15 major markets within the U.S.
•172 Operating Communities
•Nearly 59,000 apartment homes

Strong Balance Sheet with Low Leverage
   - as of December 31, 2025
•Low debt to adjusted EBITDAre ratio of 4.10x
•Unencumbered asset pool of approximately $17.0 billion
•91.5% unsecured debt; 70.9% fixed rate debt
•3.9% weighted average interest on all debt; 4.5 years weighted average

Earnings & Dividend Growth
•Increased quarterly cash dividends in 2025 by 1.9%.
•From 2021 through 2025, have returned $2.1 billion to shareholders

Capital Recycling
•Since 2011, we have significantly improved the quality of our portfolio with minimal cash flow dilution, primarily using disposition proceeds to fund development and acquisitions

Innovation and Technology
•Enhance resident experience
•Streamline operations/improve efficiency

Same Property NOI Growth
0.25%
ahead of midpoint of guidance range of (1.5%) to 1.5%

Net Debt/Adjusted EBITDAre (1)
4.10 x
better than target of 4.75 x

Weighted Average Yields on Stabilized Developments
6.47%
above our targeted proforma

1 A reconciliation of net income attributable to common shareholders to Fund from Operations (“FFO”) and Core FFO, of diluted Earnings Per Share (“EPS”) to FFO and Core FFO per diluted share, of net income to Net Operating Income (“NOI”) and same property net operating income, and of net income to Adjusted earnings before interest, taxes, depreciation, and amortization for Real Estate (“EBITDAre”) for the year ended December 31, 2025 is contained in Appendix A of this proxy statement.

2026 Proxy Statement 3

TRUST MANAGER HIGHLIGHTS

Our Trust Manager nominees bring a balance of experience and perspective. We believe our Trust Manager nominee demographic is positive and enhances our goal to develop a culture of strong corporate governance.

55%	55%	55%
Additional Board Experience	Public C-Suite or Chairman of the Board Experience	Direct Real Estate Experience

Trust Manager Nominees	Age	Trust Manager Since	A	C	NCG&S	E
Richard J. Campo Executive Chairman of the Board of the Company	71	1993
Javier E. Benito INDEPENDENT Private Investor	63	2022	✓
Heather J. Brunner INDEPENDENT Chairwoman of the Board and CEO of WP Engine	57	2017
Mark D. Gibson INDEPENDENT CEO, Capital Markets, Americas of Jones Lang LaSalle	67	2020	✓
Scott S. Ingraham INDEPENDENT Private Investor and Strategic Advisor	72	1998		✓	✓	✓
Alexander J. Jessett Chief Executive Officer (“CEO”) of the Company	51	2026
Renu Khator INDEPENDENT Chancellor of University of Houston System and President of University of Houston	70	2017
D. Keith Oden Executive Vice Chairman of the Board of the Company	69	1993
Frances Aldrich Sevilla-Sacasa INDEPENDENT Private Investor	70	2011
Steven A. Webster INDEPENDENT Managing Partner, AEC Partners	74	1993		✓	✓
Kelvin R. Westbrook INDEPENDENT President and CEO of KRW Advisors, LLC	70	2008				✓

A	-Audit Committee	NCG&S	-Nominating, Corporate Governance, and Sustainability Committee	C	-Compensation Committee

E	-Executive Committee	-Chair	✓	-Member

2026 Proxy Statement 4

EXECUTIVE COMPENSATION HIGHLIGHTS

Performance Objectives
Support the Company’s business strategy and business plan by clearly communicating what is expected of Named Executive Officers (“NEOs”) with respect to goals and results and by rewarding achievement	Attract, motivate, and retain NEOs who have the motivation, experience, and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth, and total return to shareholder objectives	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation

Key Compensation Practices
•Classify a significant portion of our NEOs’ total pay as equity awards to promote retention and tie the value of these awards to future Company share price performance
•Use pre-determined objectives to help determine NEO compensation
•Apply sizable share ownership guidelines for NEOs
•Prohibit NEOs from hedging their Company shares, which precludes entering into any derivative transaction on Company shares (e.g., short sale, forward, option, or collar)
•Generally discourage NEOs from holding Company shares in a margin account or pledging Company shares as collateral for a loan
•In-depth review of CEO’s and other NEOs’ goals and performance by our Compensation Committee made up of independent members of the Company’s Board of Trust Managers
•Utilize an independent compensation consultant
•Subject cash incentives and equity awards to clawback and forfeiture provisions
In line with our objectives and practices, a very significant portion of 2025 compensation for our NEOs as reported in the Summary Compensation table (page 44) was not guaranteed but was tied directly to performance and/or the value of our shares as depicted in the following pay mix charts:

2026 Proxy Statement 5

CORPORATE RESPONSIBILITY HIGHLIGHTS
The Board, both directly and through the Nominating, Corporate Governance, and Sustainability Committee, oversees Camden’s corporate responsibility strategies and initiatives. More information on our corporate responsibility goals and initiatives can be found in our 2024-2025 Corporate Responsibility Report available on our website at www.camdenliving.com.

People

2025 Notable Recognitions
#18 - FORTUNE 100 Best Companies to Work For®	#22 - PEOPLE® Companies that Care
#1 - FORTUNE Best Workplaces in Real Estate	#29 - FORTUNE Best Workplaces for Women

#1 - FORTUNE Best Workplaces in Texas	#36 - FORTUNE Best Workplaces for Parents

19,700+	1,000+
VOLUNTEERS
HOURS OF TRAINING	2,600+
VOLUNTEER HOURS
Giving Back to our Communities

Planet
We are committed to operating in an environmentally responsible manner, preserving natural resources, and designing and developing our apartment communities with long-term sustainability in mind.

GOALS (by 2030)	GHG EMISSION REDUCTION(1)(2)	ELECTRICITY PROCUREMENT (renewable)(1) (2)	ENERGY SAVINGS(1) (2)	WATER SAVINGS(1)(2)	WASTE (landfill) REDUCTION(1)(2)
	15%	15%	15%	15%	15%
PROGRESS(3) (year 3 of 10)	Exceeded Goal (by 8%)	Exceeded Goal (by 3%)	4% achieved	*	11% achieved
(1) Relative to 2020 baseline
(2) Relating to common area
(3) As reported in the 2024-2025 Corporate Responsibility Report
* No meaningful change noted

2026 Proxy Statement 6

Purpose
We are committed to good corporate governance to promote the long-term interests of shareholders, strengthen management accountability, and help maintain public trust in Camden. Some of our governance highlights are listed below:

•11 Trust Manager Nominees	•Regular Trust Manager Performance Assessment
•8 of 11 Trust Manager Nominees are Independent	•Independent Audit; Compensation; and Nominating, Corporate Governance, and Sustainability Committees
•Annual Election of Trust Managers by Majority Vote	•Regular Executive Sessions of Independent Trust Managers
•Commitment to Board Refreshment	•Risk Oversight by Full Board and Committees
•Prohibition on Non-Employee Trust Managers Seeking Re-Election after age 75	•Anti-Hedging Policy
•Robust Trust Manager Nominee Selection Process	•Robust Share Ownership Guidelines
•Lead Independent Trust Manager	•Bylaws Include Proxy Access Nominating Provisions

2026 Proxy Statement 7

PROPOSAL 1
ELECTION OF TRUST MANAGERS
The Nominating, Corporate Governance, and Sustainability Committee of the Board nominated each of the current Trust Managers for reelection for a one-year term at the Annual Meeting, and the Board recommends you vote FOR each of the following nominees.

Richard J. Campo	Renu Khator
Javier E. Benito	D. Keith Oden
Heather J. Brunner	Frances Aldrich Sevilla-Sacasa
Mark D. Gibson	Steven A. Webster
Scott S. Ingraham	Kelvin R. Westbrook
Alexander J. Jessett

To be reelected, a nominee must receive a vote of the majority of shares represented in person or by proxy at the Annual Meeting.

✓	The Board recommends you vote FOR each of the nominees listed.

All nominees have consented to serve as Trust Managers. No nominee was selected for election at the 2026 Annual Meeting as a result of any arrangement or understanding between such nominee and any other person (except Mr. Jessett’s employment agreement effective as of March 24, 2026 provides he has a right to terminate this agreement for “Good Reason” if not renominated to serve on the Board). The Board has no reason to believe any of the nominees will be unable to act as Trust Manager. However, if a Trust Manager is unable to stand for election, the Board may either reduce the size of the Board or the Nominating, Corporate Governance, and Sustainability Committee may designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

TRUST MANAGER QUALIFICATIONS AND NOMINATION PROCESS
Qualifications. In accordance with the Company’s Guidelines on Governance, a majority of the Board must be comprised of independent Trust Managers. The Nominating, Corporate Governance, and Sustainability Committee works with the Board to determinate the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. The Nominating, Corporate Governance, and Sustainability Committee considers several factors when evaluating nominees for a position on the Board, including:

•integrity, high personal and professional ethics, and sound business judgment;
•ability and willingness to commit sufficient time to the Board;
•an understanding of the Company’s business, including real estate markets generally, the development, ownership, operation and financing of multifamily communities, and various matters applicable to real estate investing and operations;

2026 Proxy Statement 8

•general understanding of business operations, finance and other disciplines relevant to the success of a large publicly traded company in today’s business environment;
•educational and professional background;
•personal accomplishment; and
•independence from management.

In addition, Trust Managers should limit their other board memberships to a number which permits them, given their individual circumstances, to perform all their Camden Trust Manager duties. Accordingly:

•employee Trust Managers may not serve on more than two public company boards in addition to Camden’s Board. None of Camden’s three employee Trust Managers currently serves on any other public company board;
•individuals who serve on five or more other public company boards will not normally be asked to join Camden’s Board; and
•individuals who serve on more than two other public company audit committees will not normally be asked to join Camden’s Board or Audit Committee unless, in any such case, the Board determines such simultaneous service would not impair the ability of such individual to effectively serve on Camden’s Board or Camden’s Audit Committee.

The Nominating, Corporate Governance, and Sustainability Committee also evaluates each incumbent Trust Manager on an annual basis to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the Trust Manager’s contributions to the Board during his or her current term. For 2026, the Nominating, Corporate Governance, and Sustainability Committee determined each Trust Manager nominee meets the requirements and needs of the Company.

Nomination Process. The Nominating, Corporate Governance, and Sustainability Committee assesses whether any vacancies on the Board are expected in the near future. In the event vacancies are anticipated, or otherwise arise, the Nominating, Corporate Governance, and Sustainability Committee will use a variety of methods to identify and evaluate nominees for Trust Manager. Candidates may come to the attention of the Nominating, Corporate Governance, and Sustainability Committee through current Trust Managers, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Nominating, Corporate Governance, and Sustainability Committee, and may be considered at any point during the year. The Nominating, Corporate Governance, and Sustainability Committee will consider all properly submitted shareholder nominations for candidates to the Board.

•Shareholders recommending candidates for consideration by the Board in connection with the next Annual Meeting of shareholders should submit their written recommendation no later than January 1 of the year of this meeting to the Corporate Secretary, Camden Property Trust, 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056, stating the name and qualifications for Board membership of the individual being recommended as a Trust Manager candidate.
•The Nominating, Corporate Governance, and Sustainability Committee will apply the same criteria for evaluating candidates recommended by shareholders as described in this section.

In addition, shareholders who wish to nominate a person for election as a Trust Manager in connection with an Annual Meeting of shareholders (as opposed to making a recommendation to the Nominating, Corporate Governance, and Sustainability Committee as described above) must deliver written notice to our Corporate Secretary in the manner and within the time periods described in Section 3.4 of Article III of the Company’s Sixth Amended and Restated Bylaws, as amended by the First and Second Amendments thereto (the “Bylaws”), as described below under “Shareholder Proposals and Trust Manager Nominations.” The Company’s shareholders also possess the right to nominate candidates to the Board through the proxy access provisions of the Company’s Bylaws as described on page 86 under “Shareholder Proposals and Trust Manager Nominations.”

2026 Proxy Statement 9

BOARD COMPOSITION
The Board seeks to achieve diversity among its members and recognizes the importance of Board refreshment to enable fresh ideas and perspectives. The following pertains to the Board nominees and illustrates the Board’s continued commitment to diversity of backgrounds for its Board composition and leadership.

Board Refreshment. The Nominating, Corporate Governance, and Sustainability Committee believes ongoing board refreshment is important to maintain an appropriate mix of skills and provide fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured Trust Managers. On an annual basis, the Board and the Nominating, Corporate Governance, and Sustainability Committee evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of Trust Managers which can best perpetuate the success of the Company and assessing whether there are gaps on the Board which need to be filled. These conversations, as well as the annual Board and committee self-evaluations, aim to increase Board effectiveness and inform Board refreshment efforts. The Board also enables planned refreshment through its maintenance of a mandatory retirement age for Trust Managers.1 This process resulted in the following first-time nominees to the Board since 2017:

2017	2020	2022	2026
•Heather Brunner	•Mark Gibson	•Javier Benito	•Alexander Jessett
•Renu Khator

1 Term Limits. Retirement Age: The Company’s Guidelines on Governance provide, as a general matter, non-employee Trust Managers will not stand for election to a new term of service at any Annual Meeting following their 75th birthday. The Board may approve exceptions to this practice when it believes it is in Camden’s interest to do so. The Board does not believe it should establish term limits for Trust Manager service, instead preferring to rely upon the mandatory retirement age and the evaluation procedures described above as the primary methods of ensuring each Trust Manager continues to act in a manner consistent with the best interests of Camden, its shareholders, and the Board. The Board believes term limits have the disadvantage of losing the contribution of Trust Managers who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

2026 Proxy Statement 10

The following matrix displays the most significant skills and qualifications each Trust Manager nominee possesses. The Nominating, Corporate Governance, and Sustainability Committee reviews the composition of the Board as a whole periodically to ensure the Board maintains a balance of knowledge and experience and to assess the skills and characteristics the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements, and the long-term interest of shareholders.

In addition to fulfilling the criteria described above, each nominee also brings a strong background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, education, marketing, media and technology enterprises, private equity investment, financial institutions, and commercial real estate and related businesses. See the discussion below for a description of the key qualifications of each nominee.

Experience	R. Campo	J. Benito	H. Brunner	M. Gibson	S. Ingraham	A. Jessett	R. Khator	K. Oden	F. Sevilla-Sacasa	S. Webster	K. Westbrook
Senior executive and corporate governance	•	•	•	•	•	•	•	•	•	•	•
Capital market experience	•			•	•	•		•		•	
Real estate	•	•		•	•	•		•			
Marketing		•									•
Public company C-Suite or chairman of board experience	•			•	•	•		•		•	
Financial expertise	•	•	•	•	•	•		•	•	•	•
Technology, digital and/or cybersecurity			•		•						•
Sustainability	•				•	•		•	•	•	
Strategic planning and oversight	•	•	•	•	•	•	•	•	•	•	•
C-Level management experience	•	•	•	•	•	•	•	•	•	•	•
Artificial intelligence			•

2026 Proxy Statement 11

NOMINEES FOR TRUST MANAGER
Set forth below are the nominees, together with biographical information, qualifications, and directorships held at public companies during the past five years.

Richard J. Campo
Age: 71 Trust Manager since: 1993	Committees: Executive (Chair)
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Campo has been Executive Chairman of the Board since March 2026 and served as Chairman of the Board and CEO of Camden from 1993 to March 2026. He co-founded Camden’s predecessor companies in 1982, and prior to this time worked in the finance department of Century Development Corporation. Mr. Campo holds a Bachelor’s Degree in Accounting from Oregon State University.

Qualifications:
Mr. Campo was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of Camden as a co-founder and longtime Trust Manager. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, his experience in serving as a director of private and not-for-profit companies has provided him with expertise in corporate governance.

Javier E. Benito INDEPENDENT
Age: 63 Trust Manager since: 2022	Committees: Audit
Current Directorships • None Past Directorships • None

Professional Experience and Education:
Mr. Benito has been a Trust Manager since 2022. Mr. Benito is a private investor and was previously the General Manager of KFC Latin America and the Caribbean of Yum! Brands, Inc., a global restaurant corporation primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell. Prior to this time he served as Chief Strategy Officer from 2013 to 2014, Managing Director of European Franchise Business and Russia from 2010 – 2013, and Executive Vice President and Chief Marketing Officer KFC USA from 2008 to 2010. Mr. Benito also previously served as Executive Vice President and Chief Marketing Officer of Starwood Hotels and Resorts from 2005 to 2007, and served in various executive roles with the Coca-Cola Company from 1994 to 2005 and the Procter & Gamble Company from 1987 to 1994. Mr. Benito holds a Bachelor’s Degree in Economics from the University of California – San Diego and an MBA from the University of Chicago.

Qualifications:
Mr. Benito was nominated to serve on our Board because of his extensive marketing experience and financial knowledge. In addition, his previous experience serving in executive roles, including Chief Strategy Officer and Chief Marketing Officer, has provided him with expertise in the area of corporate governance.

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Heather J. Brunner INDEPENDENT
Age: 57 Trust Manager since: 2017	Committees: Audit (Chair)
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Ms. Brunner has been Chairwoman and Chief Executive Officer of WP Engine, Inc., a private cloud content management services company, since October 2013, and served as its Chief Operating Officer from May 2013 to October 2013. From 2009 through May 2013, she served as Chief Operating Officer of Bazaarvoice, a market leader in commerce solutions. Prior to this time, Ms. Brunner served as Senior Vice President of Bazaarvoice, Chief Executive Officer of Nuvo, a wholly owned subsidiary of Trilogy, and Chief Operating Officer for B-Side Entertainment, a privately funded entertainment technology company. Previous to this time, she held a variety of other management roles at Coremetrics, Trilogy, Concero, Oracle and Accenture. Ms. Brunner holds a Bachelor’s Degree in International Economics from Trinity University.

Qualifications:
Ms. Brunner was nominated to serve on our Board because of her extensive experience in technology and innovation, and her strong skills in operations and client services. She has substantial executive and leadership experience, and her roles as CEO and COO at various companies has provided her expertise in the area of corporate governance.

Mark D. Gibson INDEPENDENT
Age: 67 Trust Manager since: 2020	Committees: Audit
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Gibson currently serves as Chief Executive Officer, Capital Markets, Americas of Jones Lang LaSalle, Inc., a real estate services and investment management firm. He previously served as Executive Managing Director, Vice Chairman and Chief Executive Officer of HFF, Inc. (formerly Holliday Fenoglio & Company and acquired by Jones Lang LaSalle in 2019) from 2014 to 2019, and he served as Director and Vice Chairman from 2006 to 2014. Prior to this time, Mr. Gibson was a founding partner of HFF LP and served as the company’s Executive Managing Director from 2003 to 2006 and Co-Head, Dallas Office and Senior Vice President from 1993 to 2010. Mr. Gibson received his Bachelor of Business Administration from University of Texas at Austin.

Qualifications:
Mr. Gibson was nominated to serve on our Board because of his extensive experience in the real estate industry, having previously served as Chairman of both the Texas Real Estate Council of Dallas, as well as the UT Real Estate Finance and Investment Center. As Mr. Gibson is routinely involved in large-scale public company M&A activity, he has keen insight on business and strategic outlooks. He has considerable executive and leadership experience, and his position as CEO and Vice Chairman at a prior public company has provided him expertise in corporate governance.

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Scott S. Ingraham INDEPENDENT
Age: 72 Trust Manager since: 1998	Committees: Compensation Nominating, Corporate Governance, and Sustainability Executive
Current Directorships •None Past Directorships •RealPage, Inc. (property management software) (2012 - 2021) •Kilroy Realty, Inc. (office property REIT) (2006 - 2025)

Professional Experience and Education:
Mr. Ingraham is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co- founder, Chairman and CEO of Rent.com, an Internet-based residential real estate site, from 1999 until 2005 when it was sold to eBay. Mr. Ingraham previously served as the President and CEO of Oasis Residential, Inc., a public apartment REIT, working there from 1992 until the company’s merger with Camden Property Trust in 1998. Prior to 1992, he worked in the areas of real estate finance, mortgage, and investment banking. Mr. Ingraham holds a Bachelor’s Degree in Business Administration from the University of Texas at Austin.

Qualifications:
Mr. Ingraham was nominated to serve on our Board because of his extensive financial, REIT, and commercial real estate knowledge. In addition, his experience in serving as both an executive and a director of other public and private companies has provided him with expertise in corporate governance.

Alexander J. Jessett
Age: 51 Trust Manager since: 2026	Committees: None
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Jessett has been CEO of Camden since March 2026. Prior to his appointment as CEO, he served as Camden’s President and Chief Financial Officer from 2024 to March 2026, Executive Vice President - Chief Financial Officer from December 2021 to 2024, Executive Vice President – Finance and Chief Financial Officer from 2014 to 2021 and Senior Vice President and Chief Financial Officer from 2013 to 2014. Before joining Camden, Mr. Jessett began his career in real estate at Comerica Bank of Texas in the Real Estate Lending department. Mr. Jessett received a Bachelor’s Degree in Business Administration in finance from The University of Texas at Austin and MBA in finance from the University of Houston.

Qualifications:
Mr. Jessett was nominated to serve on our Board because of his extensive financial and real estate experience, and his knowledge of Camden as an employee since 1999, including over 13 years as our Chief Financial Officer, two years as President and as our current CEO. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters.

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Renu Khator INDEPENDENT
Age: 70 Trust Manager since: 2017	Committees: Compensation (Chair)
Current Directorships •The PNC Financial Services Group, Inc. Past Directorships •None in the past five years

Professional Experience and Education:
Dr. Khator has been Chancellor of the University of Houston System and President of the University of Houston since January 2008. She was Provost and Senior Vice President of the University of South Florida from 2003 through 2007. Prior to this date, she served in a variety of roles at the University of South Florida. Dr. Khator holds a Bachelor’s Degree in Liberal Arts from Kanpur University in India, a Master’s Degree in Political Science from Purdue University and a Ph.D in Political Science and Public Administration from Purdue University.

Qualifications:
Dr. Khator was nominated to serve on our Board because of her considerable experience in education and administration. She has strong skills in communication, international relations, and proven leadership ability. Her experience in serving as a director of several other governmental and private entities has provided her with expertise in corporate governance.

D. Keith Oden
Age: 69 Trust Manager since: 1993	Committees: None
Current Directorships •None Past Directorships •None in the past five years

Professional Experience and Education:
Mr. Oden has been Executive Vice Chairman of the Board since July 2019, and a Trust Manager since 1993. Prior to his appointment as Executive Vice Chairman of the Board, he served as President of the Company from 1993 to 2019, as well as from December 2021 to April 2024. He co-founded Camden’s predecessor companies in 1982, and prior to this time served as Director of Financial Planning at Century Development Corporation, and a Management Consultant with Deloitte, Haskins and Sells. Mr. Oden holds both a Bachelor’s Degree in Business Administration and an MBA from the University of Texas at Austin.

Qualifications:
Mr. Oden was nominated to serve on our Board because of his extensive financial and commercial real estate experience, and his knowledge of Camden as a co-founder and longtime Trust Manager. He has proven leadership ability and strong skills in corporate finance, capital markets, strategic planning, mergers and acquisitions, and other public company matters. In addition, Mr. Oden is a member of the Executive Council of the Center for Real Estate Finance at the University of Texas, serving as an advisor, guest lecturer, and panelist for the faculty and students pursuing their MBAs in real estate finance.

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Frances Aldrich Sevilla-Sacasa INDEPENDENT
Age: 70 Trust Manager since: 2011	Committees: Nominating, Corporate Governance, and Sustainability (Chair)
Current Directorships
•Invitation Homes, Inc. (single-family home rental)
Past Directorships
•New Senior Investment Group (senior housing REIT) (2021)[1]
•Callon Petroleum Company or its predecessor (oil and gas exploration and development) (2019 - 2024)[2]
[1] Company was acquired in September 2021
[2] Company was acquired in April 2024

Professional Experience and Education:
Ms. Sevilla-Sacasa is a Private Investor and was CEO of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. She served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and CEO of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an MBA from the Thunderbird School of Global Management.
Qualifications:
Ms. Sevilla-Sacasa was nominated to serve on our Board because of her considerable experience in financial services, banking, and wealth management. In addition, her experience as a former President and CEO of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

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Steven A. Webster INDEPENDENT
Age: 74 Trust Manager since: 1993	Committees: Compensation Nominating, Corporate Governance, and Sustainability
Current Directorships
•Oceaneering International, Inc. (subsea engineering)
Past Directorships
•Callon Petroleum Company or its predecessor (oil and gas exploration and development) (1993-2024)[1]
[1] Company was acquired in April 2024

Professional Experience and Education:
Throughout his business career, Mr. Webster has been active in both venture capital and later stage investing in energy and other industries. After founding Falcon Drilling Company in 1988, he led its initial public offering in 1995 and subsequent merger with Reading & Bates and Cliffs Drilling, to form one of the world’s leading offshore drilling companies (FLC:NYSE). He served as CEO through 1999 just prior to R&B Falcon’s acquisition by Transocean. Mr. Webster was also a co-founder of Carrizo Oil & Gas (CRZO/NASDAQ), Basic Energy Services (BAS/NYSE), Hercules Offshore (HERO/Nasdaq) and numerous privately-held companies in various industries. Following the sale of R&B Falcon, Mr. Webster joined DLJ Merchant Banking to build its private equity practice in the energy space. From 2005 - 2018, he joined other DLJ Merchant Banking principals to co-found and manage Avista Capital Partners (Avista), a private equity firm focusing on energy and healthcare. Through AEC Partners, a successor to Avista, and individually, Mr. Webster remains active in private equity investment in energy and other industries. Mr. Webster holds an MBA from Harvard Business School, and both a BSIM degree and an honorary Doctorate in Management from Purdue University.

Qualifications:
Mr. Webster was nominated to serve on our Board because of his extensive financial knowledge and executive experience from his tenure as CEO and/or director of a number of publicly traded companies. He has strong skills in corporate finance, capital markets, investments, mergers and acquisitions, and complex financial transactions. In addition, his experience as an officer and director of other corporate boards has provided him with expertise in the area of corporate governance.

Kelvin R. Westbrook INDEPENDENT
Age: 70 Trust Manager since: 2008 Lead Independent Trust Manager since: 2017	Committees: Executive
Current Directorships
•Archer-Daniels Midland Company (agribusiness-crop origination and transportation)
•The Mosaic Company (agribusiness-crop nutrition)
Past Directorships
•T-Mobile USA, Inc. (mobile telecommunications) (2013 - 2025)

Professional Experience and Education:
Mr. Westbrook has been President and CEO of KRW Advisors, LLC, a privately-held company in the business of providing consulting and advisory services to telecommunications, media, and other industries, since 2007. Prior to this time, he served in a variety of roles at Millennium Digital Media Systems, LLC including Chairman, Chief Strategic Officer, President, and CEO. He previously was President and Chairman of LEB Communications, Inc., and Executive Vice President of Charter Communications. Prior to 1993, he was a Partner in the national law firm of Paul, Hastings, Janofsky & Walker. Mr. Westbrook holds a Bachelor of Arts Degree from University of Washington and a Juris Doctor Degree from Harvard University.

Qualifications:
Mr. Westbrook was nominated to serve on our Board because of his extensive legal, media, and marketing expertise. He has strong skills in law, corporate finance, mergers and acquisitions, and telecommunications, and substantial executive and leadership experience. In addition, through his service on the boards of directors and board committees of numerous other public companies and not-for-profit entities, Mr. Westbrook has gained in-depth knowledge and expertise in the area of corporate governance.

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BOARD COMPENSATION

We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board. In setting Board compensation, the Board considers the significant amount of time Trust Managers expend in fulfilling their duties, the skill level required by members of the Board, and competitive practices.
During 2025, we paid each independent Trust Manager who served during the year an annual fee of $80,000. A Trust Manager may elect to receive his or her annual fee in Camden shares. To the extent a Trust Manager elects to receive shares, the price used to determine the number of shares is two-thirds of our closing share price on the date the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the Trust Manager would have otherwise received). These shares will vest 25% on date of grant and 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years. In addition, each independent Trust Manager who was elected or re-elected to the Board at the 2025 Annual Meeting received a fully-vested share award with a market value on the date of grant of approximately $120,000. In 2025, the following additional annual cash fees were paid:

Leadership Role	Amount Paid
Lead Independent Trust Manager	$40,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chair of the Nominating, Corporate Governance, and Sustainability Committee	20,000
Member of the Audit Committee (other than the Chair)	12,500
Member of the Compensation Committee (other than the Chair)	10,000
Member of the Nominating, Corporate Governance, and Sustainability Committee (other than the Chair)	9,000
Effective May 8, 2026, the annual equity award value will be increased to $140,000 to better align with the median of annual non-employee director equity award values provided by the peer group companies disclosed in the Compensation Discussion and Analysis section on page 34. In addition, to better align with the median of the peer group cash fees, effective May 8, 2026 the annual cash fees to be paid to independent Trust Managers (in addition to the annual fee for each Trust Manager noted above) will be as follows:

Leadership Role	Amount Paid
Lead Independent Trust Manager	$40,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chair of the Nominating, Corporate Governance, and Sustainability Committee	20,000
Member of the Audit Committee (other than the Chair)	15,000
Member of the Compensation Committee (other than the Chair)	10,000
Member of the Nominating, Corporate Governance, and Sustainability Committee (other than the Chair)	10,000

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We also reimburse Trust Managers for travel and other expenses incurred in connection with their activities on Camden’s behalf.

Cash fees for our Trust Managers are paid annually, in advance of the start of each annual term. Trust Managers may elect to defer payment of their cash compensation and/or share awards under our deferred compensation plan, the Camden Property Trust Non-Qualified Deferred Compensation Plan.

DIRECTOR COMPENSATION TABLE - FISCAL - 2025

The table below summarizes the compensation the Company paid to each independent Trust Manager for 2025:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Total
Javier E. Benito	$12,500	$240,228	$252,728
Heather J. Brunner	30,000	240,228	270,228
Mark D. Gibson	12,500	240,228	252,728
Scott S. Ingraham	19,000	240,228	259,228
Renu Khator	25,000	240,228	265,228
Frances Aldrich Sevilla-Sacasa	20,000	240,228	260,228
Steven A. Webster	19,000	240,228	259,228
Kelvin R. Westbrook	40,000	240,228	280,228

(1)    Richard J. Campo, Executive Chairman of the Board, D. Keith Oden, Executive Vice Chairman of the Board, and Alexander J. Jessett, CEO, are not included in this table as they are employees and thus receive no additional compensation for their services as Trust Managers. The compensation received by Messrs. Campo, Oden, and Jessett as employees is shown in the Summary Compensation Table on page 44.

(2)    This column reflects the annual cash fees paid in 2025 to the independent Trust Managers and for service on Board committees as described above.
(3)    The dollar amount reported is the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 2 to the audited consolidated financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Under Securities and Exchange Commission (“SEC”) rules, the value of share awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. Accordingly, the grant date fair value of share awards included in the table above is the grant date fair value of share awards granted in 2025.

On May 9, 2025, the date of our 2025 Annual Meeting, each independent Trust Manager who was re-elected to the Board received an annual fully vested share award with a grant date fair value of $120,114 (with the difference between this value and $120,000 due to rounding to a whole share). Also, each independent Trust Manager elected to receive, in lieu of the $80,000 annual cash fee for 2025, a share award of 150% of the annual cash fee, or $120,000. Accordingly, on May 9, 2025 each then current independent Trust Manager received an additional share award with a grant date value of $120,114 (with the difference between this value and $120,000 due to rounding to a whole share), which vested 25% on date of grant and will vest 25% in each of the next three years, subject to accelerated vesting upon the Trust Manager reaching the age of 65 years.

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As of December 31, 2025, none of the independent Trust Managers held any vested or unvested ordinary share options and such persons held the following numbers of unvested share awards, in each case related to shares granted to the independent Trust Manager in lieu of annual fees:

Name	Unvested Share Awards
Javier E. Benito	1,600
Heather J. Brunner	1,600
Mark D. Gibson *	—
Scott S. Ingraham *	—
Renu Khator *	—
Frances Aldrich Sevilla-Sacasa *	—
Steven A. Webster *	—
Kelvin R. Westbrook *	—
* As noted above, unvested equity awards granted to each Trust Manager vest in full at the time the Trust Manager reaches the age of 65 years. Each of these Trust Managers was at least 65 years of age as of December 31, 2025.

GOVERNANCE OF THE COMPANY
BOARD INDEPENDENCE

The Board believes the purpose of corporate governance is to ensure Camden maximizes shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance procedures it believes promotes this purpose, are sound, and represent best practices. The Board continually reviews these governance procedures, the rules and listing standards of the New York Stock Exchange (“NYSE”), NYSE Texas, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board has eleven members, each of whom has been nominated for reelection to the Board. To determine which of its members are independent, the Board used the independence standards adopted by the NYSE for companies listed on the NYSE and also considered whether a Trust Manager had any other past or present relationships with the Company which created conflicts of interest or the appearance of conflicts of interest. The Board determined no Trust Manager, other than Richard J. Campo, D. Keith Oden, and Alexander J. Jessett, each of whom is employed by the Company, has any material relationship with the Company under the NYSE standards. As a result, the Company has a majority of independent Trust Managers on its Board as required by the listing requirements of the NYSE.
BOARD LEADERSHIP STRUCTURE

The Nominating, Corporate Governance, and Sustainability Committee seeks to maintain a Board which as a whole possesses the objectivity and the mix of skills and experience to provide comprehensive and effective oversight of Camden’s strategic, operational, and compliance risks.

The Board is comprised of members with varying professional backgrounds. Of the eight independent Trust Managers nominated for election at the Annual Meeting, three are currently serving or have served as a CEO and/or chair of the board of public companies. With respect to the Company’s five other independent Trust Manager nominees, one was the founder and has been the CEO or senior executive of large media companies, one has been a senior executive of an international financial institution and has been the dean of a large public school of business administration, one was a senior executive of an international restaurant corporation

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operating under numerous consumer brands, one is the CEO and Chairwoman of a privately held technology company, and one is the Chancellor of a large public university system. Accordingly, we believe all of Camden’s independent Trust Manager nominees have demonstrated leadership in large enterprises and are familiar with board processes. For additional information about the backgrounds and qualifications of the Trust Manager nominees, see the discussion starting on page 8.

The Board currently has three committees comprised solely of independent Trust Managers, with each having a separate chair responsible for directing the work of the applicable committee in fulfilling these responsibilities:

Audit	Nominating, Corporate Governance, and Sustainability	Compensation
Oversees the accounting and financial reporting processes as well as legal, compliance, and risk management matters	Is responsible for Company succession planning and monitors Board performance, corporate responsibility best practices, and the composition of the Board and its committees	Oversees the annual performance evaluation of the Company’s Executive Chairman of the Board, Executive Vice Chairman of the Board, CEO, and the other NEOs

Executive Chairman and Executive Vice Chairman of the Board. From the time of the Company’s IPO in 1993 until March 2026, Mr. Campo served as Camden’s Chairman of the Board and CEO and Mr. Oden served either as President and/or Executive Vice Chairman of the Board. Messrs. Campo and Oden are Camden’s co-founders and have partnered to lead Camden’s growth and success. In March 2026, Mr. Jessett was appointed as CEO and a member of the Board, separating the roles of Chairman of the Board and CEO. To ensure robust independent leadership on the Board, the Company’s Guidelines on Governance require the appointment of a Lead Independent Trust Manager to facilitate the Board’s independent oversight of management, promote communication between management and the Board, and support the Board’s consideration of key governance matters. The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of the Board by giving significant responsibility for the strategic direction of the Company to the Executive Chairman and Executive Vice Chairman of the Board and primary responsibility for operational leadership to the CEO, while enabling the Lead Independent Trust Manager to facilitate the Board’s independent oversight of management, promote communication between management and the Board, and support our Board’s consideration of key governance matters.

Lead Independent Trust Manager. The Lead Independent Trust Manager is elected annually by our independent Trust Managers. The Board’s independent Trust Managers have elected Kelvin R. Westbrook as Lead Independent Trust Manager. In his role, Mr. Westbrook leverages his deep understanding of our business to identify key risks and mitigation approaches, with authority to require Board consideration and approval of these risk matters. The Lead Independent Trust Manager also regularly reviews the Company’s corporate governance framework based on shareholder feedback, results from the annual shareholder meeting, the Board and committees’ annual assessments, governance best practices, and regulatory developments to ensure the Board has the authority and practices in place to review and evaluate the Company’s business operations and to make decisions independent of management. This framework establishes the practices the Board follows with respect to, among other things, Board and committee composition and member selection, Board meetings and involvement of senior management, Trust Manager compensation, Executive Chairman, Executive Vice Chairman, and CEO performance evaluations, and management succession planning.
Lead Independent Trust Manager Responsibilities. Under the Company’s Guidelines on Governance, the Lead Independent Trust Manager has the following specific responsibilities, which we believe are consistent with generally accepted requirements for a “countervailing governance structure: when a company does not have an independent board chairman”:

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•presiding at all meetings of the Board, including executive sessions of the independent Trust Managers, at which the Executive Chairman of the Board is not present;
•convening, developing the agenda for, and presiding at executive sessions of the independent Trust Managers, and taking the lead role in communicating to the Executive Chairman of the Board any feedback, as appropriate;
•assisting in the recruitment of Board candidates;
•serving as principal liaison between the independent Trust Managers and the Executive Chairman of the Board;
•communicating with Trust Managers between meetings when appropriate;
•consulting with the Executive Chairman of the Board regarding the information, agenda, and schedules of the meetings of the Board;
•monitoring the quality, quantity, and timeliness of information sent to the Board;
•working with committee chairs to ensure committee work is conducted at the committee level and reported to the Board;
•facilitating the Board’s approval of the number and frequency of Board meetings, as well as meeting schedules to assure there is sufficient time for discussion of all agenda items;
•recommending to the Executive Chairman of the Board the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
•being available, when appropriate, for consultation and direct communication with shareholders and other external constituencies, as needed; and
•serving as a contact for shareholders wishing to communicate with the Board other than through the Executive Chairman of the Board.
We believe, in addition to fulfilling the Lead Independent Trust Manager responsibilities, the Trust Managers who have served as Lead Independent Trust Manager have made valuable contributions to the Company. The following have been among the most important contributions of the Lead Independent Trust Manager:
•monitoring the performance of the Board and developing a high-performing Board by helping the Trust Managers reach consensus, keeping the Board focused on strategic decisions, taking steps to ensure all the Trust Managers are contributing to the work of the Board, and coordinating the work of the Board committees;
•developing a productive relationship with the Chairman of the Board and ensuring effective communication between the Chairman of the Board and the Board; and
•supporting effective shareholder communications.
As part of the review of Camden’s corporate governance and succession planning, the Board (led by the Nominating, Corporate Governance, and Sustainability Committee) annually evaluates the Board leadership structure to ensure it remains the optimal structure for Camden and its shareholders.

Board leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. Our Executive Chairman and Executive Vice Chairman of the Board are Camden's founders, but the Board committees (other than the Executive Committee) are composed of and chaired solely by independent Trust Managers. In addition, our Lead Independent Trust Manager assumes specified responsibilities on behalf of the independent Trust Managers. We believe this is the optimal board leadership structure for Camden and our shareholders.

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BOARD COMMITTEES

The following table identifies each committee of the Board, its members, its key functions, and the number of meetings held during 2025. Each member of the Audit, Compensation, and Nominating, Corporate Governance, and Sustainability Committees satisfies the applicable independence requirements of applicable law, the SEC, and the NYSE. Each committee reviews its respective written charter on an annual basis.

	Audit Committee	No. of meetings in 2025: 5
Members Heather J. Brunner (chair) Javier E. Benito Mark D. Gibson
Key Responsibilities
● Oversee the integrity of the Company’s consolidated financial statements and its compliance with legal and regulatory requirements;
● Supervise the Company’s internal audit function;
● Oversee the independent registered public accounting firm’s qualifications, independence, and performance;
● Appoint and replace the independent registered public accounting firm, approve the engagement fee of such firm, and pre-approve audit services and any permitted non-audit services;
● Oversee the performance of cybersecurity and privacy programs;
● Oversee the Company’s anti-trust compliance efforts;
● Oversee risk assessment and risk management guidelines; and
● Review, as it deems appropriate, the adequacy of the Company’s systems of disclosure controls and internal controls regarding financial reporting and accounting.
Financial Expertise
Ms. Brunner and Messrs. Benito and Gibson is each an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K, based on their expertise in accounting and financial management.
Charter - Last amended February 20, 2025
Report - The Audit Committee Report is set forth beginning on page 57

Nominating, Corporate Governance, and Sustainability Committee		No. of meetings in 2025: 2
Members Frances Aldrich Sevilla-Sacasa (chair) Scott S. Ingraham Steven A. Webster
Key Responsibilities
● Recommend new Trust Managers to fill vacancies on the Company’s Board;
● Select the Trust Manager nominees for election or re-election at meetings of shareholders;
● Ensure the Board and management are appropriately constituted to meet their fiduciary obligations to the Company’s shareholders and the Company;
● Develop and implement policies and processes regarding corporate governance matters, including the review, approval, or ratification of any transactions between the Company and any Trust Manager or executive officer; and
● Oversee the programs and initiatives in place supporting the Company’s corporate responsibility efforts.
Charter - Last amended February 20, 2025

	Compensation Committee	No. of meetings in 2025: 2
Members Renu Khator (chair) Scott S. Ingraham Steven A. Webster
Key Responsibilities
● Establish the Company’s general compensation philosophy and oversee the Company’s compensation programs and practices;
● Review and approve corporate goals and objectives relevant to the compensation of NEOs, evaluate annually the performance of the NEOs in light of the goals and objectives, and determine the compensation level of each NEO based on this evaluation;
● Review and approve any employment, severance, and termination agreements or arrangements to be made with any NEO; and
● Oversee the administration of the Company’s Policy Regarding the Recoupment of Certain Compensation Payments (or clawback policy).

Charter - Last amended March 24, 2026
Report - The Compensation Committee Report is set forth beginning on page 29

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	Executive Committee	No. of meetings in 2025: none
Members Richard J. Campo (chair) Scott S. Ingraham Kelvin R. Westbrook
Key Responsibilities
● Approve the acquisition and disposal of investments and the execution of contracts and agreements, including those related to the borrowing of money, in instances where a full Board meeting is not possible or practical; and
● Exercise all other powers of the Trust Managers in instances where a full Board meeting is not possible or practical, except for those which require action by all Trust Managers or the independent Trust Managers under the Company’s declaration of trust or Bylaws or under applicable law.

Meetings and Attendance. The Board met five times in 2025. Each Trust Manager attended all meetings of the Board and the committees to which they were appointed in 2025. We encourage all of our Trust Managers standing for reelection to attend the Annual Meeting of shareholders and each of our Trust Managers standing for reelection was present at last year’s Annual Meeting.

Pursuant to the Company’s Guidelines on Governance, our independent Trust Managers have regularly scheduled executive sessions in which they meet without the presence of management or employee Trust Managers. These executive sessions typically occur before or after each regularly scheduled meeting of the Board. Any independent Trust Manager may request an additional executive session to be scheduled.

BOARD OVERSIGHT OF RISK

Board Responsibilities. A central focus for our Board is oversight of our corporate strategy and management’s execution of such strategy. The Board believes this is a continuous process which requires regular attention from the full Board as well as each Board committee. This ongoing effort involves the oversight by the Board of strategic risks to the Company and focuses the Board on the Company’s operational and financial performance over the short, intermediate, and long term. Management regularly provides updates on risk management to the Audit Committee and the entire Board, and the Board regularly discusses the most significant market, credit, liquidity, and operational risks the Company is facing.

Although the entire Board is actively involved in overseeing risk management, the Audit Committee charter provides for the Audit Committee to ensure the Company has an internal audit department to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control and discuss with management guidelines and policies to govern the process by which risk assessment and risk management is handled, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, each of the Board committees considers the risks within its area of responsibilities. For example, the Compensation Committee considers the risks which may be associated with the Company’s executive compensation programs and the Nominating, Corporate Governance, and Sustainability Committee oversees the Company’s corporate responsibility philosophy and the development, implementation, and maintenance of the Company’s corporate responsibility initiatives, and the Audit Committee oversees the performance of the Company’s data security, privacy, and anti-trust compliance programs.

Management Responsibilities: The Board relies upon senior management to supervise risk management activities within the Company. Senior management is responsible for developing a continuously improving culture of risk-aware practices to identify and manage the appropriate level of risk in pursuit of the Company’s business objectives. Senior management is supported by the Company’s compliance organization led by the Chief Compliance Officer (who is also the Company’s General Counsel), internal audit and external audit reviews, all of whom meet quarterly with the Audit Committee without other members of management present to report on these and other matters affecting the Company’s systems of disclosure controls and procedures.

At least quarterly, the Board or its committees engage with senior management and other members of management as well as subject matter experts from across the Company on risk as part of broad strategic and operational discussions, as well as on a risk-by-risk basis, to drive the identification, prioritization, and

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mitigation of the Company’s most significant risks. The Board regularly reviews any of the Company’s key litigation matters as they may arise. During 2025, the Board reviewed overviews of the Company’s Community Operations, Legal (including current litigation), Finance and Treasury, and Construction Departments (including capital expenditures); received detailed updates on real property acquisitions, dispositions, and development activities; and was informed of matters relating to the resilience and security of the Company’s information technology systems, among other matters. Enhanced oversight standards are utilized based on the immediacy of the risk assessed. For example, as all enterprises currently face information, technology, and cybersecurity risk, our Chief Information Officer (“CIO”) reports quarterly to the Audit Committee regarding cybersecurity matters, which include emerging cybersecurity threats and the risk landscape, updates on our cybersecurity program and related readiness, resiliency, and response efforts. In addition, the full Board receives: (i) a comprehensive briefing on cybersecurity matters impacting the Company from our CIO on no less than an annual basis; and (ii) quarterly cybersecurity updates from the Chairwoman of the Audit Committee addressing the matters detailed to the Audit Committee by our CIO in their quarterly meetings. The Board and its committees and management may consult with outside advisors and experts to anticipate future threats and trends. Our information technology cybersecurity team also undertakes regular advanced training to enhance awareness, internal expertise, and readiness to detect and prevent malicious code. We install and routinely update antivirus software on all Company-managed systems and workstations to detect and prevent malicious code. To raise awareness of critical threats, we conduct ongoing security breach and phishing simulations. Periodically, we run tabletop exercises involving members of the Company’s management team to simulate responses to cybersecurity incidents and use the findings to strengthen our policies and procedures. Additionally, we maintain cybersecurity insurance to cover certain losses and damages caused by a cybersecurity incident. All third-party service providers or vendors within our cybersecurity framework are required to comply with our policies regarding non-public personal information and information security. To date, we have not experienced material cybersecurity incidents nor are we aware of any of our third-party outside service providers experiencing such an incident. We do not believe risks from cybersecurity threats have materially affected or are reasonably likely to materially affect the Company, including its business strategy, results of operations, or financial condition.

Human Capital Management Oversight

The Board, through the Nominating, Corporate Governance, and Sustainability Committee, plays an active role in overseeing the Company’s human capital management, culture, and talent development initiatives to better support our workforce. The Board and management strive to foster an open and collaborative environment for all employees and believe the Company’s corporate initiatives support this vision. The Board’s oversight activities in this area include, but are not limited to, the review of CEO and executive officer succession planning, and review of Company employee metrics. See “Proxy Summary - Corporate Responsibility Highlights” on page 6 for summary of current initiatives.

Corporate Responsibility Oversight

In recognition of the importance of corporate responsibility, including the reduction of Camden’s environmental impact and maximizing our positive corporate social responsibility, the Nominating, Corporate Governance, and Sustainability Committee of the Board oversees these matters and is responsible for developing strategies and policies, as well as managing programs and activities related to sustainability and corporate responsibility matters, and reports its actions and key findings to the Board. Camden has also established a corporate sustainability council which is comprised of senior executive leaders throughout the Company and overseen by the Nominating, Corporate Governance, and Sustainability Committee. The Nominating, Corporate Governance, and Sustainability Committee and the Board receive periodic updates regarding strategy, performance metrics, initiatives and related results. Together with our Board, the Company is committed to creating value and making a positive and lasting impact for our employees, customers, shareholders, and community. We issue an annual Corporate Responsibility Report, which outlines the programs and initiatives in place supporting corporate responsibility matters, as well as the work we are doing to drive meaningful change socially, economically, and environmentally. In our Corporate Responsibility Report, we cover a broad range of topics, including actions we have taken to: create a supportive and ethical

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culture for our employees; invest in and care for our communities; protect the security of our and our residents’ data; increase our engagement and alignment with our shareholders; operate in an environmentally responsible manner; and support our employees and customers. See “Proxy Summary - Corporate Responsibility Highlights” on page 6 for a summary of current initiatives.

To learn more about Camden’s corporate responsibility efforts, we encourage you to review the full version of our Corporate Responsibility Report, which can be found on the Investors’ section of our website, www.camdenliving.com.

ADDITIONAL GOVERNANCE MATTERS

Guidelines on Governance and Codes of Ethics

The Board has adopted Guidelines on Governance to address significant corporate governance issues, which guidelines are available on the Investors’ section of the Company’s website at www.camdenliving.com. These guidelines provide a framework for Camden’s corporate governance initiatives and cover a variety of topics, including the role of the Board, Board selection and composition, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions, and share ownership requirements for certain officers of the Company. The Nominating, Corporate Governance, and Sustainability Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.
The Board has also adopted a Code of Business Conduct and Ethics, which is designed to help management, Trust Managers, and employees resolve ethical issues in an increasingly complex business environment, which is available on the Investors’ section of the Company’s website at www.camdenliving.com. It covers topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of Camden’s assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences, and obtaining assistance to help resolve ethical issues. Camden has also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to Camden’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions.
Communication with the Board

Any shareholder or interested party who wishes to communicate with the Board or any specific Trust Manager, including independent Trust Managers, may write to: Lead Independent Trust Manager, Camden Property Trust, 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056. Depending on the subject matter, the Lead Independent Trust Manager will:

●    forward the communication to the Trust Manager or Trust Managers to whom it is addressed (for example, if the communication received deals with questions, concerns, or complaints regarding compensation, it will be forwarded to the chair of the Compensation Committee for review);
●    forward to management if appropriate (for example, if the communication is a request for information about Camden or its operations, or it is a share-related matter which does not appear to require direct attention by the Board or an individual Trust Manager); or
●    not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of the Board, the Lead Independent Trust Manager will present a summary of all material communications received since the last meeting of the Board and will make those communications available to any Trust Manager on request.

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Share Ownership Guidelines

The Board has adopted a robust share ownership policy for Trust Managers and certain senior officers. The current share ownership policy for non-employee Trust Managers provides for a minimum beneficial ownership target of the Company’s common shares with a market value of at least five times the then-current annual cash fee within five years of joining the Board. The current share ownership policy for senior officers provides for a minimum beneficial ownership target of the Company’s common shares, achieved with the lesser of a multiple of base salary or number of shares, within five years of becoming a senior officer, as follows:

Senior Officers	Annual Base Salary Multiple	Number of Shares
Executive Chairman of the Board, Vice Chairman of the Board, and CEO	6 times	40,500
President and Executive Vice Presidents	4 times	22,900
Senior Vice Presidents	3 times	13,200

The following forms of ownership are considered ownership of Company common shares for purposes of our current share ownership policy: common shares, outstanding restricted share awards, outstanding restricted share units, and outstanding performance share unit awards.

Each non-employee Trust Manager and senior officer is currently in compliance with the applicable ownership target guidelines, within the applicable time frame.
Short Selling and Hedging and Pledging Policies

The Company’s Insider Trading Policy provides Trust Managers and officers may not make “short sales” of any equity security of the Company. Short sales are defined as sales of securities the seller does not own at the time of the sale, or, if owned, securities which will not be delivered for a period longer than twenty days after the sale. In addition, Trust Managers and officers may not engage in transactions in derivatives of the Company’s equity securities, including hedging transactions. The Company’s Insider Trading Policy also generally discourages Trust Managers and officers from holding securities in a margin account as collateral or pledging securities as collateral for a loan.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

✓	The Board recommends you vote FOR approval of the advisory vote on executive compensation.

In accordance with SEC rules, shareholders are being asked to approve, on an advisory or nonbinding basis, the compensation of the Company’s NEOs as disclosed in this proxy statement. As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain executives who have the motivation, experience, and skills necessary to lead the Company effectively. Under these programs, as more fully described in the Compensation and Discussion Analysis, the NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals.

The Compensation Committee continually reviews the compensation programs for our NEOs to help ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the Compensation Committee:
●    provides a significant portion of each executive’s compensation as variable compensation through bonuses which are awarded based the on the achievement of pre-established performance goals; and
●    generally provides more than half of each executive's total compensation in the form of long-term equity based awards to more closely align the interests of the Company’s executives with those of its shareholders and to maximize retention through multi-year vesting schedules.
In addition, we are committed to good corporate governance to promote the long-term interests of shareholders. We have an independent Compensation Committee which has retained an independent compensation consultant, and we have adopted hedging, pledging, and clawback policies, and share ownership guidelines for our NEOs.
Advisory Resolution. The Company is asking shareholders to indicate their support for its NEO compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, the Company’s shareholders APPROVE, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of shareholders pursuant to the executive compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2025 Summary Compensation Table and the other related executive compensation tables, and the narrative discussions which accompany the executive compensation tables.”
Voting Standard. The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting. This vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board, and will not be construed as overruling a decision by,

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or creating or implying an additional duty for, the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, the Company will consider shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently conducts annual advisory votes on executive compensation and expects to conduct the next advisory vote at the Company’s 2027 Annual Meeting of shareholders.

EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
There are no family relationships among any of the Trust Managers or executive officers. No executive officer was selected as a result of any arrangement or understanding between the executive office and any other person (except Mr. Jessett’s employment agreement effective as of March 24, 2026 provides he has a right to terminate this agreement for “Good Reason” if not renominated to serve on the Board). All executive officers are elected annually by, and serve at the discretion of, the Board.

The Company's current executive officers and their ages, current positions and recent business experience (all of which was with Camden) are as follows:

Name	Age	Position
Richard J. Campo	71	Executive Chairman of the Board (March 2026 - present); Chairman of the Board and CEO (May 1993 - March 2026)
D. Keith Oden	69	Executive Vice Chairman of the Board (April 2024 - present, July 2019 - December 2021); Executive Vice Chairman of the Board and President (December 2021 - April 2024); President (March 2008 - July 2019)
Alexander J. Jessett	51	CEO (March 2026 - Present); President and Chief Financial Officer (April 2024 - March 2026); Executive Vice President - Chief Financial Officer (December 2021 - April 2024); Executive Vice President - Finance, and Chief Financial Officer (March 2020 - December 2021); Executive Vice President - Finance, Chief Financial Officer, and Treasurer (December 2014 - March 2020); Senior Vice President, Chief Financial Officer, and Treasurer (May 2013 - December 2014)
Laurie A. Baker	61	President and Chief Operating Officer (March 2026 - present); Executive Vice President - Chief Operating Officer (December 2021 - March 2026); Executive Vice President - Operations (April 2019 - December 2021); Senior Vice President - Fund and Asset Management (February 2012 - April 2019)
Benjamin D. Fraker	48	Executive Vice President - Chief Financial Officer, and Treasurer (March 2026 - present); Senior Vice President - Finance, and Treasurer (April 2024 - March 2026); Vice President - Finance, and Treasurer (March 2020 - April 2024); Vice President - Finance (February 2013 - March 2020)

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee:

Renu Khator, Chair
Scott Ingraham
Steven A. Webster

Compensation Committee Interlocks and Insider Participation

During 2025, the Compensation Committee consisted of Renu Khator, Scott Ingraham, and Steven A. Webster. None of these persons are an employee or officer of the Company nor has any relationship or affiliation with the Company requiring disclosure by the Company under SEC rules requiring disclosure of certain relationships and related person transactions. None of the Company’s executive officers served as a director or as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during 2025.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies for 2025 for the Company’s NEOs, who, for 2025, were:

Name	Position During all of 2025	Current Position
Richard J. Campo	Chairman of the Board and CEO	Executive Chairman of the Board
D. Keith Oden	Executive Vice Chairman of the Board	Executive Vice Chairman of the Board
Alexander J. Jessett	President and Chief Financial Officer	CEO
Laurie A. Baker	Executive Vice President - Chief Operating Officer	President and Chief Operating Officer
Our shareholders approved the Company’s executive compensation program at the 2025 Annual Meeting of shareholders by an approximate 90% affirmative vote. To align more closely with peer practices, the Compensation Committee has transitioned from not only time‑based awards but to also include performance‑based restricted awards for the NEOs. The Compensation Committee will continue to consider the outcomes of our advisory say-on-pay proposals when making future compensation decisions for the NEOs.
PAY FOR PERFORMANCE

At Camden, both the Board and our management team believe consistently strong operating results equate to long-term shareholder value creation. For 2025, a very significant portion of total compensation for Mr. Campo

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and our other NEOs, as reported in the Summary Compensation Table (page 44), was not guaranteed but was tied directly to performance and/or the value of our shares, as depicted in the following pay mix charts:

Key Executive Compensation Performance Metrics of Achievement

It is our goal to set challenging, yet achievable, goals for our management team. The key performance metric achievements used to determine the performance award component of executive compensation for our NEOs for 2025 are listed below.

Core FFO Per Share (1) (2)	Same Property NOI Growth (1)(2)	Net Debt/Adjusted EBITDAre (1) (2)	Weighted Average Yields on Stabilized Developments (2)
$6.88 per share	0.25%	4.10 x	6.47%
ahead of midpoint of guidance range of $6.60 to $6.90 per share	ahead of midpoint of guidance range of (1.50%) to 1.50%	better than target of 4.75 x	above our targeted proforma

In addition to the key performance metrics discussed above, for Ms. Baker individual goals were established based on her individual business function, leadership, and the Company’s strategic goals and initiatives, and the achievement of these goals was part of the determination of her annual bonus as discussed below under “Elements of Total Annual Direct Compensation-Annual Incentives-Annual Bonus.” Individual goals were not established for Messrs. Campo, Oden, or Jessett given their responsibility for the overall operations and performance of the Company.
1 A reconciliation of net income attributable to common shareholders to FFO and Core FFO, of diluted EPS to FFO and Core FFO per diluted share, of net income to NOI and same property net operating income, and of net income to Adjusted EBITDAre for the year ended December 31, 2025 is contained in Appendix A of this proxy statement.

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2 We consider Core FFO per share to be a key metric used in determining performance bonuses for the CEO and other NEOs. We consider Core FFO to be a helpful measure of operating performance as it excludes not only depreciation expense of real estate assets, but it also excludes certain items which, by nature, are not comparable period over period and therefore tend to obscure actual operating performance.

Same Property NOI growth illustrates our ability to grow in current markets. Management considers property NOI to be an appropriate supplemental measure of operating performance because it reflects the operating performance of our communities without an allocation of corporate level property management overhead or general and administrative costs.

In an effort to maintain appropriate and manageable levels of debt, the Company utilized the Net Debt/Adjusted EBITDAre Ratio as a key metric. The Company considers Adjusted EBITDAre to be an appropriate supplemental measure of operating performance because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.

We continually assess our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, weighted average yields from stabilized acquisitions/developments are a key metric.

COMPANY’S COMPENSATION PHILOSOPHY

The Company’s compensation program objectives are designed to:

Support the Company’s business strategy and business plan by clearly communicating what is expected of NEOs with respect to goals and results and by rewarding achievement	Attract, motivate, and retain NEOs who have the motivation, experience, and skills necessary to lead the Company effectively and deliver on the Company’s profitability, growth, and total return to shareholder objectives	Link management’s success in enhancing long-term shareholder value, given market conditions, with executive compensation

Mix of Compensation Elements. When setting compensation, the Compensation Committee seeks to achieve a balance between:

●    Fixed and variable pay;
●    Short-term and long-term pay; and
●    Cash and equity.
As highlighted above, the mix of executive compensation elements for the NEOs is heavily weighted towards variable and equity based compensation to align compensation with performance and the creation of shareholder value. In awarding annual incentive compensation, the Compensation Committee set financial and operating performance goals at the corporate level while considering individual performance assessments.
Determination of Compensation

Compensation Committee. Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The Compensation Committee determines the compensation, including related terms of employment agreements, for each of the NEOs.

The Compensation Committee meets outside of the presence of management to discuss compensation decisions and matters relating to the development and implementation of executive compensation programs.
Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as analysis and input from, and comparable peer data provided by, the Compensation Committee’s independent compensation consultant.

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Executive Officer Roles in Setting Compensation. For 2025, Messrs. Campo and Oden made recommendations to the Compensation Committee based on the compensation philosophy and objectives set by the Compensation Committee as well as current business conditions. More specifically, for each NEO, Messrs. Campo and Oden reviewed competitive market data and recommended to the Compensation Committee performance measures and target goals for use under the Company’s annual bonus program, in each case for the review, discussion, and approval of the Compensation Committee. For each NEO other than themselves, Messrs. Campo and Oden also reviewed the rationale and guidelines for compensation and annual share awards for the review, discussion, and approval of the Compensation Committee. Messrs. Campo and Oden attended meetings of the Compensation Committee at the request of the Compensation Committee chair, but did not attend executive sessions and did not participate in any Compensation Committee discussions relating to the final determination of their own compensation.

Competitive Considerations. Salaries, annual bonus levels, and long-term incentive award grant levels for the NEOs are determined by the Compensation Committee based on its subjective evaluation of a variety of factors, including:

●    the nature and responsibility of the executive’s position;
●    the impact, contribution, expertise, and experience of the individual NEO;
●    the importance of retaining the individual along with the competitiveness of the market for the individual NEO’s talent and services;
●    internal equity relative to compensation among the NEOs and external equity relative to compensation of executives in similar positions with the peer group companies discussed below; and
●    the recommendations of Messrs. Campo and Oden (as to the other NEOs).
Camden operates and recruits talent across diverse markets and makes each compensation decision in the context of the particular situation, including the individual’s specific roles, responsibilities, qualifications, and experience. The Compensation Committee took into account information about the competitive market for executive talent, but because individual roles and experience levels vary among companies and NEOs, the Compensation Committee believed reviewing external compensation should be only one of a variety of factors for establishing compensation. Therefore, the Compensation Committee generally reviewed information regarding competitive conditions from a variety of sources in making compensation decisions. These sources included reports of the Compensation Committee’s outside compensation consultant, CBIZ Talent and Compensation Solutions (“CBIZ”), industry studies and compensation surveys, and publicly available information regarding a peer group of public REITs listed and discussed below. In reviewing these studies and surveys, the Compensation Committee considered aggregate information only and did not focus on any particular company within these studies and surveys (other than the peer companies specified below).

Compensation Consultant. The Compensation Committee retained CBIZ, a consulting firm specializing in executive compensation and corporate governance, to provide advice on Camden’s executive compensation program for 2025. Neither CBIZ nor any of its affiliates provided any services to Camden or any of its affiliates during 2025 except for the executive compensation consulting services provided to the Compensation Committee. In 2025, CBIZ’s services included advising the Compensation Committee with regards to the following: (i) Company goal setting; (ii) determining the membership of the Company’s 2025 peer group, as described below; and (iii) the amount and form of compensation for the NEOs, as described below. The Compensation Committee has assessed the independence of CBIZ and believes its engagement of CBIZ raises no conflicts of interest with the Company or any of its Board members or executive officers.

Peer Group. The Compensation Committee, with the advice of CBIZ, selected the companies identified in the chart below to make up the Company’s peer group considered by the Compensation Committee in making its executive compensation decisions for 2025, including salary and target bonus levels. The Compensation Committee selected these companies because they were public REITs the Compensation Committee considered to be similar to the Company when taking the following factors into account (in the aggregate,

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with no one factor being determinative): engaged in business in the same or similar markets as Camden, revenue, market capitalization, target markets, asset quality, financial and organization structures, and companies which potentially compete with Camden for executive talent.

Camden Property Trust 2025 Peer Group
American Homes 4 Rent	Gaming & Leisure Properties, Inc.
AvalonBay Communities, Inc.	Invitation Homes, Inc.
Brixmor Property Group, Inc.	Kimco Realty Corporation
CubeSmart	Mid-America Apartment Communities, Inc.
Douglas Emmett, Inc.	NNN REIT, Inc.
Equity LifeStyle Properties, Inc.	Sun Communities, Inc.
Equity Residential	The Macerich Company
Essex Property Trust, Inc.	UDR, Inc.
Federal Realty Investment Trust
The peer group for 2025 was the same as the prior year except Uniti Group Inc. was removed because it completed a merger in 2025 and ended its previous REIT structure.

ELEMENTS OF TOTAL ANNUAL DIRECT COMPENSATION

For the NEOs, we believe equity and performance-based compensation should be a higher percentage of total compensation than for other officers of the Company. We believe equity and performance-based compensation should be tied to achievement of strategic and financial goals and building long-term shareholder value. The performance of the NEOs has a strong and direct impact in achieving these goals.
In making decisions with respect to any element of a NEO’s compensation, the Compensation Committee considered the total compensation which may be awarded to such officer, including salary, annual bonus, performance awards, and long-term incentive compensation. The Compensation Committee’s goal was to award compensation which is reasonable in relation to its compensation philosophy when all elements of potential compensation as further described below are considered.

Compensation Element	Purpose
Base Salary	Attract and retain high-performing leaders with a competitive level of fixed compensation reflecting responsibilities, experience, value to the Company, and demonstrated performance.
Annual Incentives	Motivate executives to achieve financial and non-financial key performance objectives.
Long-Term Incentive Compensation	Align the interests of executives with shareholders by tying award values to long-term Company performance, while promoting retention and stability among the management team.
Base Salary

In reviewing and adjusting the base salary levels for the NEOs, the Compensation Committee considered the factors discussed on page 33 under Competitive Considerations. Merit-based increases in base salary may

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also be awarded to the NEOs from time to time based on the achievement of Company-wide goals and individual goals which relate to their respective areas of responsibility.
2025 Increases. The Compensation Committee increased each NEO’s base salary for 2025 by 3%. The Compensation Committee determined these increases were reasonable based on its review of salary levels for similar positions in the peer group of companies in order to maintain competitive salary levels for the NEOs. The following table provides the 2024 and 2025 salaries for each NEO.

Named Executive Officer	2024 Salary	2025 Salary	% Change
Richard J. Campo	$742,630	$764,909	3.0%
D. Keith Oden	742,630	764,909	3.0%
Alexander J. Jessett	627,763	646,596	3.0%
Laurie A. Baker	567,329	584,349	3.0%
Annual Incentives

Annual Bonus. The Compensation Committee established a target annual bonus, as a percentage of base salary, for each NEO. The 2025 target bonus percentage for each of Messrs. Campo and Oden was 400%, for Mr. Jessett was 325%, and for Ms. Baker was 250%. In determining the target bonus for each NEO, the Compensation Committee took into account the factors discussed on page 33 under Competitive Considerations. The maximum bonus which may be awarded to a NEO for 2025 was 175% of the Executive’s target bonus.

To more fully tie compensation to long-term performance, NEOs may elect to receive up to 50% of their annual bonuses in Camden shares. To the extent a NEO elects to receive shares, the price used to determine the number of shares is two-thirds of our closing share price on the date the shares are issued (i.e., the value of the shares at the time of grant is 150% of the cash portion of the annual bonus the NEO would have otherwise received in cash). Historically, most NEOs have elected to receive the maximum 50% of their bonus in shares (and all of the NEOs elected to receive the maximum in shares for 2025), further tying each officer's compensation to longer term shareholder value creation. To provide an additional retention incentive, the shares issued pursuant to these grants vest 25% on the grant date and 25% on February 15th of each of the next three years, subject to accelerated vesting upon the executive's attaining age 65 with at least ten years of service with the Company (“Retirement Eligible”), or in connection with certain terminations as described in “Potential Payments Upon Termination or Change in Control” below. Messrs. Campo and Oden became Retirement Eligible in 2019 and 2021, respectively, and therefore all new bonus share awards granted to either of them vest on date of grant. Neither of the other NEOs are currently Retirement Eligible.

The annual bonus process for the NEOs involved the following basic steps for 2025:

1	Set Company Financial Goals
The Compensation Committee discussed recommendations for financial performance measures and performance ranges for the Company with Messrs. Campo and Oden, and then set performance goals for the Company.

2	Setting Other Performance Objectives
For Ms. Baker, the Compensation Committee approved other performance objectives based on her individual areas of responsibility, which are described below. These objectives took into account the recommendations of Messrs. Campo and Oden and were intended to account for performance beyond purely financial measures. Individual performance objectives were not set for Messrs. Campo, Oden, or Jessett due to their broad oversight for the overall operations of the Company.

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3	Setting Weightings of Goals and Objectives
The Compensation Committee approved the weightings of the financial goals and other performance objectives to help incentivize a high level of performance by the individual executive. These weightings took into account the recommendations of Messrs. Campo and Oden.

4	Measuring Performance
After the end of the year, the Compensation Committee reviewed actual performance against each of the financial goals and other performance objectives established at the outset of the year. In determining the extent to which the financial goals were met for a given period, the Compensation Committee exercised its judgment whether to reflect or exclude the impact of equity offerings, changes in accounting principles, and non-recurring, extraordinary, unusual or infrequently occurring events. Consistent with its philosophy that a higher percentage of the most senior NEOs’ compensation should be tied to Company performance measures, the broader the individual’s position, the more heavily the bonus opportunity was weighted by the Company’s performance.

		Messrs. Campo, Oden, and Jessett Ms. Baker	100% Company performance 50% Company/50% Individual
5	Final Bonus Determination
The next step in the process was to determine each NEO’s actual bonus taking into account the NEO’s target bonus opportunity and actual performance results achieved for the year. The Compensation Committee exercised its judgment and discretion in setting the final amounts for each NEO’s actual bonus for the year.

The 2025 individual weighted performance objectives, established by the Compensation Committee for Ms. Baker, and her overall achievement, were as follows:

Executive/Weightings	Individual Performance Metrics	Weighting

Same property NOI performance and achievement of operational budgets	25%
The effectiveness of utilizing strengths to manage certain Company human capital initiatives	25%
The effectiveness in training, mentoring, and developing personnel and managing business processes to maximize customer sentiment	25%
The achievement of corporate and regional budgets	15%
The effectiveness in developing and promoting corporate culture to employees	10%
Overall Achievement - 95%

With respect to annual bonuses paid to NEOs based on Company performance, for 2025, the Compensation Committee utilized the same goals and the same weightings assigned to each goal as used to determine annual performance awards, all as described below under “Performance Award.”
As also described above, each of the NEOs elected to receive 50% of the executive's annual bonus in the form of a share award.
The following table shows each NEO’s total annual bonus for 2025 before the share award conversion and the portion of each NEO’s annual bonus paid for 2025 which was paid in cash, with the balance having been converted to a share award as described above.

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Named Executive Officer	Total Annual Bonus for 2025	Portion of Annual Bonus for 2025 Paid in Cash
Richard J. Campo	$4,626,490	$2,313,245
D. Keith Oden	4,626,490	2,313,245
Alexander J. Jessett	2,475,542	1,237,771
Laurie A. Baker	1,959,385	979,693
The number of shares subject to each 2025 annual bonus share award granted by the Company is set forth below.

Named Executive Officer	Grant Date	Number of Shares	Award Type
Richard J. Campo[1]	2/25/26	31,881	Annual Bonus-Share Award
D. Keith Oden[1]	2/25/26	31,881	Annual Bonus-Share Award
Alexander J. Jessett	2/25/26	17,059	Annual Bonus-Share Award
Laurie A. Baker	2/25/26	13,502	Annual Bonus-Share Award
1 Messrs. Campo and Oden became Retirement Eligible in 2019 and 2021, respectively, and all new Annual Bonus-Share awards granted to either of them vest on date of grant. Neither of the other NEOs are currently Retirement Eligible.
The amounts of the annual bonus paid to each NEO in the form of cash and share awards are set forth in the table below under “2025 Compensation Decisions” in the columns labeled “Annual Bonus.” (page 40). In accordance with SEC rules, the portion of the annual bonus paid in cash is reported in the Summary Compensation Table (page 44) in the column under “Non-Equity Incentive Plan Compensation” for 2025. The portion of the annual bonus paid in shares will be reported for each then-applicable NEO in the Summary Compensation Table under “Stock Awards” and in the Grants of Plan-Based Awards Table in the proxy statement for the Company’s 2027 Annual Meeting of shareholders because the shares were not issued until 2026.
Subject to the Retirement Eligible designation and the acceleration of awards in certain circumstances as described below under “Potential Payments Upon Termination or Change in Control,” annual bonus share awards vest 25% immediately upon grant with the remaining 75% vesting in equal installments of 25% on February 15 of each of the following three years. As noted above, the price used to determine the number of shares subject to the annual bonus share awards is two-thirds of our share price on the grant date (i.e., the value of the shares at the time of grant is 150% of the value of the portion of the annual bonus the NEO would have otherwise received if a cash payment had been elected).

Performance Award. The performance award compensation program provides for an additional award linked to corporate annual performance. The objective of the award program is to reward individuals for the achievement of specific corporate goals, which the Compensation Committee believes correlate closely with the growth of long-term shareholder value.

Under this performance award program, the NEOs have been awarded notional common shares, which do not represent actual common shares, the number of which is based upon their position with the Company. The notional shares expire on the tenth anniversary of the date of grant, and are automatically renewed for a new ten-year period, subject to approval by the Compensation Committee, on the date of expiration. Each NEO held the same notional shares in 2025 as in 2024. The holders of notional shares receive an annual cash payment equal to their number of notional shares multiplied by a percentage, determined based on Company performance as described below, of the actual dividends declared during the year for Company common shares.

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Listed below are the Company performance goals which were established for 2025 and utilized by the Compensation Committee to determine the amount of the payment for 2025 annual performance awards for the NEOs, along with the weightings assigned to each goal and the Company’s achievement of the 2025 performance goals.

	Weight	Threshold Goal (75% Payout)	Target Goal (100% Payout)	Maximum (150% Payout)	Actual Performance	Achievement
Core FFO per share	40%	$6.60	$6.75	$6.90	$6.88	143%
Same property NOI growth	30%	(1.50%)	0.00%	1.50%	0.25%	108%
Net Debt/Adjusted EBITDAre Ratio	25%	5.00 x	4.75 x	4.50 x	4.10 x	150%
Underwritten Yields on Acquisitions/Developments[1]	5%	6.09%	6.34%	6.59%	6.47%	126%
Total	100%					134%
1 Based on Camden NoDa.
Based on the achievements and weightings described above, the Compensation Committee determined the overall achievement percentage of Company performance for 2025 was 134%.

Based upon the 134% overall achievement level reached, each of the NEOs received the following cash payments in 2026 under the Performance Award Program for performance in 2025 based on the following number of notional shares held by the NEO:

Named Executive Officer	Number of Notional Shares	2025 Performance Award Cash Payments
Richard J. Campo	60,000	$337,680
D. Keith Oden	60,000	337,680
Alexander J. Jessett	45,000	253,260
Laurie A. Baker	45,000	253,260
These cash payments are reflected in the table below under “2025 Compensation Decisions” in the column entitled “Performance Award” (page 40), and are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table (page 44).

Long-Term Incentive Compensation

Purpose. The long-term incentive program provides annual awards in the form of share awards and/or share options, which vest over 36 months, subject to Retirement Eligibility in certain circumstances. The objective of the program is to align compensation for the NEOs over a multi-year period directly with the interests of shareholders by motivating and rewarding creation and preservation of long-term shareholder value. To further this objective, we have adopted Share Ownership Guidelines as described on page 27 above which provide for the NEOs to own a specified level of our shares. In determining the levels of long-term incentives to award the NEOs, the Compensation Committee considers the factors discussed on page 33 under Competitive Considerations.

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Equity-Based Awards. Share and option awards reward shareholder value creation in slightly different ways. Option awards (which have exercise prices equal to the fair market value of the Company’s common shares on the date of grant) reward the NEOs only if the share price increases from the date of grant. In recent years, our equity-based awards to NEOs have generally been in the form of share awards as the value of these share awards fluctuates both up and down with the prices of our shares, and a fewer number of shares are required to produce share awards with a particular grant date fair value (when compared to option awards, where a larger number of options is required to produce the same grant date fair value). This structure has helped to limit shareholder dilution.

Long-Term Compensation Awards. The Compensation Committee reviewed our equity-based award program and determined our equity-based awards for 2025 would follow a framework similar to our equity-based awards for 2024 and include annual share awards and annual bonus share awards. However, to further enhance the performance-based aspects of our executive compensation program, the Compensation Committee determined the annual share awards granted to our executive officers in February 2026 would be in the form of share units which are subject to both time-based and performance-based vesting requirements (“Performance Share Units” or “PSUs”) rather than share awards subject to only time-based vesting requirements (the annual bonus share award structure would not change). We believe PSUs will further strengthen the alignment of executive compensation with long-term shareholder value creation.

The Compensation Committee determined the vesting of these PSU awards for our NEOs would be based 50% on the Company’s Average Net Debt to Annualized Adjusted EBITDAre Ratio and Core FFO Per Share for each of fiscal years 2026, 2027, and 2028 against performance targets established by the Compensation Committee for each metric and 50% on the Company’s total shareholder return (“TSR”) for the three-year period consisting of fiscal years 2026, 2027, and 2028 compared to the TSRs for the companies in the FTSE NAREIT Equity Apartment Index and the FTSE NAREIT Equity REIT Index during this period. The vesting of the award is also subject to the NEO’s continued employment with the Company through the last day of fiscal year 2028 (with this requirement being deemed met if the NEO’s employment terminates due to a qualifying event, retirement, death, or disability).

PSUs come with dividend equivalent rights (“DERs”) which allow grantees to receive additional PSUs when the Company pays cash dividends on common shares during the performance period. DERs accumulate on both original PSUs and previously credited DERs throughout the performance period and follow the same vesting and payout rules as the underlying PSUs. PSUs granted in 2026 are subject to settlement in the Company’s common shares at the end of the three-year performance period.

The target number of PSUs granted by the Company in 2026 which may be earned for the 2026 to 2028 performance period are shown below.

Named Executive Officer	Grant Date	Target Dollar Value (1)	Target Number of Shares (1)	Award Type
Richard J. Campo	2/25/26	$1,837,204	16,027	Performance Share Unit
D. Keith Oden	2/25/26	1,837,204	16,027	Performance Share Unit
Alexander J. Jessett	2/25/26	1,393,126	12,153	Performance Share Unit
Laurie A. Baker	2/25/26	770,327	6,720	Performance Share Unit
1 Amounts reflect a hypothetical 100% payout resulting from achieving "target" performance. Actual payouts will be in a range of 0% to 200% of these amounts, as determined by actual performance results.
The grant date fair values of the PSUs granted in February 2026 will be included in the Summary Compensation table and the Grants of Plan-Based Awards table in the proxy statement for the 2027 Annual Meeting of shareholders for each then named executive officer.

In February 2025, the Compensation Committee also approved annual share awards for each of the NEOs based on 2024 performance. These awards are described in the Company’s proxy statement for its 2025

2026 Proxy Statement 39

Annual Meeting. Pursuant to SEC rules, the grant date fair values of the annual share awards granted in February 2025 are included in the Summary Compensation Table under "Stock Awards" and Grants of Plan-Based Awards Table below in this proxy statement as 2025 compensation. Subject to the Retirement Eligible designation and the acceleration of awards in certain circumstances as described below under “Potential Payments Upon Termination or Change in Control,” annual share awards granted in 2025 vest in three equal annual installments, beginning on February 15th of the year following the year of grant.

2025 COMPENSATION DECISIONS

The table below presents the 2025 compensation for each NEO shown in the manner the Compensation Committee considers compensation for the NEOs, as explained below. This table differs from compensation reported in the 2025 Summary Compensation Table in that it reflects the value of our NEOs’ long-term equity incentive awards as compensation for the year immediately prior to the year in which they are granted, rather than the year in which they were granted (e.g., long-term compensation awards granted in February 2026 are shown in the table below as 2025 compensation), as the Compensation Committee determines these awards based on its assessment of performance during the just-completed year and considers them to be compensation for such year. While compensation reported in the 2025 Summary Compensation Table is useful, the disclosure rules of the SEC do not take into account the retrospective nature of our executive compensation program and therefore create a one-year lag between the value of our NEOs’ long-term compensation awards and the year to which the Compensation Committee believes they relate (e.g., long-term equity incentive awards granted in February 2026 will not, in accordance with the SEC’s rules, be shown in the Summary Compensation Table for each then named executive officer until our 2027 proxy statement as 2026 compensation). This table supplements, and does not replace, the 2025 Summary Compensation Table on page 44.

		Annual Bonus			Long-Term Compensation
Name	Salary	Cash Bonus	Share Award (1)	Performance Award	Share Award (2)	Total
Richard J. Campo	$764,909	$2,313,245	$3,469,928	$337,680	$1,837,204	$8,722,966
D. Keith Oden	764,909	2,313,245	3,469,928	337,680	1,837,204	8,722,966
Alexander J. Jessett	646,596	1,237,771	1,856,702	253,260	1,393,126	5,387,455
Laurie A. Baker	584,349	979,693	1,469,558	253,260	770,327	4,057,187
(1)The dollar amount reported is the aggregate grant date fair value of bonus share awards granted in February 2026 computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts for the annual bonus share awards are included in note 2 to the Company’s audited consolidated financial statements for the year ended December 31, 2025 included in its Annual Report on Form 10-K for the year ended December 31, 2025.

(2)Amounts reflect a hypothetical 100% payout resulting from achieving "target" performance. Actual payouts will be in a range of 0% to 200% of these amounts, as determined by actual performance results. The reported dollar amount is the aggregate grant date fair value of PSUs granted in February 2026 computed in accordance with ASC 718, Compensation-Stock Compensation. The fair value of PSUs based on operating metrics for the 2026-2028 performance period is based on the closing price of our common shares on the grant date. The fair value of PSUs based on TSR metrics for the same performance period is based on the Monte Carlo valuation as of the grant date.

OTHER EMPLOYMENT MATTERS
Policy Regarding the Recoupment of Certain Compensation

In accordance with Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the related NYSE listing standards, the Board has adopted an executive compensation clawback policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting

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requirement under the federal securities laws. Erroneously awarded incentive-based compensation must be recovered regardless of whether the executive officer engaged in misconduct or failed to exercise appropriate oversight. However, incentive-based compensation will not be recovered (i) if the compensation was received by a person before beginning service as an executive officer, (ii) if this person did not serve as an executive officer at any time during the three-year lookback period to which the clawback rules apply, or (iii) in certain circumstances where the cost or recovery would exceed the amount to be recovered or the rules of a tax-qualified retirement plan would be violated. A copy of the Company's clawback policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 12, 2026.

Insider Trading Policy

The Company has adopted an Insider Trading and Blackout Policy which is designed to (a) promote compliance with insider trading laws, rules and regulations, and any listing standards governing the purchase, sale, and other dispositions of the Company’s securities by Trust Managers, officers, and certain other employees and (b) govern the duration of quarterly earnings blackouts. A copy of the Company’s Insider Trading and Blackout Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 12, 2026.

Deferred Compensation Plans and Termination Payments

Deferred Compensation Plans. Camden maintains a deferred compensation plan for the benefit of the Company’s Trust Managers, officers, and other key employees in which the participant may elect to defer cash compensation and share awards, including PSUs, and, prior to 2005, certain options granted under Camden’s share incentive plans. We believe providing these individuals with the opportunity to defer compensation is a cost-effective way to permit them to receive the tax benefits associated with delaying the income tax event on the deferred amount, even though the related deduction for Camden is also deferred.

Termination and Change in Control Payments. Since the Company’s initial public offering in 1993, it has provided certain of its officers with the ability to receive severance payments, plus, in some cases, a gross-up payment, if certain situations occur, such as termination without cause or a change in control. The objective of these benefits is to recruit and retain talent in a competitive market. Benefits which would be provided in connection with a change in control are also intended to motivate officers to remain with the Company through the transaction despite the uncertainty and dislocation which arises in the context of change in control situations. These potential payments for the NEOs are summarized below and more fully described under “Potential Payments Upon Termination or Change in Control” (page 49). The Company’s agreements with its NEOs which include tax gross-up provisions were entered into prior to 2013. Since this time, the Company has not entered into any new arrangements with its NEOs which include tax gross-up provisions.

Perquisites and Other Personal Benefits. The Company does not provide material perquisites or other benefits to the NEOs. The NEOs participate in the Company’s 401(k) and other benefit plans on the same terms as other employees.

Employment Agreements

To help recruit and retain talent in a competitive market, the Company enters into employment agreements with all of its NEOs. The agreements with Messrs. Campo and Oden expire on July 22, 2026. However, on July 22 of each year, the expiration date of the agreements with Messrs. Campo and Oden will automatically be extended by one additional year. The current agreements with the other NEOs each expires on August 20, 2027. However, on August 20 of each year, the expiration date of the agreements with these NEOs will automatically be extended by one additional year, unless either party provides notice of termination at least six months prior to the date of expiration. The agreements generally provide an executive’s annual base salary

2026 Proxy Statement 41

may be increased, but it may not be decreased, by the Company. The agreements also provide each NEO is eligible for annual incentive compensation and long-term compensation as determined by the Board or the Compensation Committee in its sole discretion, and to health/dental insurance, life insurance, disability insurance, and similar benefits available to employees. Each employment agreement contains provisions relating to compensation payable to the respective NEO in the event of a change in control of the Company or a termination of such NEO’s employment, which provisions, as in effect as of December 31, 2025, are described below under “Potential Payments Upon Termination or Change in Control” (page 49). Each employment agreement includes a confidentiality covenant and twelve month post-termination non-compete and non-solicitation covenants (provided the non-compete and non-solicitation covenants will not apply in the case of a termination by the Company without cause, or, in the case of Messrs. Campo and Oden, by the executive with good reason). The employment agreements also provide the executive is entitled to reimbursement of legal fees and expenses related to disputes regarding the employment agreement following a change in control of the Company.

Compensation Policies and Practices Relating to Risk Management

The Compensation Committee conducts regular analytical reviews focusing on several key areas of Camden’s compensation program for its NEOs, including external market compensation data, pay mix, selection of performance metrics, goal setting process, and internal equity (compensation differences between individuals). These reviews provide a process to consider if any of Camden’s current programs, practices, or procedures regarding NEO compensation should be altered to help ensure Camden maintains an appropriate balance between prudent business risk and resulting compensation.

As a result of this process, the Compensation Committee believes while a significant portion of Camden’s NEO compensation program is performance-based, the program does not encourage excessive or unnecessary risk taking and Camden’s policies and procedures are designed to appropriately balance between annual goals and Camden’s long-term financial success and growth. While risk taking is a necessary part of growing a business, the Compensation Committee focuses on aligning Camden’s compensation policies with its long-term interests so as to not encourage excessive or unnecessary risk taking, as follows:
●    Use of Long-Term Compensation. In general, more than half of each NEO’s total compensation is non-cash compensation in the form of long-term equity based awards to more closely align the interests of Camden’s NEOs with those of Camden’s shareholders and to maximize retention (as to awards granted to executives who are not Retirement Eligible) insofar as equity based awards are subject to time-based vesting. As described above, the Compensation Committee determined the NEOs’ equity awards for 2025 (granted in February 2026) would be in the form of PSUs which would vest based on the Company’s performance over a three-year period, with 50% of the award tied to the Company’s financial performance against goals established annually by the Compensation Committee and 50% of the award tied to the Company’s TSR compared to the TSRs of FTSE NAREIT equity apartment and equity REIT index companies over the same three-year period. These awards are also subject to a three-year time-vesting requirement, with this requirement being deemed met (or partly met) in connection with certain termination of the NEO’s employment as described under “Potential Payments Upon Termination or Change in Control” below. These vesting requirements encourage NEOs to focus on sustaining Camden’s long-term performance and the achievement of specific goals deemed important to Camden’s long-term success, and as the vesting of the awards is generally not determined until the end of the three-year performance period, the NEOs hold outstanding awards for an extended period which could decrease significantly in value if Camden’s stock price declines in value.

●    Payment of Annual Bonuses in Shares. To tie compensation more fully to long-term performance, NEOs may elect to receive up to 50% of their annual bonuses in shares of the Company. To the extent a NEO elects to receive shares, the price used to determine the

2026 Proxy Statement 42

number of shares is two-thirds of our share price at the time the shares are issued (i.e., the value of the shares at the time of grant is 150% of the value of the cash the NEO would have otherwise received). These shares vest 25% on date of grant and 25% in each of the next three years subject to accelerated vesting when the holder becomes Retirement Eligible, or upon certain terminations of the holder’s employment as described under “Potential Payments Upon Termination or Change in Control” below. Historically, most NEOs have elected to receive the maximum 50% in shares, further aligning the executive’s compensation with the creation of shareholder value and, as to executives who are not Retirement Eligible, providing for a portion of the executive’s bonus to be paid in unvested shares, which could decrease significantly in value if Camden’s stock price declines in value, as opposed to a cash payment. As to Messrs. Campo and Oden (each of whom is Retirement Eligible), the Compensation Committee believes their substantial Company shareholdings also closely align their interests with those of Camden’s shareholders generally.
●    Share Ownership Guidelines. The Board has adopted a share ownership policy for the NEOs, which is described above under “Governance of the Company-Share Ownership Guidelines.” Each NEO currently meets the applicable ownership target. The Compensation Committee believes these guidelines help to ensure each NEO will have a significant amount of personal wealth tied to long-term holdings in Camden’s shares.
●    Use of Clawbacks. As discussed above, the Company maintains a clawback policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.
●    Performance Metrics. The Compensation Committee believes in linking pay with performance. In 2025, Camden used a variety of quantifiable performance metrics for the annual performance awards, as described in more detail under “Compensation Discussion and Analysis-2025 Compensation Decisions.”
In summary, by structuring Camden’s compensation program so a considerable amount of an NEO’s compensation is tied to Camden’s long-term success and share value, we believe we avoid creating the type of disproportionately large short-term incentives which could encourage the NEOs to take risks which are not in Camden’s long-term interests. Camden provides incentives for the NEOs to manage for long-term growth in a prudent manner.
Based on the Compensation Committee’s annual reviews of Camden’s compensation programs, including its evaluation of pay mix, performance metrics, performance ranges, payout curves, internal and external pay equity, and the balance between short-term and long-term incentives, the Compensation Committee has concluded the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

This Compensation Discussion and Analysis includes certain discussions regarding the Company, its business, and individual measures used in assessing performance. These measures are discussed in the limited context of our executive compensation program. You should not interpret them as statements of the Company’s expectations or as any form of guidance by the Company. We caution and urge you not to apply the statements or disclosures made in this Compensation Discussion and Analysis in any other context.

2026 Proxy Statement 43

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE - FISCAL 2023-2025

The table below summarizes the total compensation earned by each of the NEOs during each of the three years ended December 31, 2023, December 31, 2024 and December 31, 2025.

Name and Principal Position (1)	Year	Salary	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Richard J. Campo Executive Chairman of the Board	2025	$764,909	$4,898,680	$2,650,925	$3,000	$8,317,514
	2024	742,630	4,033,076	2,446,558	2,504	7,224,768
	2023	721,000	4,033,131	2,154,173	3,000	6,911,304
D. Keith Oden Executive Vice Chairman of the Board	2025	$764,909	$4,898,680	$2,650,925	$3,000	$8,317,514
	2024	742,630	4,033,076	2,446,558	3,000	7,225,264
	2023	721,000	4,033,131	2,154,173	3,000	6,911,304
Alexander J. Jessett Chief Executive Officer	2025	$646,596	$3,010,548	$1,491,031	$3,000	$5,151,175
	2024	627,763	2,138,233	1,382,952	3,000	4,151,948
	2023	609,479	2,138,181	1,113,842	3,000	3,864,502
Laurie A. Baker President and Chief Operating Officer	2025	$584,349	$2,067,433	$1,232,953	$3,000	$3,887,735
	2024	567,329	1,616,245	1,148,335	3,000	3,334,909
	2023	550,805	1,616,215	991,463	3,000	3,161,483
(1)    For all of 2025, Mr. Campo served as Chairman of the Board and CEO, Mr. Jessett served as President and Chief Financial Officer, and Ms. Baker served as Executive Vice President-Chief Operating Officer. Effective March 24, 2026, our executive officers are the persons listed above under “Executive Officers.”
(2)    The dollar amount reported is the aggregate grant date fair value of share awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Assumptions used in the calculation of these amounts are included in note 2 to the Company’s audited consolidated financial statements for the year ended December 31, 2025 included in its Annual Report on Form 10-K for the year ended December 31, 2025.
    Under SEC rules, the value of share awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs, whereas cash awards are reported as compensation for the fiscal year in which the compensation is earned. Accordingly, the value of share awards included in the table above is the grant date fair value of share awards granted in 2025. As discussed above in the Compensation Discussion and Analysis, in February 2026 the Compensation Committee assessed company and individual performance levels for 2025, and granted annual share awards and determined 2025 annual bonuses for the NEOs based on this assessment. The Compensation Committee’s view is all share awards granted in February 2026 relate to 2025 (including the portion of 2025 annual bonuses the NEOs elected to receive in shares instead of cash). However, in accordance with applicable SEC rules, the cash bonuses awarded based on 2025 performance are reported in the Summary Compensation Table as compensation for 2025, while the share grants awarded in February 2026 will be reported in the executive compensation tables in next year’s proxy statement as compensation for 2026.

2026 Proxy Statement 44

The following table sets forth the portions of the annual bonuses for each year the NEO elected to have paid in shares (both the number of shares paid and the dollar value of those shares based on the closing price for a share on the applicable payment date):

	2025 [1]		2024 [2]		2023 [3]
Named Executive Officer	Shares	Value	Shares	Value	Shares	Value
Richard J. Campo	26,531	$3,154,536	30,057	$2,867,738	24,394	$2,867,759
D. Keith Oden	26,531	3,154,536	30,057	2,867,738	24,394	2,867,759
Alexander J. Jessett	14,196	1,687,904	14,654	1,398,138	11,893	1,398,141
Laurie A. Baker	11,236	1,335,960	12,730	1,214,569	10,331	1,214,512
1 As determined by the Compensation Committee on February 19, 2025, based on 2024 performance.
2 As determined by the Compensation Committee on February 21, 2024, based on 2023 performance.
3 As determined by the Compensation Committee on February 22, 2023, based on 2022 performance.
In each case, the balance of the annual bonus for the applicable year was paid in cash in the amounts reported in note (2) below.
(3)    The following tables set forth for each NEO the portion of the officer’s annual bonus paid in cash and the amount awarded to the officer under our Performance Award Program:
(a)     Portions of the annual bonus paid in cash as follows:

Named Executive Officer	2025 [1]	2024 [2]	2023 [3]
Richard J. Campo	$2,313,245	$2,102,950	$1,911,773
D. Keith Oden	2,313,245	2,102,950	1,911,773
Alexander J. Jessett	1,237,771	1,125,246	932,042
Laurie A. Baker	979,693	890,629	809,663
1 As determined by the Compensation Committee on February 25, 2026, based on 2025 performance, as discussed in more detail starting on page 35 under the heading “Annual Bonus.”
2 As determined by the Compensation Committee on February 19, 2025, based on 2024 performance.
3 As determined by the Compensation Committee on February 21, 2024, based on 2023 performance.
(b)    Cash awards made under the Performance Award Program, which is discussed in further detail on page 37 under the              heading “Performance Award,” as follows:

Named Executive Officer	2025	2024	2023
Richard J. Campo	$337,680	$343,608	$242,400
D. Keith Oden	337,680	343,608	242,400
Alexander J. Jessett	253,260	257,706	181,800
Laurie A. Baker	253,260	257,706	181,800
(4) Represents matching contributions under the Company’s 401(k) plan.

GRANTS OF PLAN BASED AWARDS - FISCAL 2025

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2025 for each NEO under the annual bonus, performance award and long-term compensation programs. The amounts shown in the All Other Stock Awards: Number of Shares of Stock or Units column reflect the share awards granted in February 2025 with respect to performance in 2024. The Company did not grant any option awards during 2025.

2026 Proxy Statement 45

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
Richard J. Campo	2/19/25 (1)	—	$3,059,636	$5,354,363
	2/19/25 (2)	—	252,000	378,000
	2/19/25 (3)	—			14,669	$1,744,144
	2/19/25 (4)	—			26,531	3,154,536
D. Keith Oden	2/19/25 (1)	—	$3,059,636	$5,354,363
	2/19/25 (2)	—	252,000	378,000
	2/19/25 (3)	—			14,669	$1,744,144
	2/19/25 (4)	—			26,531	3,154,536
Alexander J. Jessett	2/19/25 (1)	—	$2,101,437	$3,677,515
	2/19/25 (2)	—	189,000	283,500
	2/19/25 (3)	—			11,124	$1,322,644
	2/19/25 (4)	—			14,196	1,687,904
Laurie A. Baker	2/19/25 (1)	—	$1,460,873	$2,556,527
	2/19/25 (2)	—	189,000	283,500
	2/19/25 (3)	—			6,152	$731,473
	2/19/25 (4)	—			11,236	1,335,960
(1)    Reflects the target and maximum payment level for 2025 under the annual bonus program. However, the NEOs may elect to receive up to 50% of their annual bonuses in Camden shares, the grant date fair value of which would be included in the Stock Awards column in the Summary Compensation Table for the year in which the grant is made. The methodology for determining the number of shares to be issued and the vesting requirements are described above under “Annual Incentives” in the Compensation Discussion and Analysis. The actual amounts received by the NEOs under the annual bonus program for 2025 are set out in the Compensation Discussion and Analysis and the notes to the Summary Compensation Table. The Company does not include a threshold payout level under its annual bonus program.
(2)    Reflects the target and maximum payment levels for 2025 under the performance award program, which levels were established in February 2025. The actual amounts received by the NEOs under the performance award program for 2025 are set out in the Compensation Discussion and Analysis and the notes to the Summary Compensation Table. The Company does not include a threshold payout level under its performance award program.

(3)    Reflects awards granted in February 2025 under the long-term incentive program for performance in 2024. The award vests in three equal annual installments beginning on February 15th following the first anniversary of the date of the grant (subject to the Retirement Eligible provision as defined on page 35 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 49), except the awards granted to Messrs. Campo and Oden fully vested at grant as they were Retirement Eligible.

(4)    Reflects awards granted in February 2025 under the annual bonus program for performance in 2024 pursuant to the NEO’s election to receive a portion of the 2024 annual bonus in shares. The award vests 25% on the date of grant and 25% on February 15th of each of the next three years (subject to the Retirement Eligible provision as defined on page 35 and acceleration provisions upon certain terminations of employment as described under “Potential Payments Upon Termination or Change in Control” on page 49), except the awards granted to Messrs. Campo and Oden fully vested at grant as they were Retirement Eligible.

2026 Proxy Statement 46

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END

The following table sets forth certain information with respect to the market value as of December 31, 2025 of all unvested share awards held by each NEO as of December 31, 2025. No NEO held any option awards on December 31, 2025.

		Stock Awards
	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Named Executive Officer
Richard J. Campo (2)		—	$—
D. Keith Oden (2)		—	$—
Alexander J. Jessett (3)	2/22/2023	5,073	$558,436
	2/21/2024	12,499	$1,375,890
	2/29/2025	21,771	$2,396,552
Laurie A. Baker (3)	2/22/2023	3,722	$409,718
	2/21/2024	9,172	$1,009,654
	2/29/2025	14,579	$1,604,856
(1) The market value of the shares reported in this column has been determined based on the closing price of our common shares on the last trading day of fiscal 2025, which was $110.08 per share.
(2)    Messrs. Campo and Oden are Retirement Eligible, and as a result all share awards granted to them were fully vested on the date of grant.
(3) The unvested awards granted under the long-term incentive program and annual bonus program vest ratably over three years on February 15th following the date of original grant.

STOCK VESTED - FISCAL 2025

The following table sets forth for each NEO certain information with respect to share awards which vested during 2025:

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Richard J. Campo	41,200	$4,898,680
D. Keith Oden	41,200	4,898,680
Alexander J. Jessett	17,898	2,130,512
Laurie A. Baker	12,351	1,470,156
(1) The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares which vested by the per-share closing price of our common shares on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

Effective January 1, 2005, the Compensation Committee established a deferred compensation plan for the benefit of Camden’s Trust Managers, officers and other key employees in which the participant may elect to

2026 Proxy Statement 47

defer cash compensation, options, and/or share awards granted under Camden’s share incentive plans. A participant has a fully vested right to his or her cash deferral amounts and deferred option and share awards vest in accordance with their respective terms.
Prior to the establishment of Camden’s deferred compensation plan in 2005, the Compensation Committee established a rabbi trust for the benefit of Camden’s Trust Managers, officers and other key employees in which, in previous years, such persons had the option to place share grants and other deferred compensation. A participant may purchase assets held by the rabbi trust at any time within 30 years from the date of grant. The purchase price of a share is 25% of the fair value of such share on the date the share was placed in the rabbi trust. The purchase price of any other asset is 25% of the fair value of such asset on the date the asset was placed in the rabbi trust. The rabbi trust is in use only for deferrals made prior to the establishment of Camden’s deferred compensation plan in 2005.
The following table provides certain information regarding contributions to, withdrawals from, and earnings in the rabbi trust and the deferred compensation plan as of December 31, 2025:

Named Executive Officer	Executive Contributions in Last FY (1)	Aggregate Earnings/(Loss) in Last FY (2)	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Richard J. Campo
Rabbi Trust	$—	$(2,238,264)	$—	$46,811,631
Deferred Compensation Plan	4,898,680	(61,767)	(3,248,299)	27,526,168
Total	$4,898,680	$(2,300,031)	$(3,248,299)	$74,337,799
D. Keith Oden
Rabbi Trust	$—	$(566,374)	$—	$18,682,260
Deferred Compensation Plan	7,609,528	1,547,283	(408,414)	55,825,999
Total	$7,609,528	980,909	$(408,414)	$74,508,259
Alexander J. Jessett
Deferred Compensation Plan	3,010,548	(260,467)	(1,972,330)	17,257,085
Total	$3,010,548	$(260,467)	$(1,972,330)	$17,257,085
Laurie A. Baker
Rabbi Trust	$—	$133,966	$—	$3,333,121
Deferred Compensation Plan	731,473	817,851	(621,272)	12,512,484
Total	$731,473	$951,817	$(621,272)	$15,845,605
(1) Reflects 2025 share awards the NEO elected to defer; the grant date fair values of these awards are included in the “Stock Awards” column of the Summary Compensation Table on page 44. The Company credits to the participant’s account an amount equal to the amount designated as the participant’s deferral for the plan year as indicated in the participant’s deferral election. A participant has a fully vested right to his or her cash deferral amounts, and the deferred share awards will vest in accordance with their terms. Amounts deferred by the participants in 2025 are comprised of the following share awards: Messrs. Campo and Oden-$4,898,680 each; Mr. Jessett-$3,010,548; and Ms. Baker-$731,473. The balance of the amounts reported in this column for Mr. Oden also includes cash compensation he elected to defer. This amount is included in the “Salary/Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 44.
(2) Aggregate earnings/(loss) in 2025 represent the net unrealized gain or loss reported by the administrator of the non-qualified deferred compensation plans, and represents the net unrealized appreciation or decreases of the Company’s shares and dividends on previously deferred share awards, salary and bonuses. The net gains or losses on the deferred compensation plans do not include any Company or NEO contributions, and are not included in the Summary Compensation Table on page 44.
(3) Includes amounts to be paid to the Company by the NEO upon withdrawals from the deferred compensation plans as follows: Mr. Campo-$4,190,890; Mr. Oden-$1,512,567; Mr. Jessett-$0; and Ms. Baker-$262,073.

2026 Proxy Statement 48

(4)    Includes the following aggregate amounts previously reported in the Summary Compensation Table on page 44 for 2024 and 2023, combined: Mr. Campo-$8,066,207; Mr. Oden-$13,009,481; Mr. Jessett-$4,276,414; and Ms. Baker-$401,676.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the potential compensation payable to each NEO under his or her employment agreement in effect as of December 31, 2025 in the event of a termination of such NEO’s employment (or, in the case of Messrs. Campo and Oden a change in control of the Company without regard to whether the executive’s employment terminates). The amounts shown are calculated assuming such termination (or change in control) was effective as of December 31, 2025 and are estimates of the amounts which would be paid to the NEOs upon such event. The actual amounts which would be paid can only be determined at the time of such event. Additionally, each NEO would be entitled to receive the target bonus for the contract year during which the termination occurs, prorated through and including the date of termination, which has been included in the table below in the Bonus lines.

		Reason For Termination/Acceleration
Named Executive Officer	Benefit	Without Cause (1)	Death or Disability (2)	Change in Control (With Term.) (3)	Change in Control (No Term.) (3)
Richard J. Campo	Bonus	$3,059,636	$3,059,636	$3,059,636	$3,059,636
	Severance	26,081,487	26,081,487	26,081,487	26,081,487
	Options and Awards (4)	—	—	—	—
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$29,141,123	$29,141,123	$29,141,123	$29,141,123
D. Keith Oden	Bonus	$3,059,636	$3,059,636	$3,059,636	$3,059,636
	Severance	26,081,487	26,081,487	26,081,487	26,081,487
	Options and Awards (4)	—	—	—	—
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$29,141,123	$29,141,123	$29,141,123	$29,141,123
Alexander J. Jessett	Bonus	$2,101,437	$2,101,437	$2,101,437	$—
	Severance	646,596	2,748,033	1,877,559	—
	Options and Awards (4)	—	4,330,878	4,330,878	4,330,878
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$2,748,033	$9,180,348	$8,309,874	$4,330,878
Laurie A. Baker	Bonus	$1,460,873	$1,460,873	$1,460,873	$—
	Severance	584,349	2,045,222	1,696,808	—
	Options and Awards (4)	—	3,024,228	3,024,228	3,024,228
	Tax Gross-Up Payment (5)	—	—	—	—
	Total	$2,045,222	$6,530,323	$6,181,909	$3,024,228
(1)     Pursuant to the employment agreements in effect as of December 31, 2025, if the applicable NEO’s employment is terminated by the Company for reasons other than for cause or, in the case of Messrs. Campo and Oden, by the NEO for good reason, the NEO will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to the executive signing a general release of claims in favor of the Company:

2026 Proxy Statement 49

(a)Severance: In the case of Mr. Jessett and Ms. Baker, one times his or her respective annual base salary currently in effect and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years. For these purposes, “annual total compensation” includes salary, bonuses, performance award payments, and the value of long-term incentive compensation, but excludes the value of untaxed fringe benefits.
(b)Benefits: The NEO would continue to receive health and welfare benefits, as if the NEO had not been terminated, until, in the case of Mr. Jessett and Ms. Baker, the earlier of: (i) the NEO obtaining employment with another company or (ii) the end of the employment term, and, in the case of Messrs. Campo and Oden, one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.

(2) Pursuant to the employment agreements in effect as of December 31, 2025, If the employment term of the applicable NEO is terminated by reason of death or disability, the NEO will be entitled to receive the following benefits, subject, in the case of Messrs. Campo and Oden, to signing a general release of claims in favor of the Company:
(a)Severance: In the case of Mr. Jessett and Ms. Baker, one times his or her respective annual base salary, including targeted cash bonus, at the date on which death or disability occurs, and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the three previous taxable years.
(b)Benefits: In the case of a termination due to disability, the NEO will continue to receive all benefits provided under any long-term disability program of the Company.
(c)Vesting: Each executive will become fully vested in the unvested portion of any award made to the NEO made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar plan (including share awards granted pursuant to the annual bonus plan).

(3)    In 2003, we entered into agreements with Messrs. Campo and Oden providing the following benefits are triggered upon a change in control regardless of whether the executive's employment is terminated, subject to the executive signing a general release of claims in favor of the Company. Subsequent to this time, the Company has not entered into any agreement which includes single-trigger change of control payment provisions. Accordingly, in the case of all other NEOs, pursuant to the employment agreements in effect as of December 31, 2025, the following benefits would be triggered upon termination of the NEO's employment by reason of a change in control:
(a)Severance: In the case of Mr. Jessett and Ms. Baker, a lump sum equal to 2.99 times his or her respective average annual salary over the previous three taxable years and, in the case of Messrs. Campo and Oden, a lump sum equal to 2.99 times the greater of his respective current annual total compensation or his average annual total compensation over the previous three taxable years.
(b)Benefits: The NEO would continue to receive health and welfare benefits, as if the NEO had not been terminated, until one year after termination, subject to offset if the executive receives comparable benefits from a new employer during such period.
(c)Vesting: Each executive would become fully vested in the unvested portion of any award made to the NEO made with respect to any retirement, pension, profit sharing, long-term incentive, or other similar such plan (including share awards granted pursuant to the annual bonus plan).

(4)    The amounts represent the benefit of acceleration of unvested equity awards calculated by multiplying the closing price of our common shares on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. In addition to the acceleration provisions described in note (3) above, all outstanding and unvested equity awards under the Company’s 2018 Share Incentive Plan, to the extent such awards are not assumed or continued in connection with a change in control, will be fully vested at time of change in control.
(5)    The employment agreements in effect as of December 31, 2025 with each of Messrs. Campo and Oden provide if the payments and benefits received by the NEO in connection with a change in control of the Company resulted in the imposition of excise taxes under Sections 280G and 4999 of the Code, the NEO will be entitled to an additional payment from the Company such that the NEO would receive the same amount on an after-tax basis as if the excise taxes had not applied. These agreements were entered into prior to 2013. Subsequent to this time, the Company has not entered into any agreement with any NEO which includes tax gross-up provisions.

As described above, the Compensation Committee determined the NEOs’ equity awards for 2025 (granted in February 2026) would be in the form of PSUs that would vest based on the Company’s performance over a three-year period, with 50% of the award tied to the Company’s financial performance against goals established annually by the Compensation Committee and 50% of the award tied to the Company’s TSR compared to the TSRs of FTSE NAREIT equity apartment and equity REIT index companies over the three-year period. These awards are also subject to a three-year time-vesting requirement. However, if the NEO’s employment terminates due to a qualifying retirement or disability, or if the NEO would be entitled to accelerated vesting of equity awards in connection with such termination under the NEO’s employment agreement with the Company, the time-based vesting requirement will be deemed met, and the award will be held open until the end of the three-year performance period and vest based on the Company’s actual performance during the period. If the NEO’s employment terminates due to the NEO’s death, (i) the portion of the award tied to financial performance will vest on a pro-rated basis for the performance period in which the

2026 Proxy Statement 50

termination date occurs (as measured through the last day of the fiscal quarter coinciding with or prior to the quarter in which the termination occurs and with the performance targets to be pro-rated accordingly, or at 100% if the termination occurs in the first quarter of the year) and any PSUs credited for performance with respect to a performance period that ended prior to the year in which the termination date occurs will vest on the termination date, and any PSUs with respect to a performance period which has not commenced as of the termination date will vest at 100%; and (ii) the portion of the award tied to relative TSR performance will vest based on performance through the NEO’s termination date.

If a change in control of the Company occurs, (i) the vesting percentage for the portion of the award tied to financial performance will be, for the performance period in which the change in control occurs, the greater of the percentage determined based on the Company’s performance for that period (as measured through the last day of the fiscal quarter prior to the quarter in which the change in control occurs and with the performance targets to be pro-rated accordingly) and 100%, and for any subsequent performance period, the vesting percentage will be the 100%; and (ii) the vesting percentage for the portion of the award tied to relative TSR performance will be the greater of the percentage determined based on performance through the date of the change in control and 100%. The PSUs credited based on these vesting percentages (and, as to any performance period under the financial performance portion of the award that ended prior to the year in which the change in control occurs, the vesting percentage determined based on actual performance for that period) will remain outstanding and subject to the time-based vesting requirements (including the provisions for accelerated vesting described above), provided if the award is not assumed by the acquiring or successor company, the credited PSUs will vest on the change in control.

CEO COMPENSATION PAY RATIO

Pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are required to disclose the ratio of the total annual compensation of Camden’s CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined our CEO’s total compensation for 2025 was $8,317,514, and the median of the total 2025 compensation of all of our employees (excluding our CEO) was $67,842. Accordingly, we estimate the ratio of our CEO’s total compensation for 2025 to the median of the total 2025 compensation of all of our employees (excluding our CEO) to be 122 to 1.

We identified the median employee by taking into account the total cash compensation paid for 2025 for all individuals, excluding our CEO, who were employed by us or one of our affiliates on December 1, 2025, the first day of the last month of our fiscal year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to their total cash compensation for 2025, and we did not annualize the compensation for any employees who were not employed by us for all of 2025. We believe total cash compensation for all employees is an appropriate measure because we do not distribute annual equity awards to all employees.
Once the median employee was identified as described above, such employee’s total annual compensation for 2025 was determined using the same rules which apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on this methodology.

2026 Proxy Statement 51

PAY VERSUS PERFORMANCE

The Compensation Committee believes the compensation actually paid to the Company’s CEO and other NEOs generally correlates appropriately with the Company’s operating and stockholder return performance over the periods presented. During the five-year period shown, changes in compensation actually paid have generally trended in alignment with Camden’s TSR and Core FFO per share, reinforcing the Committee’s emphasis on long-term shareholder value creation. The following summarizes the relationship between the total compensation paid to our CEO and other Non-CEO NEOs and our financial performance:

			Average Summary Compensation Table Total for Non-CEO NEO’s (2)	Average Compensation Actually Paid to Non-CEO NEO’s (3)	Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total For CEO (2)	Compensation Actually Paid to CEO (3)			Camden TSR (4)	FTSE NAREIT Equity TSR4)	Net Income (In thousands) (5)	Core FFO/Share (6)
2025	$8,317,514	$8,317,514	$5,785,475	$5,748,184	$130.26	$137.83	$394,898	$6.88
2024	7,224,768	7,224,768	4,710,971	5,019,043	132.22	133.97	170,840	6.85
2023	6,911,304	6,911,304	4,178,445	4,076,395	108.99	123.21	410,553	6.82
2022	6,176,567	6,176,567	3,674,346	2,964,322	118.01	108.34	661,508	6.52
2021	4,285,423	4,285,423	3,682,054	4,592,404	183.18	143.24	312,376	5.39
(1) Individuals included for the applicable years are as follows:

Year	CEO	Non-CEO NEO’s
2025	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker
2024	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker, William W. Sengelmann (a)
2023	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker, William W. Sengelmann (a)
2022	Richard J. Campo	D. Keith Oden, Alexander J. Jessett, Laurie A. Baker, William W. Sengelmann (a)
2021	Richard J. Campo	D. Keith Oden, H. Malcolm Stewart (b), Alexander J. Jessett, William W. Sengelmann (a)
(a) Mr. Sengelmann retired as Executive Vice President-Real Estate Investments effective October 1, 2024.
(b) Mr. Stewart retired as President and Chief Operating Officer effective December 31, 2021.
(2)    See the Summary Compensation Table on page 44 for a detail of the summary compensation for the CEO for 2025, 2024 and 2023. See the Summary Compensation Table as disclosed in the 2023 Proxy for 2022 and 2021 summary compensation for the CEO. The average compensation for the non-CEO NEOs for 2025, 2024 and 2023 was calculated from the Summary Compensation Table on page 44. The average compensation for the non-CEO NEOs for 2022 and 2021 was calculated from the Summary Compensation Table as disclosed in the 2023 Proxy.
(3)    Mr. Campo became Retirement Eligible in 2019, and therefore all share awards granted to him fully vested on the date of grant. Accordingly, there is no change between the amount in the Summary Compensation Table and the actual compensation paid to the

2026 Proxy Statement 52

CEO. The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the average compensation actually paid to the average for non-CEO NEOs:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	2025	2024	2023	2022	2021
Summary Compensation Table Total	$5,785,475	$4,710,971	$4,178,445	$3,674,346	$3,682,054
Less the average equity award amounts included in the “Stock Awards” column of the Summary Compensation Table	$(2,494,165)	$(2,326,263)	$(2,326,248)	$(1,769,167)	$(1,614,532)
Plus the average year-end value of awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year	1,000,352	942,999	654,836	568,966	947,853
Plus/(less) the amount equal to the change in average value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for awards which were granted in prior years and were outstanding and unvested as of the covered fiscal year	(45,394)	91,501	(43,083)	(394,170)	366,214
Plus the average vesting date value of awards which were granted and vested during the same covered fiscal year	1,413,662	1,550,913	1,520,682	936,314	614,464
Plus/(less) the amount equal to the change in average value as of the vesting date from the end of the prior fiscal year for awards which were granted in prior years and vested in the covered fiscal year	18,097	(8,745)	42,080	(93,275)	546,500
Plus the average amount of dividends paid on outstanding and unvested shares during the covered fiscal year	70,157	57,667	49,683	41,308	49,851
Compensation Actually Paid	$5,748,184	$5,019,043	$4,076,395	$2,964,322	$4,592,404
(4)    TSR represents the return on a fixed investment of $100 in the Company’s (or FTSE NAREIT Equity’s) stock for the period beginning on the last trading day of 2020 through December 31, 2025, and assumes the quarterly reinvestment of dividends. FTSE NAREIT Equity is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on 10-K for the year ended December 31, 2025. The following graph shows the relationship between compensation actually paid and TSR for the Company and the peer group.

2026 Proxy Statement 53

Compensation Actually Paid vs. Company and Peer Group Shareholder Return

10,000,000
7,500,000
5,000,000
2,500,000
Compensation Actually Paid
200
160
120
80
Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Camden Total Shareholder Return
FTSE NAREIT Equity Total Shareholder Return

(5)    The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our Non-CEO NEOs to net income.

Compensation Actually Paid vs. Net Income
10,000,000
7,500,000
5,000,000
2,500,000
Compensation Actually Paid
1,000,000
750,000
500,000
250,000
Net Income (in thousands)
2021 (a)
2022 (b)
2023 (c)
2024 (d)
2025 (e)
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Net Income

(a) Net Income includes a $174.4 million gain on sale of two operating properties.
(b) Net Income includes a $474.1 million gain on the acquisition of unconsolidated joint venture interests, and a $36.4 million gain on sale of one operating property.
(c) Net Income includes a $225.4 million gain on sale of two operating properties and one parcel of land.

2026 Proxy Statement 54

(d) Net Income includes a $43.8 million gain on sale of one operating property, partially offset by a $41.0 million impairment associated with land development activities.
(e) Net Income includes a $260.9 million gain on sale of three operating properties and two dual-phased operating properties, partially offset by a $12.9 million impairment associated with land development activities.

(6)    We consider Core FFO per share to be a key metric used in determining the CEO’s and other NEOs performance bonus. A definition of Core FFO , as well as a reconciliation of net income attributable to common shareholders to Core FFO and diluted EPS to Core FFO diluted per share for the year ended December 31, 2025 is contained in Appendix A of this proxy statement. The following graph compares the compensation actually paid to our CEO and the average of the compensation actually paid to our Non CEO NEOs to Core FFO per share. The graph below illustrates the correlation between compensation actually paid and Core FFO per share, which we believe is the most important financial metric linking the Company’s financial performance with compensation.

Compensation Actually Paid vs. Core FFO per Share
10,000,000
7,500,000
5,000,000
2,500,000
Compensation Actually Paid
8.00
7.00
6.00
5.00
4.00
Core FFO per Share
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Non-CEO NEOs
Core FFO per Share

The following are the financial and other performance measures the Company considers most important in linking the compensation actually paid to its executives for 2025:

●	Core FFO/Share
●	Same Property NOI (a) growth
●	Net Debt/Adjusted EBITDAre (b)
●	Weighted Average Yields (c)
(a)    Same Property NOI growth illustrates our ability to grow in current markets. A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2025 is contained in Appendix A of this proxy statement.

(b)    In an effort to maintain appropriate and manageable levels of debt, the Company utilizes the Net Debt/Adjusted EBITDAre Ratio as a key metric. The Company considers Adjusted EBITDAre to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to Adjusted

2026 Proxy Statement 55

EBITDAre, and average Total debt to Net debt and a computation of the ratio to adjusted EBITDAre for the year ended December 31, 2025 is contained in Appendix A of this proxy statement.
(c)    We continually assess our properties and future growth opportunities. The performance of our individual properties is extremely important. As such, weighted average yields from stabilized acquisitions/developments are a key metric.

EQUITY COMPENSATION PLANS
Camden currently maintains two active equity compensation plans: the 2018 Share Incentive Plan (the “2018 Share Plan”) and the 2018 Employee Share Purchase Plan (the “2018 ESPP”). These plans have been approved by Camden’s shareholders. The following table gives information about Camden’s equity compensation plans as of December 31, 2025.

Plan category	Number of Common Shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of Common Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by shareholders	1,318,969	(1)	$—	(2)	1,349,133	(3)
Equity compensation plans not approved by shareholders	N/A		N/A		N/A
Total	1,318,969		$—		1,349,133
(1)This number of shares includes 1,318,969 shares of our common stock subject to outstanding Restricted Share Units (RSUs), the payment of which has been deferred under Company deferred compensation programs. This number excludes 706,834 shares of our common stock subject to share options deferred under Company deferred compensation plans.
(2)There are currently no outstanding options under Company deferred compensation programs.
(3)Of the aggregate number of shares which remained available for future issuance, 1,002,970 were available under the 2018 Share Plan and 346,163 were available under the 2018 ESPP. This table does not reflect the 7,250,000 additional shares which will be available under the 2018 Share Plan if shareholders approve the 2018 Share Plan proposal below. The shares available for awards under the 2018 Share Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2018 Share Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. Share awards for employees generally have a three year vesting period, apart from those individuals reaching Retirement Eligibility, which are not subject to vesting schedules in certain circumstances.

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PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte and Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2026. The proposal will be approved if it receives the affirmative vote of the majority of shares represented in person or by proxy at the meeting.

✓
The Audit Committee, which has the sole authority to retain the Company’s independent registered public accounting firm, recommends you vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2026.

AUDIT COMMITTEE INFORMATION

Deloitte served as Camden’s independent registered public accounting firm for fiscal year 2025, and has served as the Company’s auditor since 1993. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board, which is available on the Investors’ section of the Company’s website at www.camdenliving.com.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, and each member of the Audit Committee satisfies the requirements for independence as set forth in Rule 10A-3(b)(1) of the Exchange Act and Sections 303A.02 and 303A.07(b) of the NYSE’s listing standards and each member is free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.
The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting, and discussed these matters with representatives of the Company’s independent registered public accounting firm and with appropriate Company financial personnel, including the internal auditors. The Audit Committee also met privately with representatives of the independent registered public accounting firm, senior management and internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee appointed Deloitte as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence from management. Management has primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.
The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States

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of America and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.
The Audit Committee reviewed with management and Deloitte the Company’s audited consolidated financial statements and met separately with both management and Deloitte to discuss and review those consolidated financial statements and reports prior to issuance. The Audit Committee further reviewed and discussed with management, Deloitte, and Internal Audit the Company’s process to comply with Section 404 of the Sarbanes-Oxley Act. Management has represented, and Deloitte has expressed its opinion, to the Audit Committee the consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte such firm’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The Audit Committee also reappointed, subject to shareholder ratification, Deloitte as the Company’s independent registered public accounting firm for 2026.
This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into the Company’s Annual Report on Form 10-K.
The Audit Committee:
Heather J. Brunner, Chair
Javier E. Benito
Mark D. Gibson

INDEPENDENT REGISTERED ACCOUNTING FIRM FEES

The following summarizes the approximate aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024 by Deloitte, the Company’s principal independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte Entities”):

	Total Approximate Fees
Type of Services (1)	2025	2024
Audit Fees (2)	$1,788,760	$1,627,500
Tax Fees (3)	512,651	485,732
All Other Fees	—	—
Total	$2,301,411	$2,113,232
(1)    All such services provided to the Company by the Deloitte Entities during 2025 and 2024 were pre-approved by the Audit Committee.
(2)    Fees for audit services billed in 2025 and 2024 include the following:
●    Audit of annual financial statements;
●    Audit of internal controls over financial reporting;

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●    Reviews of quarterly financial statements; and
●    Issuances of comfort letters, consents, and other services related to SEC matters.
(3)    Fees for tax services billed in 2025 and 2024 included tax compliance services and tax planning and advisory services.
PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services (includes tax and all other fees) provided to the Company by its independent registered public accounting firm. These policies and procedures provide the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by its independent registered public accounting firm.
The independent registered public accounting firm provides the Audit Committee with a list describing the services expected to be performed by the independent registered public accounting firm, and any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized any of the members of the Audit Committee to approve the provision by the Company’s independent registered public accounting firm of non-audit services not prohibited by law. Any such decision made by a member of the Audit Committee will be reported by such member to the full Audit Committee at its next meeting.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees or has established pre-approval levels associated with each proposed service. The Audit Committee believes providing a range of fees for a service or a pre-approval fee level, incorporates appropriate oversight and control of the independent registered public accounting firm relationship, while permitting the Company to receive immediate assistance from the independent registered public accounting firm when time is of the essence. Any pre-approval services less than the established pre-approval fee level will be reported to the Audit Committee at the meeting which occurs immediately after the engagement of the independent registered public accounting firm.

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PROPOSAL 4

APPROVE AMENDED AND RESTATED 2018 SHARE INCENTIVE PLAN

✓	The Board recommends you vote FOR the Amended and Restated 2018 Share Incentive Plan

GENERAL

At our 2018 annual meeting, our shareholders approved the Camden Property Trust 2018 Share Incentive Plan (the “2018 Plan”). At the 2026 Annual Meeting, shareholders will be asked to approve an amendment to and restatement of the 2018 Plan, which amendment was adopted, subject to shareholder approval, by the Board on February 26, 2026.

The Company believes incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and incentive compensation plans like the 2018 Plan are an important attraction, retention and motivational tool for participants in the plan.

As of March 16, 2026, a total of 738,346 Company common shares were available for new award grants under the 2018 Plan. Our authority to grant new awards under our prior equity incentive plan, the Camden Property Trust 2011 Share Incentive Plan (the “2011 Plan”), terminated on May 17, 2018 when our shareholders approved the 2018 Plan.

The amended and restated 2018 Plan reflects the following amendments, which are subject to shareholder approval of this proposal:
•Increase in Aggregate Share Limit. The 2018 Plan currently limits the aggregate number of Company common shares which may be delivered pursuant to all awards granted under the 2018 Plan to 8,213,147 shares, plus the number of shares subject to awards granted under the 2011 Plan and outstanding as of May 17, 2018 which expire, or for any reason are cancelled or terminated, after May 17, 2018 without being exercised. As of March 16, 2026, a total of 253,040 common shares were subject to outstanding awards granted under the 2018 Plan, an additional 50,927 shares subject to outstanding performance-based vesting awards, and no shares subject to appreciation awards. As noted above, only 738,346 common shares were then available for new award grants under the 2018 Plan. The complete overhang table can be seen below on Page 68. The proposed amendment and restatement would increase the number of Company common shares which may be delivered pursuant to awards granted under the 2018 Plan by an additional 7,250,000 shares.

•Extension of Plan Term. The 2018 Plan is currently scheduled to expire on February 16, 2028. The proposed amendment and restatement would extend the Company’s ability to grant new awards under the 2018 Plan through February 25, 2036.

•Annual Limit on Independent Trust Manager Compensation. The 2018 Plan currently does not include an annual limit on compensation paid to members of the Board who are not employed by the Company or one of its subsidiaries (“Independent Trust Managers”). As described in more detail below, if shareholders approve this 2018 Plan proposal, the maximum amount of compensation which may be paid to an Independent Trust Manager for services on the Board in any one calendar year

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(including the grant date fair value of share-denominated awards granted under the 2018 Plan during such year) will be $500,000.

• Changes to Share Recycling for Options and Share Appreciation Rights. The 2018 Plan currently provides any shares used to pay the exercise price of a share option or share appreciation right award granted under the 2018 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations arising with respect to any share option or share appreciation right granted under the 2018 Plan, will not be counted against the share limit of the 2018 Plan and will be available for subsequent awards under the plan. The proposed amendment and restatement would no longer permit such share recycling for option awards and share appreciation rights (i.e., shares used to pay the exercise price of any such award or to satisfy any tax withholding obligations arising with respect to any such award will not be available for new award grants under the 2018 Plan).

The Board approved the amendment and restatement of the 2018 Plan based, in part, on a belief the number of shares currently available under the 2018 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.

If shareholders do not approve the proposed amendment and restatement of the 2018 Plan, the Company will continue to have the authority to grant awards under the 2018 Plan terms as currently in effect (without giving effect to the proposed amendment and restatement).

SUMMARY DESCRIPTION OF THE 2018 SHARE INCENTIVE PLAN

The principal terms of the 2018 Plan, as proposed to be amended and restated, are summarized below. The following summary is qualified in its entirety by the full text of the 2018 Plan, as proposed to be amended and restated, which appears as Exhibit A to this proxy statement.

Purpose. The purpose of the 2018 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

Administration. Our Board or one or more committees appointed by our Board will administer the 2018 Plan. Our Board has delegated general administrative authority for the 2018 Plan to the Compensation Committee. The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2018 Plan. (The appropriate acting body, be it the Board or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2018 Plan, including, without limitation, the authority:

•to select eligible participants and determine the type(s) of award(s) they are to receive;

•to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including retirement and other specified terminations of

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employment or service, or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•subject to the other provisions of the 2018 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•to determine the method of payment of any purchase price for an award or common shares of the Company delivered under the 2018 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned common shares of the Company or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•to approve the form of any award agreements used under the 2018 Plan; and

•to construe and interpret the 2018 Plan, make rules for the administration of the 2018 Plan, and make all other determinations for the administration of the 2018 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing which may be approved by shareholders) will the Administrator (1) amend an outstanding share option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding share option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding share option or share appreciation right in exchange for an option or share appreciation right with an exercise or base price which is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2018 Plan include officers or employees of the Company or any of its subsidiaries, trust managers of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of March 16, 2026, approximately 685 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), no consultants or advisors of the Company and its subsidiaries, and each of the eight members of the Board who Independent Trust Managers, are considered eligible under the 2018 Plan.

Aggregate Share Limit. The maximum number of common shares of the Company which may be issued or transferred pursuant to awards (including past award grants) under the 2018 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

•15,463,147 shares (which is the sum of (i) 8,213,147 shares (which equals the initial fixed number of 7,600,000 shares available for awards under the 2018 Plan plus 613,147 shares which became available for award granted under the 2018 Plan in connection with the termination of our authority to grant new awards under the 2011 Plan on May 17, 2018), plus (ii) the 7,250,000 additional shares if shareholders approve the proposed amendment and restatement of the 2018 Plan), plus

•the number of any shares subject to share options granted under the 2011 Plan and outstanding as of May 17, 2018 which expire, or for any reason are cancelled or terminated, after such date without

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being exercised (which, for purposes of clarity, will become available for award grants under the 2018 Plan on a one-for-one basis), plus

•3.45 times the number of any shares subject to restricted share and restricted share unit awards granted under the 2011 Plan which are outstanding and unvested as of May 17, 2018 and which are forfeited, terminated, cancelled, or otherwise reacquired after such date without having become vested (the 3.45 multiplier reflects the premium share-counting rule discussed below for full-value awards).

As of March 16, 2026, 738,346 shares were available within the existing Share Limit for additional award grant purposes under the 2018 Plan (which includes 26,298 shares subject to awards granted under the 2011 Plan which have become available for new awards under the 2018 Plan pursuant to the foregoing provisions through such date, and determined before taking into account the proposed 7,250,000 share increase in the Share Limit). As previously noted, no new awards may be granted under the 2011 Plan, and as of March 16, 2026 no shares were subject to stock option grants which remained outstanding under the 2011 Plan and no shares were subject to restricted share and restricted share unit awards which remained outstanding under the 2011 Plan.

Shares issued in respect of any “full-value award” granted under the 2018 Plan will be counted against the Share Limit as 3.45 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 common shares under the 2018 Plan, 345 shares would be counted against the Share Limit with respect to such award. For this purpose, a “full-value award” generally means any award granted under the 2018 Plan other than a share option or share appreciation right, and this multiplier which applies to full-value awards granted under the 2018 Plan is referred to as the “full-value award ratio”.

The maximum number of shares which may be delivered pursuant to options qualified as incentive stock options granted under the plan is 7,600,000 shares (with any such shares also counting against the overall Share Limit under the 2018 Plan.)

The 2018 Plan currently does not include an annual limit on Independent Trust Manager compensation. If shareholders approve this 2018 Plan proposal, then effective January 1, 2026 the maximum amount of compensation the Company may pay to an Independent Trust Manager for the Independent Trust Manager’s service on the Board during any one calendar year (including both cash and equity compensation) is $500,000. As to any award under the 2018 Plan which is denominated in shares (whether a share option, share appreciation right, restricted share, share unit, or otherwise) and granted to a person who, at the time of grant of the award, is an Independent Trust Manager, the grant date fair value of such award will count against this Independent Trust Manager compensation limit in the year of grant of the award. For purposes of this limit, “grant date fair value” means the value of the award as of the date of grant of the award as determined using the equity award valuation principles applied in the Company’s financial reporting. This limit will not apply to, and will be determined without taking into account: (a) earnings on compensation which is deferred; (b) any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries; (c) any compensation paid for services as an officer or employee of the Company or one of its Subsidiaries; and (d) any award granted or other compensation paid for consulting services. This limit will apply on an individual basis and not on an aggregate basis to all Independent Trust Managers as a group.

Share-Limit Counting Rules. The Share Limit of the 2018 Plan is subject to the following rules:

•Shares which are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2018 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan.

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•Currently, if a share option or share appreciation right granted under the 2018 Plan is settled by delivering less than the full number of shares subject to the award, only the net number of shares delivered in respect of the award will be counted against the Share Limit. If shareholders approve this 2018 Plan proposal, the number of shares as to which a share option or share appreciation right award under the 2018 Plan is exercised will be counted against the Share Limit (rather than any lesser number of shares actually delivered in respect of the exercise). (For purposes of clarity, if shareholders approve this 2018 Plan proposal and a share option or a share appreciation right awarded under the 2018 Plan relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares (accounting for shares exchanged by the participant or withheld by the Company or one of its Subsidiaries to satisfy the payment of the exercise price of the award and/or related tax withholding obligations), all 100,000 shares as to which the award is exercised will be counted against the Share Limit).

•Currently, shares which are exchanged by a participant or withheld by the Company to pay the exercise price of a share option or share appreciation right granted under the 2018 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any share option or share appreciation right, will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan. If shareholders approve this 2018 Plan proposal, shares used to pay the exercise price of share option and share appreciation rights granted under the 2018 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any share option or share appreciation right, will be counted against the Share Limit and will not be available for subsequent awards under the 2018 Plan.

•Shares which are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2018 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2018 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule discussed above for full-value awards).

•In addition, shares which are exchanged by a participant or withheld by the Company after May 17, 2018 as full or partial payment in connection with any award granted under the 2011 Plan, as well as any shares exchanged by a participant or withheld by the Company after such date to satisfy the tax withholding obligations related to any award granted under the 2011 Plan, will be available for new awards under the 2018 Plan (with any such shares so exchanged or withheld in connection with a full-value award granted under the 2011 Plan becoming available for new awards under the 2018 Plan taking into account the premium share-counting rule discussed above for full-value awards).

•To the extent an award is settled in cash or a form other than shares, the shares which would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2018 Plan.

In the event shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to this dividend, 345 shares will be counted against the Share Limit, taking the premium share-counting rule for full-value awards into account.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights will not count against any individual award limit under the 2018 Plan other than the aggregate Share Limit.

In addition, the 2018 Plan generally provides shares issued in connection with awards granted by or becoming obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the

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2018 Plan. The Company may not increase the applicable share limits of the 2018 Plan by repurchasing common shares on the market (by using cash received through the exercise of share options or otherwise).

Types of Awards. The 2018 Plan authorizes share options, share appreciation rights, and other forms of awards granted or denominated in the Company’s common shares or units of the Company’s common shares, as well as cash bonus awards. The 2018 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A share option is the right to purchase common shares of the Company at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a common share of the Company on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2018 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2018 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

“Reload stock options” may not be granted under the 2018 Plan. A “reload stock option” is a share option that provides, if the exercise price of the share option or tax withholding obligations arising upon exercise of the share option are paid for by the award holder by delivering Company common shares to the Company or by having the Company withhold common shares otherwise deliverable upon exercise of the share option, the award holder is entitled to a new share option grant from the Company covering a number of common shares equal to the common shares so used to pay the exercise price of the first share option or to satisfy the tax withholding obligations arising upon exercise of the first share option.

A share appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a common share of the Company on the date of exercise of the share appreciation right over the base price of the share appreciation right. The base price will be established by the Administrator at the time of grant of the share appreciation right and generally may not be less than the fair market value of a common share of the Company on the date of grant. Share appreciation rights may be granted in connection with other awards or independently. The maximum term of a share appreciation right is ten years from the date of grant.

The other types of awards which may be granted under the 2018 Plan include, without limitation, share bonuses, restricted shares, performance shares, share units, restricted share units, deferred shares, or phantom shares (which are contractual rights to receive common shares, or cash based on the fair market value of a common share), dividend equivalents which represent the right to receive a payment based on the dividends paid on a common share over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2018 Plan (including awards of share options and share appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide awards under the 2018 Plan (other than options or share appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding Common Shares.

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, shares or assets of the Company, awards then-outstanding under the 2018 Plan will not automatically become fully vested pursuant to the provisions of the 2018 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2018 Plan are to be terminated in such circumstances (without being assumed, substituted, exchanged or otherwise continued or settled), such awards would generally become fully vested

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(with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions the Administrator may provide for in an applicable award agreement. In addition, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Termination or Change in Control” above in this Proxy Statement.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2018 Plan, awards under the 2018 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2018 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority. The 2018 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common shares, under any other plan or authority.

Termination of or Changes to the 2018 Plan. The Board may amend or terminate the 2018 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension which may be approved by shareholders, the authority to grant new awards under the 2018 Plan is currently scheduled to terminate on February 16, 2028. If shareholders approve this 2018 Plan proposal, the authority to grant new awards under the 2018 Plan will terminate on February 25, 2036. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 2018 PLAN

The U.S. federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is

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generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2018 Plan generally follow certain basic patterns: nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, share appreciation rights, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2018 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1 million attributable to awards held by current or former Named Executive Officers will not be deductible by the company in certain circumstances.

SPECIFIC BENEFITS UNDER THE 2018 SHARE INCENTIVE PLAN

The Company has not approved any awards which are conditioned upon shareholder approval of the proposed amendment and restatement of the 2018 Plan. The Company is not currently considering any other specific award grants under the 2018 Plan, other than the annual grants of fully-vested share awards to our Independent Trust Managers described in the following paragraph. If the proposed amendment and restatement of the 2018 Plan had been in existence in 2025, the Company expects its award grants for 2025 would not have been substantially different from those actually made in 2025 under the 2018 Plan. For information regarding share-based awards granted to the Company’s Named Executive Officers during 2025, see the material under the heading “Executive Compensation” on Page 29.

As described under “Director Compensation” above, our current compensation policy for Independent Trust Managers provides for each Independent Trust Manager to receive an annual award of fully vested shares, with the number of shares subject to each award to be determined by dividing $120,000 by the closing price of our common shares on the grant date (or the immediately preceding trading day if the grant date is not a trading day). In addition, and also as described above under “Director Compensation”, each Independent Trust Manager may elect to receive their annual fee of $80,000 in Camden shares rather than cash (in which case the price used to determine the number of shares to be granted is two-thirds of our closing share price on the date the shares are issued -- the value of the shares at the time of grant is 150% of the value of the cash the Trust Manager would have otherwise received – share the share are subject to certain vesting provisions). Assuming, for illustrative purposes only, the price of the common shares used for the conversion of the $120,000 dollar amount set forth above into shares is $102.00, and each Independent Trust Manager elected to receive his or her entire annual fee of $80,000 in Camden shares at a common share value of $68.00 (two-thirds of $102.00), the number of shares which would be allocated to the Company’s eight Independent Trust Managers as a group pursuant to the annual grant formula and shares in lieu of cash fee provisions of our Independent Trust Manager compensation program each year is approximately 18,816 shares (or approximately 188,160 shares in the aggregate over the remaining ten-year term of the 2018 Plan if this proposal is approved) based on those assumed share prices. These calculations assume there are no new eligible trust managers, there continue to be eight eligible trust managers seated, and there are no changes to Trust Manager compensation levels or the equity provisions of our trust manager compensation program.

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendment and restatement of the 2018 Plan. The 2018 Plan and 2011 Plan are the Company’s only equity compensation plans (other than the Camden Property Trust 1999 Employee Share Purchase Plan and Camden Property Trust 2018 Employee Share Purchase Plan (together, the “ESPPs”). The ESPPs generally provide for broad-based participation by employees of the

2026 Proxy Statement 67

Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase common shares of the Company at a discount. Certain information regarding the number of common shares of the Company available for issuance under the ESPPs is included under the heading “Equity Compensation Plans” above. The discussion following in this “Specific Benefits” section does not include any shares which have been purchased under, may be purchased in the current purchase period under, or which remain available for issuance or delivery under the ESPPs.

“Overhang” refers to the number of Company common shares subject to outstanding awards or remaining available for new award grants. The following table shows (a) the total number of the Company’s common shares which were subject to outstanding restricted share and share unit awards granted under the 2018 Plan and the 2011 Plan, (b) which were subject to outstanding share options granted under the 2018 Plan and the 2011 Plan (with the weighted average exercise price and remaining term of those awards), and (c) which were then available for new award grants under the 2018 Plan, as of December 31, 2025 and as of March 16, 2026. In this proposal to amend and restate the 2018 Plan, the number of Company common shares subject to restricted share or share unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of Company common shares covered by those awards and before applying the provisions of the 2018 Plan for counting full-value awards granted under the 2018 Plan against the plan’s share limit based on the full-value award ratio discussed above (currently, 3.45 shares for every share actually issued pursuant to the award). For PSU awards, the number of shares presented is based on the “target” level of performance. As to the number of common shares of the Company subject to restricted share and restricted share unit awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents.

	As of	As of
	December 31, 2025	March 16, 2026
Shares subject to outstanding restricted share unit awards (including vested but deferred RSUs and excluding performance-based vesting awards)	236,669	253,040
Shares subject to outstanding performance-based vesting restricted share unit awards	—	50,927
Shares subject to outstanding share options	—	—
Weighted average exercise price per share and remaining term of outstanding share options	N/A	N/A
Shares available for new award grants	1,002,970	738,346

The weighted-average number of common shares of the Company issued and outstanding in each of the last three years was 108,653.000 shares issued and outstanding in 2023; 108,491,000 shares issued and outstanding in 2024; and 108,376,000 shares issued and outstanding in 2025. The number of common shares of the Company issued and outstanding as of December 31, 2025 and March 16, 2026 was 106,365,000 and 104,727,000 shares, respectively.

“Burn rate” refers to the number of shares subject to awards we grant over a particular period of time. The total number of common shares of the Company subject to awards the Company granted under the 2018 Plan in each of the last three years, and to date (as of March 16, 2026) for 2026, are as follows:

•219,250 shares in 2023 (which was 0.20% of the weighted-average number of common shares of the Company issued and outstanding in 2023), of which 219,250 shares were subject to restricted share and restricted share unit awards and no shares were subject to share options;

•272,764 shares in 2024 (which was 0.25% of the weighted-average number of common shares of the Company issued and outstanding in 2024), of which 272,764 shares were subject to restricted share and restricted share unit awards and no shares were subject to share options;

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•235,527 shares in 2025 (which was 0.22% of the weighted-average number of common shares of the Company issued and outstanding in 2025), of which 235,527 shares were subject to restricted share and restricted share unit awards and no shares were subject to share options; and

•265,777 shares in 2026 through March 16, 2026 (which was 0.25% of the number of common shares of the Company issued and outstanding on March 16, 2026), of which 265,777 shares were subject to restricted share and restricted share unit awards and no shares were subject to share options.

Thus, the total number of common shares of the Company subject to awards granted under the 2018 Plan per year over the last three years (2023, 2024 and 2025) has been, on average, 0.22% of the weighted-average number of common shares of the Company issued and outstanding for the corresponding year. Performance-based vesting awards have been included above in the fiscal year in which the award was granted based on the “target” level of performance. The actual number of shares subject to restricted share and restricted share unit awards which included performance-based vesting requirements and which became eligible to vest each fiscal year because the applicable performance-based condition was satisfied in such year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: none in fiscal year 2023, none in fiscal year 2024, none in fiscal year 2025 and none to date (as of March 16, 2026) in fiscal year 2026. The total number of Company common shares subject to share-settled restricted share units granted pursuant to our compensation policy for Independent Trust Managers was 16,656 in fiscal year 2023, 17,280 in fiscal year 2024, 16,288 in fiscal year 2025 and none to date (as of March 16, 2026) in fiscal year 2026 (all of which are included in the applicable Burn Rate information set forth in the bullet points immediately preceding this paragraph).

The total number of Company common shares subject to awards granted under the 2011 Plan which terminated or expired, and thus became available for new award grants under the 2018 Plan, in each of the last three fiscal years, and to date (as of March 16, 2026) in fiscal year 2026, are as follows: none in fiscal year 2023, none in fiscal year 2024, none in fiscal year 2025 and none in fiscal year 2026. Shares subject to awards under the 2011 Plan which terminated or expired and became available for new award grants under the 2018 Plan have been included when information is presented in this proposal on the number of shares available for new award grants under the 2018 Plan.

We currently anticipate the 7,250,000 additional new shares which would be authorized for grant under the proposed amendment and restatement of the 2018 Plan, together with the shares currently available for new award grants under the 2018 Plan, will provide us with sufficient flexibility to continue equity awards under the 2018 Plan for approximately the next 11 years (assuming usual levels of shares becoming available for new award grants as a result of forfeitures of outstanding awards and reserving sufficient shares to cover potential payment of performance-based awards at maximum levels).

We believe an estimated 11-year allowance is an appropriate balance between giving shareholders a frequent opportunity to authorize our long-term equity plan and the Company’s ability to manage plan stability and administration. However, it is impossible to predict the exact period of years over which we will grant awards covering the total number of shares which will be available under the 2018 Plan. The total number of shares we award in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common shares (since higher share prices generally require fewer shares be issued to produce awards of the same grant date fair value), changes in compensation practices at our competitors or in the market generally, changes in the number of our employees, changes in the number of our Trust Managers and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant, and our decisions on how we choose to balance total compensation between cash and equity-based awards.

The closing market price for a common share of the Company as of March 16, 2026 was $100.78 per share.

2026 Proxy Statement 69

AGGREGATE PAST GRANTS UNDER THE 2018 PLAN

As of March 16, 2026, awards covering 1,720,263 common shares had been granted under the 2018 Plan. This number of shares includes shares subject to awards under the 2011 Plan or the 2018 Plan which expired or terminated without having been exercised and paid and became available for new award grants under the 2018 Plan, as well as shares which were withheld to cover the exercise price or tax withholding obligations in connection with an award under the 2011 Plan or 2018 Plan and became available for new award grants under the 2018 Plan. This number of shares, as well as the number of shares subject to past awards and outstanding and unvested awards in the table below, is presented as to performance-based and time-based vesting awards based on the “target” number of shares subject to the award at the date of grant. The following table shows information regarding the distribution of all awards granted under the 2018 Plan as of March 16, 2026 among the persons and groups identified below, including for each applicable person or group information regarding shares subject to stock options awarded under the 2018 Plan and information regarding restricted stock or share unit awards granted under the 2018 Plan as of March 16, 2026.

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	SHARE OPTIONS				RESTRICTED SHARES/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired Upon Exercise	Number of Shares Underlying Options as of March 16, 2026		Number of Shares/Units Subject to Past Awards as of March 16, 2026	Number of Shares/Units Vested as of March 16, 2026	Number of Shares/Units Outstanding and Unvested as of March 16, 2026
			Exercisable	Unexercisable
Named Executive Officers: (1)
Richard J. Campo Executive Chairman of the Board	—	—	—	—	249,201	233,174	16,027
D. Keith Oden Executive Vice Chairman of the Board	—	—	—	—	249,201	233,174	16,027
Alexander J. Jessett Chief Executive Officer	—	—	—	—	144,169	98,457	45,712
Laurie A. Baker President and Chief Operating Officer	—	—	—	—	84,489	53,335	31,154
Total for All Executive Officers as of March 16, 2026 as a Group (Four persons):	—	—	—	—	727,060	618,140	108,920
Javier E. Benito	—	—	—	—	7,973	6,373	1,600
Heather J. Brunner	—	—	—	—	16,130	14,530	1,600
Mark D. Gibson	—	—	—	—	12,170	12,170	—
Scott S. Ingraham	—	—	—	—	16,130	16,130	—
Renu Khator	—	—	—	—	16,130	16,130	—
Frances Aldrich Sevilla-Sacasa	—	—	—	—	16,130	16,130	—
Steven A. Webster	—	—	—	—	16,130	16,130	—
Kelvin R. Westbrook	—	—	—	—	16,130	16,130	—
Total for all Independent Trust Managers as of March 16, 2026 as a Group (8 persons):	—	—	—	—	116,923	113,723	3,200
Each other person who has received 5% or more of the options, warrants or rights under the 2018 Plan:	—	—	—	—	—	—	—
All employees, including all officers as of March 16, 2026 who were not executive officers or trust managers, as a group:	—	—	—	—	876,280	735,360	140,920
Total	—	—	—	—	1,720,263	1,467,223	253,040

(1) As of March 16, 2026, Mr. Campo served as Chairman of the Board and Chief Executive Officer, Mr. Jessett served as President and Chief Financial Officer, and Ms. Baker served as Executive Vice President-Chief Operating Officer. Effective March 24, 2026, Messrs. Campo, Oden and Jessett and Ms. Baker were appointed to positions set forth above and Benjamin D. Fraker became an executive officer. As of March 16, 2026, Mr. Fraker was granted 18,830 Shares/Units Subject to Past Awards, 12,438 Shares/Units Vested and 6,392 Shares/Units Outstanding and Unvested.

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EQUITY COMPENSATION PLAN INFORMATION

See the details in the section “Equity Compensation Plans” on page 56.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 SHARE INCENTIVE PLAN

The Board believes the adoption of the proposed amendment and restatement of the 2018 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the proposed amendment and restatement of the 2018 Plan and thus have a personal interest in the approval of the 2018 Plan.

The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

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PROPOSAL 5

APPROVE AMENDED AND RESTATED 2018 EMPLOYEE SHARE PURCHASE PLAN

✓	The Board recommends you vote FOR the Amended and Restated 2018 Employee Share Purchase Plan

GENERAL

At our 2018 annual meeting, our shareholders approved the Camden Property Trust 2018 Employee Share Purchase Plan (the “ESPP”). At the 2026 Annual Meeting, shareholders will be asked to approve an amendment to and restatement of the ESPP, which amendment was adopted, subject to shareholder approval, by the Board on February 26, 2026.

The ESPP is currently scheduled to expire on February 15, 2028. The proposed amendment and restatement of the ESPP would extend the term of the ESPP through February 25, 2036. The Company believes the ESPP helps the Company retain and motivate eligible employees and further aligns their interests with those of the Company’s shareholders. The Board approved the amendment and restatement of the ESPP so the Company can continue to provide this benefit to eligible employees in the future beyond the plan’s current expiration date. The amendment and restatement of the ESPP does not increase the total number of Company common shares authorized for issuance under the plan.

If shareholders do not approve the proposed amendment and restatement of the ESPP, the Company will continue to have the authority to grant awards under the ESPP terms as currently in effect (without giving effect to the proposed amendment and restatement).

SUMMARY DESCRIPTION OF THE ESPP

The principal terms of the ESPP, as proposed to be amended and restated, are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, as proposed to be amended and restated, which appears as Exhibit B to this Proxy Statement.

Purpose. The purpose of the ESPP is to assist eligible employees in acquiring a share ownership interest in the Company, at a favorable price and upon favorable terms. The ESPP is intended to encourage eligible employees to remain in the Company’s employ and to provide them with an additional incentive to advance the best interests of the Company.

Operation of the ESPP. The ESPP generally operates in successive six-month periods referred to as “Offering Periods,” provided the plan administrator may provide in advance a particular Offering Period will be of a different duration. However, an Offering Period may not be shorter than three months and may not be longer than 27 months. Currently, a new Offering Period commences on June 16 and December 16 each year and ends on the following December 15 and June 15, respectively. The ESPP gives the Company the flexibility to change the duration and structure of future Offering Periods (including the division of Offering Periods into one or more purchase periods).

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On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for the Offering Period is granted an option to purchase the Company’s common shares. A participant must designate in his or her election the amount of his or her compensation to be contributed by the participant or withheld from his or her pay during this Offering Period for the purchase of shares under the ESPP. The participant’s contributions under the ESPP are credited to a bookkeeping account in his or her name. Subject to certain limits, a participant generally may elect to increase or decrease his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP is automatically exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option is determined by dividing the participant’s ESPP account balance as of the applicable Exercise Date by the “Option Price” for such Offering Period. The Option Price for an Offering Period is generally the lesser of (i) 85% of the fair market value of a Company common share on the applicable Grant Date, or (ii) 85% of the fair market value of a Company common share on the applicable Exercise Date. The Company may change, however, the method for establishing the Option Price in the future, provided any change will not take effect until the next Offering Period after the change and the maximum discount percentage is 15%. A participant’s ESPP account is reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest is paid to any participant or credited to any account under the ESPP.

Eligibility. Only certain employees are eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of such period an individual must be employed by the Company or any of its designated subsidiaries for at least three months as of the applicable Grant Date (or such other time as the Company may establish, not to exceed two years).

As of March 16, 2026, approximately 1,493 employees of the Company and its subsidiaries (including all of the Company’s named executive officers) were eligible to participate in the ESPP. As only eligible employees may participate in the ESPP, no non-employee trust managers, advisors or consultants of the Company or any of its subsidiaries are eligible to participate.

Limits on Authorized Shares; Limits on Contributions. Currently, a maximum of 500,000 common shares will be available for delivery under the plan. As of March 16, 2026, a total of 346,163 shares remained available for issuance under the ESPP. The proposed amendment and restatement of the ESPP does not increase this share limit.

Participation in the ESPP is also subject to the following limits:

•A participant cannot purchase more than 1,500 common shares under the ESPP with respect to any one Offering Period.

•A participant cannot purchase more than $25,000 of common shares (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the common shares) under the ESPP in any one calendar year.

•A participant will not be granted an option under the ESPP if it would cause the participant to own common shares and/or hold outstanding options to purchase common shares representing 5% or more of the total combined voting power or value of all classes of common shares of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code.

The Company has the flexibility to change the individual share limit referred to above from time to time without shareholder approval. However, the Company cannot increase the aggregate share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the U.S.

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Internal Revenue Code. The foregoing share limits are also subject to adjustment upon certain corporate events as described below under “Adjustments.”

Adjustments. As is customary in share incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

Termination of Participation. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries.

If a participant’s ESPP participation terminates during an Offering Period, he or she will no longer be permitted to make contributions to the ESPP for such Offering Period and the contributions previously credited to his or her ESPP account will be refunded to the participant in cash. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided the applicable eligibility and participation requirements are again then met.

Transfer Restrictions; Required Holding Period. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Unless permitted by the Company or unless the Company determines the participant has a serious financial need, the participant may not sell, transfer or dispose of any shares purchased under the ESPP for a period of nine months following the end of the Offering Period in which the shares were purchased. The plan administrator may change this holding period requirement from time to time or eliminate it.

Administration. Our Board or a committee appointed by the Board will administer the ESPP. Our Board has delegated general administrative authority for the ESPP to the Compensation Committee. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons. The administrator may also adopt rules, procedures, or sub-plans applicable to particular subsidiaries or locations.

No Limit on Other Authority. The ESPP does not limit the authority of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common shares, under any other plan or authority.

Amendments. The Board generally may amend or terminate the ESPP at any time and in any manner, provided the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the U.S. Internal Revenue Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the U.S. Internal Revenue Code, change the ESPP’s eligibility rules.

Termination. The ESPP provides, unless the Board terminates the ESPP earlier, the ESPP will terminate on, and no new Offering Periods will commence under the ESPP on or after, February 15, 2028. If shareholders approve this ESPP proposal, the ESPP the term of the ESPP will continue through February 25,

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2036, subject to earlier termination by the Board. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. In other words, a participant’s ESPP contributions are deducted from compensation which is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

2026 Proxy Statement 76

SPECIFIC BENEFITS UNDER THE ESPP

Participation in the ESPP is voluntary is dependent on each eligible employee’s election to participate and his or her determination as to the level of compensation to contribute to the plan. Accordingly, future purchases under the ESPP are not determinable. If the share increase for the amended and restated ESPP described in this Proposal 5 had been in effect in 2025, the Company does not expect the number of shares purchased by participants in the ESPP during 2025 would have been materially different than the number of shares purchased as set forth below.

For the period from January 1, 2025 to December 31, 2025, the aggregate number of the Company’s common shares purchased under the ESPP was 17,397. Accordingly, based on the number of shares purchased in this period of time, if shareholders approve this proposal, we estimate the 346,163 shares available for issuance under the ESPP would permit us to continue to offer the ESPP for the full 10-year term of the ESPP. However, because benefits under the ESPP may change based on any number of variables, including, without limitation, the fair market value of the Company’s common shares at various future dates, the number of our employees who elect to participate in the ESPP, and the amount employees elect to contribute, it is not possible to determine the benefits which will be received by employees, or the number of years we will be able to continue to offer the ESPP.

The following paragraphs include additional information to help you assess the potential dilutive impact of the additional shares to be available under the ESPP. As of March 16, 2026, 346,163 common shares remained available for issuance under the ESPP, which is 0.33% of the Company’s total issued and outstanding common shares as of March 16, 2026.

“Burn rate” refers to the number of Company common shares purchased under the ESPP over a particular period of time. The total number of Company common shares purchased under the ESPP over the last three years, and to date in 2026 as of March 16, 2026, are as follows: 17,306 shares in 2023 (which was 0.02% of the weighted-average number of Company common shares issued and outstanding in 2023), 21,435 shares in 2024 (which was 0.02% of the weighted-average number of Company common shares issued and outstanding in 2024), 17,397 shares in 2025 (which was 0.02% of the weighted-average number of Company common shares issued and outstanding in 2025), and zero shares to date in 2026 as of March 16, 2026.

The weighted-average number of Company common shares issued and outstanding in each of the last three fiscal years was 108,653,000 shares issued and outstanding in 2023, 108,491,000 shares issued and outstanding in 2024, 108,376,000 shares issued and outstanding in 2025. The number of Company common shares issued and outstanding as of March 16, 2026 was 104,727,000 shares.

The closing market price for a common share of the Company as of March 16, 2026 was $100.78 per share.

AGGREGATE PAST PURCHASES UNDER THE ESPP

As of March 16, 2026, 153,837 of the Company’s common shares had been purchased under the ESPP. The following number of shares had been purchased under the ESPP as of March 16, 2026 by the persons and groups identified below:

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Name and Position	Aggregate Number of Shares Purchased Under the ESPP in the 12-Month Period Ended March 16, 2026	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods Since the Inception of the ESPP in 2018
Named Executive Officers: (1)
Richard J. Campo Executive Chairman of the Board	206	1,626
D. Keith Oden Executive Vice Chairman of the Board	215	1,644
Alexander J. Jessett Chief Executive Officer	215	1,504
Laurie A. Baker President and Chief Operating Officer	151	1,478
Total for All Executive Officers as of March 16, 2026 as a Group (4 persons):	787	6,252
Total for all independent Trust Managers as of March 16, 2026 as a Group (8 persons):	—	—
Each other person who has received 5% or more of the options, warrants or rights under the ESPP:	—	—
All employees, including all officers as of March 16, 2026 who were not executive officers or trust managers, as a group:	16,610	147,585
Total	17,397	153,837

(1) As of March 16, 2026, Mr. Campo served as Chairman of the Board and Chief Executive Officer, Mr. Jessett served as President and Chief Financial Officer, and Ms. Baker served as Executive Vice President-Chief Operating Officer. Effective March 24, 2026, Messrs. Campo, Oden and Jessett and Ms. Baker were appointed to positions set forth above and Benjamin D. Fraker became an executive officer. As of March 16, 2026, Mr. Fraker purchased 215 Shares under the ESPP in the 12-Month Period Ended March 16, 2026 and 1,194 Shares under the ESPP in All Completed Offering Periods Since the Inception of the ESPP in 2018.

EQUITY COMPENSATION PLAN INFORMATION

See the details in the section “Equity Compensation Plans” on page 56.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2018 EMPLOYEE SHARE PURCHASE PLAN

The Board believes the proposed amendment and restatement of the the ESPP to increase the number of shares authorized for issuance under the ESPP and extend the term of the ESPP as described above will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to our success.

2026 Proxy Statement 78

Members of the Board who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the Company’s named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the amendment and restatement of the ESPP.

The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the meeting.

2026 Proxy Statement 79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares were owned by the Trust Managers, nominees for Trust Manager and NEOs as of March 16, 2026 including shares such persons had a right to acquire within 60 days after March 16, 2026 through the exercise of vested options to purchase shares held in a rabbi trust. The following table also shows how many shares were owned by beneficial owners of more than 5% of the Company’s common shares. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.

	Shares Beneficially Owned(2)(3)
Name and Address of Beneficial Owners (1)	Amount	Percent of Class(4)
The Vanguard Group (5)	17,002,453	16.6%
BlackRock, Inc.(6)	9,872,008	9.6%
State Street Corporation (7)	6,943,845	6.8%
FMR LLC (8)	5,430,801	5.3%
D. Keith Oden (9)	701,680	*
Richard J. Campo (10)	689,412	*
Scott S. Ingraham	148,476	*
Steven A. Webster	144,419	*
Alexander J. Jessett	125,321	*
Laurie A. Baker	99,452	*
Kelvin R. Westbrook	28,985	*
Frances Aldrich Sevilla-Sacasa	21,881	*
Renu Khator	18,764	*
Mark D. Gibson	12,170	*
Heather J. Brunner	9,414	*
Javier E. Benito	7,081	*
All Trust Managers and executive officers as a group (12 persons)(11) (12)	2,007,055	1.9%
* Less than 1%
(1)    The address for Mses. Baker, Sevilla-Sacasa, Khator, and Brunner, and Messrs. Campo, Oden, Webster, Ingraham, Jessett, Westbrook, Gibson, and Benito, is c/o Camden Property Trust, 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056.
(2)    These amounts include shares the following persons had a right to acquire within 60 days after March 16, 2026 through the exercise of vested options to purchase shares held in a rabbi trust pursuant to a Company deferred compensation plan. Each option represents the right to receive one common share upon exercise:

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D. Keith Oden	121,822
Richard J. Campo	324,304
Scott S. Ingraham	80,291
Steven A. Webster	17,999
Alexander J. Jessett	—
Laurie A. Baker	15,916
Kelvin R. Westbrook	—
Frances Aldrich Sevilla-Sacasa	—
Renu Khator	—
Mark D. Gibson	—
Heather J. Brunner	—
Javier E. Benito	—
All Trust Managers and executive officers as a group (12 persons)(11) (12)	560,332
(3)    These amounts exclude the following unvested share awards as well as PSUs granted in February 2026, which remain subject to earn out at the end of their three-year performance period:

	Unvested Share Awards	PSUs
D. Keith Oden	—	16,027
Richard J. Campo	—	16,027
Scott S. Ingraham	—	—
Steven A. Webster	—	—
Alexander J. Jessett	33,559	12,153
Laurie A. Baker	24,434	6,720
Kelvin R. Westbrook	—	—
Frances Aldrich Sevilla-Sacasa	—	—
Renu Khator	—	—
Mark D. Gibson	—	—
Heather J. Brunner	791	—
Javier E. Benito	791	—
All Trust Managers and executive officers as a group (12 persons)(11) (12)	59,575	50,927
(4)     On March 16, 2026, 2,003,396 common shares were held in the Company’s deferred benefit plans, and are treated as treasury shares for voting purposes; for purposes of calculating the percentage ownership of outstanding common shares in this proxy statement, these shares are not considered outstanding.
(5)    Based on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024. According to its Schedule 13G/A, The Vanguard Group has shared voting power over 204,959 shares, sole dispositive power over 16,562,478 shares and shared dispositive power over 439,975 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.
(6)    Based on the most recently available Schedule 13G/A filed with the SEC on January 21, 2026. According to its Schedule 13G/A, BlackRock, Inc. has sole voting power over 9,265,958 shares and sole dispositive power over 9,872,008 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(7)    Based on the most recently available Schedule 13G filed with the SEC on January 29, 2024. According to its Schedule 13G, State Street Corporation has shared voting power over 4,117,099 shares and shared dispositive power over 6,929,149 shares. The address of State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts, 02114-2016.
(8)    Based on the most recently available Schedule 13G filed with the SEC on November 4, 2025. According to its Schedule 13G, FMR LLC has sole voting power over 5,208,371 shares and sole dispositive power over 5,430,801 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts, 02210.

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(9)    Includes 157,886 shares held in a family Limited Partnership, which is owned approximately 99% by a family trust and approximately 1% by Mr. Oden.
(10)    Includes 285,779 shares held by a family Limited Partnership, which is owned approximately 99% by a family trust and approximately 1% by Mr. Campo. Also includes 142,858 shares pledged by Mr. Campo to a financial institution as security for a loan or other extension of credit to Mr. Campo. Upon a default under the agreement governing such loan, such financial institution may sell the shares. Finally, includes 3,929 shares owned by the estate of Mr. Richard Campo, for which Mr. Richard J. Campo serves as the trustee. This estate was inherited in 2023, and is owned approximately 67% by various other family members and approximately 33% by Mr. Richard J. Campo.
(11)    Shares beneficially owned by more than one individual have been counted only once for this purpose.

(12) Effective March 24, 2026, Benjamin D. Fraker became an executive officer. As of March 16, 2026, Mr. Fraker beneficially owned 16,596 common shares (representing less than 1% of the outstanding common shares) had no vested options to purchase shares held in a rabbi trust pursuant to a Company deferred compensation plan, and held 6,392 unvested share awards and no PSUs.

2026 Proxy Statement 82

OTHER INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

Available Information

The Company uses its website as a channel of distribution for Company information, and the Company’s website address is www.camdenliving.com. Materials located on the Company’s website and referenced herein are not deemed to be part of this proxy statement and are not incorporated by reference in this proxy statement. The Company makes available free of charge on the Investors’ section of its website its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, and other reports the Company files with or furnishes to the SEC under the Exchange Act, including proxy statements and reports filed by officers and Trust Managers under Section 16(a) of the Exchange Act. The Company also makes available on the Investors’ section of its website under “Corporate Governance” its Code of Business Conduct and Ethics, Guidelines on Governance, Code of Ethical Conduct for Senior Financial Officers and the charters of its Audit; Compensation; and Nominating, Corporate Governance, and Sustainability Committees. We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person directed to Investor Relations at the Company’s address at 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056, telephone number (800) 922-6336 or (713) 354-2787, and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information which has been incorporated by reference in this proxy statement (not including exhibits to the information which is incorporated by reference unless such exhibits are specifically incorporated by reference into the information this proxy statement incorporates). This includes information contained in documents filed subsequent to the date on which definitive copies of this proxy statement are sent or given to security holders, up to the date of responding to the request.

Shares Outstanding

All shareholders of record on the close of business on March 16, 2026 are entitled to vote at the Annual Meeting. On March 16, 2026, the Company had 104,726,511 common shares outstanding; of this amount, 2,003,396 common shares were held in the Company’s deferred benefit plans and are not entitled to vote. Each voting share is entitled to one vote.
Availability of Proxy Materials

The Company is pleased to continue to take advantage of the SEC rule which allows companies to furnish proxy materials to their shareholders over the Internet. As a result, the Company has mailed to most of its shareholders a Notice of Availability of Proxy Materials instead of a printed copy of all of the proxy materials. The Notice of Availability of Proxy Materials you received provides instructions on how to access and review the Company’s proxy materials, submit your vote on the Internet and request a printed copy of the Company’s proxy materials. The Company believes this process of sending you the Notice of Availability of Proxy Materials reduces the environmental impact of printing and distributing hard copy materials and lowers the cost of printing and distribution.
If you previously requested printed copies of the proxy materials, the Company has provided you with printed copies of the proxy materials instead of the Notice of Availability of Proxy Materials. If you would like to reduce the environmental impact and the costs the Company incurs in mailing proxy materials, you may elect to receive all future proxy materials electronically via the Internet. To request electronic delivery, please

2026 Proxy Statement 83

follow the instructions provided with your proxy materials and on your proxy card for electronic delivery of future proxy materials.
The Company’s annual report is being made available to all shareholders entitled to receive notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and should not be considered proxy solicitation material.
Voting

Shareholder of Record. If on the record date your shares were registered directly in your name with the Company’s transfer agent, you are a “shareholder of record.” As a shareholder of record, you may vote electronically at the Annual Meeting or by proxy. To vote by proxy, sign and return the proxy card or submit your proxy via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Voting by proxy does not affect your right to vote electronically at the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, the Company urges you to vote by proxy.

If you are a shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, the shares will be voted for all of the nominees for Trust Manager, for approval of the advisory vote on executive compensation, for ratification of Deloitte as the Company’s independent registered accounting firm for 2026, and for an annual advisory vote on executive compensation. If you do not sign a proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.
Beneficial Owner. If on the record date your shares were held through a broker, bank or other agent and not in your name, then you are a “beneficial owner.” If you are a beneficial owner, your shares are held in street name, as is the case for most of the Company’s shareholders. As a beneficial owner, you should have received a voting instruction form with the voting instructions from the organization holding your account, rather than from the Company, and you have the right to direct how the shares in your account are to be voted. Please complete and mail the voting instruction form as instructed to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet if permitted by your bank, broker or other agent by following the instructions provided in the Notice of Availability of Proxy Materials or voting instruction form. As a beneficial owner, you are also invited to virtually attend the Annual Meeting. However, since you are not a shareholder of record, you may not vote your shares virtually at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent. Follow the instructions from your broker, bank or other agent included with the proxy materials, or contact your bank, broker or other agent to request such form of proxy.

If you are a beneficial owner and the organization holding your account does not receive instructions from you as to how to vote those shares, under the rules of the NYSE, such organization may exercise discretionary authority to vote on routine proposals (such as the proposal to ratify the selection of Deloitte as the Company’s independent registered public accounting firm) but may not vote on non-routine proposals (such as the other matters). As a beneficial owner, you will not be deemed to have voted on such non-routine proposals. The shares which cannot be voted by banks, brokers, or other agents on non-routine matters are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting. Broker non-votes will make a quorum more readily obtainable, but will not be counted as votes cast.
Other Voting Information. You may vote “For” or “Against” or “Abstain” from voting, for any of the nominees for Trust Manager, for the advisory vote on executive compensation, on the ratification of Deloitte as the Company’s independent registered public accounting firm for 2026, on the approval of the 2018 amended and restated 2018 share incentive plan, and on the approval of the 2018 amended and restated employee share purchase plan.

2026 Proxy Statement 84

If you indicate a choice on your proxy on a particular matter to be acted upon, the shares will be voted as indicated.
For election of Trust Managers, abstentions and broker non-votes will not affect the vote outcome. For approval of the advisory vote on executive compensation, approval of the amended and restated 2018 share incentive plan, and approval of the amended and restated 2018 employee share purchase plan, an abstention will have the same effect as an “Against” vote, but a broker non-vote will not affect the vote outcome. For ratification of the appointment of the Company’s independent registered accounting firm, an abstention will have the same effect as an “Against” vote, and as this is a routine matter, there will not be any broker non-votes.
Revoking a Proxy

If you are a shareholder of record, you may revoke your proxy at any time before the Annual Meeting by delivering a written notice of revocation or a duly executed proxy card bearing a later date to the Company’s principal executive offices at 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056, Attention: Corporate Secretary. Such notice or later dated proxy must be received by the Company prior to the Annual Meeting. You may also revoke your proxy by virtually attending the Annual Meeting and voting electronically at such time.
If you are a beneficial owner, please contact your broker, bank or other agent for instructions on how to revoke your proxy.
Quorum

The Company needs a quorum of shareholders to hold its Annual Meeting. A quorum exists when at least a majority of the Company’s outstanding shares entitled to vote on the record date are represented at the Annual Meeting either virtually or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Shareholders who vote “Abstain” on any proposal and discretionary votes by brokers, banks and related agents on the routine proposal to ratify the appointment of the Company’s independent registered accounting firm will be counted towards the quorum requirement.
Proxy Solicitation Costs

The Company will pay all of the costs of soliciting proxies. Some of the Company’s Trust Managers, officers, and other employees may solicit proxies personally or by telephone, mail, facsimile, or other electronic means of communication. They will not be specially compensated for these solicitation activities. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokerage firms and other custodians for their reasonable expenses for forwarding solicitation materials to the beneficial owners of shares.
Householding

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those shareholders. A number of brokers with account holders who are shareholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and the Company’s Investor Relations department in writing at 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056 or by telephone at (800) 922-6336 or (713) 354-2787. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy

2026 Proxy Statement 85

statement at your address and would like to request householding of your communications, please contact your broker.
Other Business

The Company does not know of any matter to be presented or acted upon at the meeting, other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the proxy card or voting instruction form.
Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during or with respect to 2025, we believe all SEC filing requirements applicable to Trust Managers, officers, and beneficial owners of more than 10% of the Company’s common shares were complied with in 2025.
Certain Relationships and Related Transactions

The Company is not a party to any transaction with executive officers or Trust Managers which is required to be disclosed under Item 404(a) of Regulation S-K. In addition, the Company has not made any contributions to any tax-exempt organization in which any independent Trust Manager serves as an executive officer within the preceding three years which, for in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues.
SHAREHOLDER PROPOSALS AND TRUST MANAGER NOMINATIONS

Shareholders may present business, including the nominating of Trust Managers for election to the Board, for action at a meeting of shareholders only if they comply with the requirements of the proxy rules established by the SEC and the applicable provisions of the Company’s Bylaws, as further described below:
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. The Company must receive any shareholder proposal intended for inclusion in the proxy materials for the Annual Meeting to be held in 2027 no later than November 23, 2026, and the submission of such shareholder proposal must comply with the procedural and other requirements set forth in Rule 14a-8 promulgated under the Exchange Act.
Requirements for Other Business Not Intended for Inclusion in Proxy Materials and for Nomination of Trust Managers. In addition, the Company’s Bylaws permit shareholders to propose other business and submit nominations of Trust Managers at any Annual Meeting of shareholders. In order for a shareholder to propose other business or nominate one or more persons for election to the Board at an Annual Meeting of shareholders, the shareholder must provide a notice along with the additional information and material required by the Company’s Bylaws to its corporate secretary at the address set forth below not less than 60 nor more than 90 days prior to the date of the applicable Annual Meeting. However, if the Company does not provide at least 70 days’ notice or prior public disclosure of the date of the Annual Meeting, the Company must receive notice from a shareholder no later than the close of business on the 10th day following the day on which such notice of the date of the applicable Annual Meeting was mailed or such public disclosure of the date of such Annual meeting was made, whichever first occurs.

The Company’s Bylaws permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years, to include in the Company’s Annual Meeting proxy materials Trust Manager nominations for up to 20% of the number of Trust Managers up for election, subject to the other terms and conditions of the Bylaws.

2026 Proxy Statement 86

The foregoing is a summary of Article III, Sections 3.4 and 3.5 of the Bylaws of the Company and is qualified in its entirety by the text of those sections. You may obtain a copy of the full text of the Bylaws by writing to our Corporate Secretary at Camden Property Trust, 2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056. A copy of the Company’s Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated February 24, 2023, the First Amendment to these Bylaws has been filed with the SEC as an exhibit to its Current Report on Form 8-K dated April 27, 2023, and the Second Amendment to these Bylaws has been filed as an exhibit to its Current Report on Form 8-K dated March 27, 2026.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this proxy statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “predict,” “project,” “seek,” “approximately,” “potential,” “outlook” and similar terms and phrases which concern our strategy, plans or intentions, including references to assumptions. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated events or results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our Annual Report on Form 10-K filed on February 12, 2026 for a description of important factors which could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur. All forward-looking statements speak only as of the date of this proxy statement and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the SEC, we will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this proxy statement, whether as a result of new information, future events or otherwise.

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APPENDIX A - NON-GAAP FINANCIAL MEASURES - DEFINITIONS & RECONCILIATIONS

FFO and Core FFO. Management considers FFO and Core FFO to be appropriate supplementary measures of the financial performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains and losses on dispositions of real estate, impairment write-downs of certain real estate assets, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies.
Core FFO represents FFO as further adjusted for items not considered part of our core business operations. We consider Core FFO to be a helpful supplemental measure of operating performance as it excludes not only depreciation expense of real estate assets, but it also excludes certain items which, by nature, are not comparable period over period and therefore tends to obscure actual operating performance. Our definition of Core FFO may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs.
To facilitate a clear understanding of our consolidated historical operating results, we believe FFO and Core FFO should be examined in conjunction with net income attributable to common shareholders as presented in the consolidated statements of income and comprehensive income and data included elsewhere in this report. FFO and Core FFO are not defined by GAAP and should not be considered alternatives to net income attributable to common shareholders as an indication of our operating performance. Additionally, FFO and Core FFO as disclosed by other REITs may not be comparable to our calculation.

2026 Proxy Statement 88

A reconciliation of net income attributable to common shareholders to FFO and Core FFO for the year ended December 31, 2025 is as follows:

($ in thousands)	2025
Funds from operations
Net income attributable to common shareholders	$384,462
Real estate depreciation and amortization	597,925
Impairment associated with land development activities	12,916
Gain on sale of operating properties	(260,910)
Income allocated to non-controlling interests	10,436
Funds from operations	$744,829
Casualty-related expenses, net of (recoveries)	(1,354)
Legal costs and settlements	8,611
Expensed transaction, development and other pursuit costs	4,789
Other miscellaneous items	350
Core funds from operations	$757,225

Weighted average shares – basic	108,376
Incremental shares issuable from assumed conversion of:
Share awards granted	58
Common units	1,594
Weighted average shares – diluted	110,028
FFO and Core FFO per Share. FFO and Core FFO Per Share is calculated as FFO and Core FFO divided by the weighted average common shares and shares issuable from the assumed conversion of common share options and share awards granted and units convertible into common shares.

2026 Proxy Statement 89

A reconciliation of diluted EPS to FFO and Core FFO diluted per share for the year ended December 31, 2025 is as follows:

2025
Total Earnings Per Common Share - Diluted	$3.54
Real estate depreciation and amortization	5.39
Income allocated to non-controlling interests	0.09
Gain on sale of operating properties	(2.37)
Impairment associated with land development activities	0.12
FFO per common share - Diluted	$6.77
Plus: Casualty-related expenses, net of (recoveries)	(0.01)
Plus: Legal costs and settlements	0.08
Plus: Expensed transaction, development & other pursuit costs	0.04
Plus: Other miscellaneous items	—
Core FFO per common share - Diluted	$6.88
NOI and same property net operating income. Management considers property NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without an allocation of corporate level property management overhead or general and administrative costs. We define NOI as total property income less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Property-Level NOI table as seen below. NOI is not defined by GAAP and should not be considered an alternative to net income as an indication of our operating performance. Additionally, NOI as disclosed by other REITs may not be comparable to our calculation.

2026 Proxy Statement 90

A reconciliation of net income to NOI and same property net operating income for the year ended December 31, 2025 is as follows:

($ in thousands)	2025
Net income	$394,898
Less: Fee and asset management income	(12,967)
Less: Interest and other income	(256)
Less: Income on deferred compensation plans	(19,260)
Plus: Property management expense	37,452
Plus: Fee and asset management expense	3,074
Plus: General and administrative expense	79,344
Plus: Interest expense	138,239
Plus: Depreciation and amortization expense	611,025
Plus: Expense on deferred compensation plans	19,260
Plus: Impairment associated with land development activities	12,916
Less: Gain on sale of operating properties	(260,910)
Plus: Income tax expense	4,019
Net operating income	$1,006,834

“Same Property” Communities (1)	$936,497
Non-“Same Property” Communities	46,603
Development and Lease-Up Communities	685
Disposition/Other	23,049
Net operating income	$1,006,834
(1) “Same Property” Communities for 2025 are communities we wholly-owned and were stabilized since January 1, 2024, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures which improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Management believes “Same Property” information is useful as it allows both management and investors to determine financial results over a particular period for the same set of communities.

EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre are supplemental measures of our financial performance. EBITDAre is calculated in accordance with the definition adopted by NAREIT as earnings before interest, taxes, depreciation and amortization plus or minus losses and gains from the sale of certain real estate assets, including gains/losses on change of control, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate assets held by the entity, and adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre represents EBITDAre as further adjusted for non-core items. The Company considers EBITDAre and Adjusted EBITDAre to be appropriate supplemental measures of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions, and impairment write-downs of certain real estate assets.

2026 Proxy Statement 91

A reconciliation of net income to EBITDAre and adjusted EBITDAre for the year ended December 31, 2025 is as follows:

($ in thousands)	2025
Net income	$394,898
Plus: Interest expense	138,239
Plus: Depreciation and amortization expense	611,025
Plus: Income tax expense	4,019
Less: Gain on sale of operating properties	(260,910)
Plus: Impairment associated with land development activities	12,916
EBITDAre	$900,187
Plus: Casualty-related expenses, net of (recoveries)	(1,354)
Plus: Legal costs and settlements	8,611
Plus: Expensed transaction, development & other pursuit costs	4,789
Plus: Other miscellaneous items	350
Adjusted EBITDAre	$912,583
Net Debt to Adjusted EBITDAre. The Company believes Net Debt to Adjusted EBITDAre to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period.
A reconciliation of average Total debt to Net debt and a computation of the ratio to adjusted EBITDAre for the year ended December 31, 2025 is as follows:

($ in thousands)	2025
Unsecured notes payable	$3,459,543
Secured notes payable	330,486
Total debt	$3,790,029
Less: Average cash and cash equivalents	(13,654)
Net average debt	$3,776,375
Adjusted EBITDAre	912,583
Net Debt to Adjusted EBITDAre	4.1x

2026 Proxy Statement 92

EXHIBIT A
2018 SHARE INCENTIVE PLAN
(as amended and restated February 26, 2026)

1.    PURPOSE OF PLAN

The purpose of this Camden Property Trust 2018 Share Incentive Plan (this “Plan”) of Camden Property Trust, a Texas real estate investment trust (the “Company”), is to promote the success of the Company by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Company’s shareholders.

2.    ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons (as defined below). An “Eligible Person” is any person who is either: (a) an officer (whether or not a trust manager) or employee of the Company or one of its Subsidiaries (as defined below); (b) a trust manager or director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Trust Managers of the Company.

3.    PLAN ADMINISTRATION

3.1    The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more trust managers or such number of trust managers as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of trust managers may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2    Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)    determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)    grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or service, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)    approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)    construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)    cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)    accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)    adjust the number of Common Shares (as defined below) subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)    determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)    determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)    acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)    determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3    Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator: (1) amend an outstanding share option or SAR (as defined below) to reduce the exercise price or base price of the award; (2) cancel, exchange, or surrender an outstanding share option or SAR in exchange for cash or other awards for the purpose of repricing the award; or (3) cancel, exchange, or surrender an outstanding share option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4    Binding Determinations. Any determination or other action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Company or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No trust manager, director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6    Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.    COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1    Shares Available. Subject to the provisions of Section 7.1, the securities that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Shares and any of its Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean the common shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2    Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)    15,463,147 Common Shares, plus

(2)    the number of any shares subject to share options granted under the Company’s 2011 Share Incentive Plan (the “2011 Plan”) and outstanding on May 17, 2018,

the date of initial shareholder approval of this Plan, which expire, or for any reason are cancelled or terminated, after May 17, 2018 without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus;

(3)    the number of any shares subject to restricted shares and restricted share unit awards granted under the 2011 Plan that are outstanding and unvested on May 17, 2018 that are forfeited, terminated, cancelled or otherwise reacquired by the Company without having become vested, provided that in order to take the Full-Value Award (as defined below) ratio below into account, each share subject to any such award shall be credited as three and forty-five hundredths (3.45) shares when determining the number of shares that shall become available for new awards under this Plan.

provided that in no event shall the Share Limit exceed 15,489,445 shares (which is the sum of the 15,463,147 shares set forth in clause (1) above, plus the aggregate number of shares subject to awards previously granted and outstanding under the 2011 Plan as of the Effective Date, with any shares subject to restricted shares and restricted share unit awards outstanding under the 2011 Plan being taken into account based on the share-counting ratio for such awards under clause (3) above).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as three and forty-five hundredths (3.45) shares for every one share issued in connection with such award. (For example, if a share bonus of one hundred (100) Common Shares is granted under this Plan, three hundred forty-five (345) shares shall be counted against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award that is not a share option grant or a share appreciation right grant.

4.3    Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2 and are subject to the share counting rules of Section 4.4.

(a)    The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 7,600,000 shares.

(b)    Effective January 1, 2026, the maximum amount of compensation that the Company may pay to a member of the Board who is not an employee of the Company or one of its Subsidiaries (an “Independent Trust Manager”) for the Independent Trust Manager’s service on the Board during any one calendar year (including both cash and equity compensation) is $500,000. As to any award under this Plan that is denominated in Common Shares (whether a share option, share appreciation right, restricted share, share unit, or otherwise) and granted to a person who, at the time of grant of the Award, is an Independent Trust Manager, the grant date fair value of such award shall count against the limit set forth in the preceding sentence in the year of grant of the award and the award shall not count against such limit in any other year. For purposes of this Section

4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Company’s financial reporting. Except as provided in the preceding two sentences, compensation shall be taken into account for purposes of this Section 4.3(b) when earned (regardless of when actually paid). The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account: (i) earnings on compensation that is deferred; (ii) any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its Subsidiaries; (iii) any compensation paid for services as an officer or employee of the Company or one of its Subsidiaries; and (iv) any award granted or other compensation paid for consulting services. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all Independent Trust Managers as a group.

4.4    Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)    Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)    Effective February 25, 2026, to the extent that Common Shares are delivered pursuant to the exercise of a share option or share appreciation right granted under this Plan, the gross number shares as to which the award is exercised or paid (rather than the number of shares actually issued in payment of the award) shall be counted against the Share Limit. (For purposes of clarity, if a share option or share appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares (accounting for shares exchanged by the participant or withheld by the Company or one of its Subsidiaries to satisfy any applicable exercise price of the award and/or applicable withholding obligations), 100,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)    Effective February 25, 2026, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any share option or share appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy tax withholding obligations related to any share option or share appreciation right granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan. In addition, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Full-Value Award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award shall be credited as three and forty-five hundredths (3.45) shares when determining the number of shares that shall again become available for subsequent awards under this Plan if, upon grant, the shares underlying the related Full-Value Award were counted as three and forty-five hundredths (3.45) shares against the Share Limit.

(d)    In addition, shares that are exchanged by a participant or withheld by the Company after May 17, 2018 as full or partial payment in connection with any award granted under the 2011 Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries after the May 17, 2018 to satisfy the tax withholding obligations related to any award granted under the 2011 Plan, shall be available for new awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-Value Award granted under the 2011 Plan shall be credited as three and forty-five hundredths (3.45) shares when determining the number of shares that shall become available for new awards under this Plan.

(e)    To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)    In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, three hundred forty-five (345) shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)    The Company may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of share options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Sections 7 and 8.10. The share limits of Section 4.3 shall be applied on a one-for-one basis without applying the Full-Value Award premium counting rule taken into account in determining the Share Limit.

4.5    No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The

Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1    Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Share Options. A share option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified share option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified share option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4. “Reload share options” may not be granted under this Plan. A “reload share option” is a share option that provides, if the exercise price of the share option or tax withholding obligations arising upon exercise of the share option are paid for by the award holder by delivering Common Shares to the Company or by having the Company withhold Common Shares otherwise deliverable upon exercise of the share option, the award holder is entitled to a new share option grant from the Company covering a number of Common Shares equal to the Common Shares so used to pay the exercise price of the first share option or to satisfy the tax withholding obligations arising upon exercise of the first share option.

5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified share options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of shares of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified share option.

5.1.3    Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, restricted share units, deferred shares, phantom shares or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. In addition, the Administrator may authorize for the benefit of any Eligible Person the issuance of Common Shares or the payment of cash in connection with, or upon exercise, conversion or exchange of, phantom units or other interests in Subsidiaries that are issued by the Subsidiary with the Administrator’s approval (and Board approval, if required) and that are convertible or exchangeable into Common Shares, units or cash. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a share option or SAR granted under this Plan.

5.2    Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3    Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4    Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)    services rendered by the recipient of such award;

(b)    cash, check payable to the order of the Company, or electronic funds transfer;

(c)    notice and third party payment in such manner as may be authorized by the Administrator;

(d)    the delivery of previously owned Common Shares;

(e)    by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f)    subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Company.

5.5    Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a Common Share on the principal securities exchange on which the Common Shares are listed or admitted to trade (the “Exchange”) for the date in question or, if no sales of Common Shares were reported on the Exchange on that date, the closing price (in regular trading) for a Common Share on the Exchange for the next preceding day on which sales of Common Shares were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a Common Share on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6    Transfer Restrictions.

5.6.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members). For clarity and unless otherwise provided by the Administrator in the applicable award, the transfer limitations imposed on awards in Section 5.6.1 do not apply to Common Shares that have been delivered to a participant in payment of an award to the extent that the shares are fully vested pursuant to the terms of the award and the shares are held of record by the participant.

5.6.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)    transfers to the Company (for example, in connection with the expiration or termination of the award);

(b)    the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)    subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;

(d)    if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or

(e)    the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7    International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1    General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries, is not a member of the Board, and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2    Events Not Deemed Terminations of Employment. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3    Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.    ADJUSTMENTS; ACCELERATION

7.1    Adjustments.

(a)    Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust: (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)    Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2    Corporate Transactions - Assumption and Termination of Awards.

(a)    Upon any event in which the Company does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, shares or assets of the Company, in any case in connection with which the Company does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)    Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)    For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Company for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common shares of a successor entity or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common shares of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d)    The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)    In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)    Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)    The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified share option under the Code.

8.    OTHER PROVISIONS

8.1    Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2    No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3    No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4    Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5    Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Company shall be made to provide for any taxes the Company or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)    The Company or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b)    The Company or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Company or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)    In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6    Effective Date, Termination and Suspension, Amendments.

8.6.1    Effective Date. This Plan is effective as of February 16, 2018, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve (12) months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on February 25, 2036. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3    Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7    Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator (such as through dividend equivalent rights awarded pursuant to Section 5.1.4), no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8    Governing Law; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Texas, notwithstanding any Texas or other conflict of law provision to the contrary.

8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9    Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10    Share-Based Awards in Substitution for Share Options or Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11    Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12    No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Company or any Subsidiary (or any of their respective shareholders, boards of trust managers or directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary; (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary; (d) any dissolution or liquidation of the Company or any Subsidiary; (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary; (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation); or (g) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13    Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Company or its Subsidiaries.

8.14    Clawback Policy. The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

EXHIBIT B
CAMDEN PROPERTY TRUST

2018 EMPLOYEE SHARE PURCHASE PLAN

(As amended by the Board on February 26, 2026
for Offering Periods commencing on or after February 26, 2026)

1.    PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a share ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Company or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

2.    DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

(a)    “Account” means the bookkeeping account maintained by the Company, or by a recordkeeper on behalf of the Company, for a Participant pursuant to Section 7(a).

(b)    “Board” means the Board of Trust Managers of the Company.

(c)    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(d)    “Commission” means the U.S. Securities and Exchange Commission.

(e)    “Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

(f)    “Common Shares” means the common shares, par value $0.01 per share, of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

(g)    “Company” means Camden Property Trust, a Texas real estate investment trust, and its successors.

(h)    “Compensation” means an Eligible Employee’s base wages, overtime, commissions, bonuses and any employer paid leave, in each case to the extent payable in cash. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125, or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: severance pay, relocation or housing allowances, bonuses paid in equity or as an equity award, share option exercises, share appreciation right payments, the vesting or grant of restricted shares, the payment of share units, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company or any Subsidiary.

(i)    “Contributions” means the bookkeeping amounts credited to the Account of the Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Shares under and in accordance with this Plan.

(j)    “Effective Date” means February 16, 2018, the date on which this Plan was initially adopted by the Board.

(k)    “Eligible Employee” means any person employed by the Company or any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary”; provided, however, that “Eligible Employee” shall not include any employee who has not been employed by the Company or a Participating Subsidiary for at least three (3) months as of the applicable Grant Date (or such other period of time, not to exceed two (2) years), as the Committee may establish in advance of the applicable Offering Period (the “Waiting Period Requirement”). In the case of an employee of the Company or a Participating Subsidiary who ceases to be employed by the Company or a Participating Subsidiary but who is, within ninety (90) days following such termination of employment, rehired by the Company or a Participating Subsidiary, the Waiting Period Requirement with respect to the employee will be measured from the employee’s last date of hire with the Company or a Participating Subsidiary immediately prior to such break in service.

(l)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

(m)    “Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.

(n)    “Fair Market Value” on any date means:

(1)    if the Common Shares are listed or admitted to trade on a national securities exchange, the closing price of a Common Share on such date on the principal national securities exchange on which the Common Shares are so listed or admitted to trade, or, if there is no trading of the Common Shares on such date, then the closing price of a Common Share on such exchange on the next preceding date on which there was trading in the Common Shares; or

(2)    in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.

(o)    “Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.

(p)    “Individual Limit” has the meaning given to such term in Section 4(b).

(q)    “Offering Period” means the six (6) month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three (3) months) Offering Period or a longer (not to exceed twenty-seven (27) months) Offering Period.

(r)    “Option” means the option to acquire Common Shares granted to a Participant pursuant to Section 8.

(s)    “Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

(t)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

(u)    “Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

(v)    “Participating Subsidiary” shall have the meaning given to such term in Section 19(c).

(w)    “Plan” means this Camden Property Trust 2018 Employee Share Purchase Plan, as it may be amended or restated from time to time.

(x)    “Subscription Agreement” means the written enrollment agreement or applicable electronic form of enrollment agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in this Plan.

(y)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.

3.    ELIGIBILITY

Any person employed as an Eligible Employee as of the Grant Date for a particular Offering Period shall be eligible to participate in this Plan during that Offering Period, subject to the Eligible Employee satisfying the requirements of Section 6.

4.    SHARES SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)    Aggregate Share Limit. Subject to the provisions of Section 17, the securities that may be delivered under this Plan will be the Company’s authorized but unissued Common Shares. The maximum number of Common Shares that may be delivered pursuant to Options granted under this Plan is five hundred thousand (500,000) shares, subject to adjustments pursuant to Section 17.

(b)    Individual Share Limit. The maximum number of Common Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is one thousand five hundred (1,500), subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without shareholder approval.

(c)    Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.    OFFERING PERIODS

During the term of this Plan, the Company will grant Options to purchase Common Shares in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of approximately six (6) months duration and will commence on June 16 and December 16 each year and will end on the following December 15 and June 15, respectively. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Common Shares remain available for Options pursuant to Section 4.

6.    PARTICIPATION

(a)    Enrollment. An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be completed by the Eligible Employee and be filed with the Company at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a stated dollar amount (or, if the Committee so provides, a whole percentage) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions for the applicable Offering Period. The Participant may elect to make such Contributions by one or more cash payments during the applicable Offering Period (including, if the Participant so elects, through payroll deductions as indicated in the Participant’s Subscription Agreement), provided that the Participant’s total Contributions for an Offering Period must be made by the deadline specified by the Committee for the applicable Offering Period and in all cases not later than the last day of the applicable Offering Period.

(b)    Contribution Limits. The Committee may, in advance of a particular Offering Period, prescribe limits, rules or procedures for Contributions for that Offering Period.

(c)    Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions, if and to the extent the Eligible Employee elects to make Contributions through payroll deductions as contemplated by Section 6(a). An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be completed and filed with the Company.

7.    METHOD OF PAYMENT OF CONTRIBUTIONS

(a)    Participation Accounts. The Company shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The amount of Compensation elected to be applied as Contributions by a Participant shall be credited to that Participant’s Account as soon as administratively practicable after the date on which the Participant makes payment of any such amount to the Company or any such amount is deducted from such Participant’s Compensation, as applicable. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)    Changes in Contribution Elections. A Participant may discontinue, increase or decrease the level of his or her Contributions (within the Plan limits) for an Offering Period by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. A Participant who elects to participate in this Plan during an Offering Period but whose actual Contributions for the Offering Period are less than any amount of Contributions previously elected by the Participant for that Offering Period will be deemed to have elected to reduce his or her Contributions for that Offering Period to the lesser amount of Contributions actually made by the Participant during that Offering Period. A Participant who elects to participate in this Plan during an Offering Period and whose actual Contributions for the Offering Period are greater than any amount of Contributions previously elected by the Participant for that Offering Period will be deemed to have elected to increase his or her Contributions for that Offering Period to the greater amount of Contributions actually made by the Participant during that Offering Period (subject to the applicable limits of this Plan). An election pursuant to this Section 7(b) must be made no later than the Exercise Date for the applicable Offering Period (or such earlier deadline that the Committee may reasonably require to process the change prior to the applicable Exercise Date) and shall be effective as soon as administratively practicable following its receipt by the Company.

(c)    Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of all or any portion of the balance of his or her Account in accordance with Section 11) by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be completed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Company. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Company prior to the Exercise Date of the Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). If a Participant withdraws during an Offering Period and elects to receive a distribution of only part of the balance of the Participant’s Account, the remainder of the balance of the Account shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9.

(d)    Leaves of Absence. During leaves of absence approved by the Company or a Participating Subsidiary and meeting the requirements of Regulation 1.421-1(h)(2) under the Code, a Participant may elect to continue participation in this Plan by delivering one or more cash payments to the Company to make up for the reduction in his or her Plan Contributions caused by his or her leave, provided that such make-up Contributions for an Offering Period must be made by the deadline specified by the Committee for the applicable Offering Period and in all cases not later than the last day of the applicable Offering Period.

8.    GRANT OF OPTION

(a)    Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of Common Shares. The Option shall be exercised on the Exercise Date. The number of Common Shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

(b)    Option Price. The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a Common Share on that Grant Date of that Offering Period, or (2) the Fair Market Value of a Common Share on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a Common Share on the Grant Date of that Offering Period or the Fair Market Value of a Common Share on the Exercise Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a Common Share.

(c)    Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)    it would, if exercised, cause the person to own shares (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, or of any Parent, or of any Subsidiary; or

(2)    such Option causes such individual to have rights to purchase shares under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the shares of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such shares is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase shares accrues when it first becomes exercisable during the calendar year. In determining whether the share ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of share ownership) shall apply, and shares which the Eligible Employee may purchase under outstanding options shall be treated as shares owned by the Eligible Employee.

9.    EXERCISE OF OPTION

(a)    Purchase of Shares. Unless a Participant withdraws entirely from an Offering Period pursuant to Section 7(c) (including a deemed withdrawal by the Participant as a result of the Participant having made no Contributions to this Plan for that Offering Period) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole Common Shares subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b)    Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole Common Share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to such Participant as soon as administratively practicable after such date; provided that the Committee may provide for any such amount not sufficient to purchase a whole Common Share to be credited to the Participant’s Account for the next Offering Period, if the individual continues as a Participant in such next Offering Period, in lieu of being refunded to the Participant. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.    DELIVERY OF SHARES; HOLDING PERIOD

(a)    Delivery of Shares. As soon as administratively practicable after the Exercise Date, the Company shall, in its discretion, either deliver to each Participant a certificate representing the Common Shares purchased upon exercise of his or her Option, provide for the crediting of such Common Shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such Common Shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such Common Shares, the Company will seek to obtain such authority. If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such Common Shares, or if for any reason the Company cannot issue or deliver Common Shares and satisfy Section 21, the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such Common Shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such Common Shares.

(b)    Required Holding Period. Unless expressly permitted by the Committee, no sale, transfer or other disposition may be made of any Common Shares purchased under this Plan during the first nine (9) months following the end of the Offering Period in which such Common Shares were purchased. If such Common Shares are delivered to a broker or recordkeeping service for the benefit of the Participant as provided in Section 10(a), the shares shall be held in such brokerage account or by such recordkeeping service throughout such nine-month holding period. In the event a Participant sells, transfers or otherwise disposes of any Common Shares in violation of this Section 10(b), the Participant shall remit to the Company an amount in cash for each such Common Share equal to (i) the Fair Market Value of a Common Share on the Exercise Date of the applicable Offering Period, less (ii) the Option Price paid by the Participant to purchase such Common Share. A Participant may, to the extent the Participant continues to own sufficient Common Shares, satisfy such obligation by promptly selling Common Shares and remitting to the Company an amount in cash equal to the Participant’s obligation pursuant to the preceding sentence (including any such obligation that arises in connection with such sale of Common Shares). Notwithstanding the foregoing, if the Committee determines in its discretion that a Participant who owns Common Shares subject to the transfer restriction set forth in this Section 10(b) has a serious financial need, the Committee shall permit the Participant to sell such Common Shares to the extent the Committee deems necessary to satisfy the serious financial need, and the Participant shall not be required to make payment to the Company as contemplated by this Section 10(b) with respect to such sale. For purposes of clarity, neither the termination of a Participant’s employment nor the Participant’s failure to provide services to the Company or a Participating Subsidiary shall in and of itself trigger any obligation of the Participant to repay any amount or sell any Common Shares under this section. The Committee may, in its discretion, shorten or eliminate the holding period provided for above in this Section 10(b). The Committee may also lengthen such holding period as to Common Shares purchased in one or more Offering Periods that commence after such change is made.

11.    TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)    General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from this Plan pursuant to Section 7(c), at any time prior to the Exercise Date for the Offering Period in which he or she participates, such Participant shall not be eligible to exercise the Option for that Offering Period and Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in this Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)    Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Company or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain this Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(c), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(c)    Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements of this Plan are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)    Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Company or another Subsidiary.

12.    ADMINISTRATION

(a)    The Committee. The Board shall appoint the Committee, which shall be composed of not less than two (2) members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)    Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

(c)    Decisions of the Committee are Binding. Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)    Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No trust manager, director, officer or agent of the Company or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)    Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.

13.    DEATH

If a Participant dies, the Company shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the

Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.    TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or the right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, as provided in Section 13.

15.    USE OF FUNDS; INTEREST

All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in Common Shares or from the general assets of the Company and, except for any Common Shares that may be reserved on the books of the Company for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.    REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.    ADJUSTMENTS OF AND CHANGES IN THE SHARES

Upon or in contemplation of any reclassification, recapitalization, share split (including a share split in the form of a share dividend), or reverse share split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Shares (whether in the form of securities or property); any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; or a sale of substantially all of the assets of the Company as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the

Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Shares); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Shares upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

Without limiting the generality of Section 12, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 17, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

18.    POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Company, or any other event described in Section 17 that the Company does not survive or does not survive as a publicly-traded company in respect of its Common Shares, as the case may be, this Plan and, if prior to the last day of an Offering Period, any outstanding Options granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of this Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.    TERM OF PLAN; AMENDMENT OR TERMINATION

(a)    Effective Date; Termination. This Plan became effective as of the Effective Date. No new Offering Periods shall commence on or after February 25, 2036, and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the Common Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the Common Shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b)    Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Shareholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)    Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date shareholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require shareholder approval.

20.    NOTICES

All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.    CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of Common Shares are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.    PLAN CONSTRUCTION

(a)    Section 16. It is the intent of the Company that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)    Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)    Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.    EMPLOYEES’ RIGHTS

(a)    No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)    No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including Common Shares) of the Company or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

(c)    No Shareholder Rights. A Participant will not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the Participant. Except as expressly required by Section 17, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

24.    MISCELLANEOUS

(a)    Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Texas.

(b)    Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)    Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision hereof.

(d)    No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Shares), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25.    TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or an affiliate is required to withhold with respect to such event.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, and Form 10-K are available at www.proxyvote.com.

CAMDEN PROPERTY TRUST
FORM OF PROXY FOR ANNUAL MEETING
TO BE HELD MAY 8, 2026

This proxy is solicited on behalf of the Board of Trust Managers.
The undersigned hereby appoints Richard J. Campo, D. Keith Oden, and Alexander J. Jessett, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of Camden Property Trust the undersigned is entitled to vote at the Annual Meeting to be held on May 8, 2026 at 9:00 AM CT and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.
The Board of Trust Managers recommends you vote FOR each of the nominees for Trust Manager, FOR approval, on an advisory basis, of the compensation of our named executive officers, FOR approval of our Amended and Restated 2018 Share Incentive Plan, and FOR approval of our Amended and Restated 2018 Employee Share Purchase Plan. The Audit Committee, which has the sole authority to retain our independent registered public accounting firm, recommends you vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IMPORTANT - This Proxy must be signed and dated on the reverse side.

Camden Property Trust 2800 Post Oak Boulevard, Suite 2700 Houston, Texas 77056 Attn: Kimberly Callahan
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 7, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to www.virtualshareholdermeeting.com/CPT2026

You may attend the Annual Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CAMDEN PROPERTY TRUST
The Board of Trust Managers recommends you vote FOR each of the following Trust Manager nominees:
	1. Election of Trust Managers	For	Against	Abstain
	1a. Richard J. Campo	☐	☐	☐
	1b. Javier E. Benito	☐	☐	☐
	1c. Heather J. Brunner	☐	☐	☐
	1d. Mark D. Gibson	☐	☐	☐
	1e. Scott S. Ingraham	☐	☐	☐
	1f. Alexander J. Jessett	☐	☐	☐
	1g. Renu Khator	☐	☐	☐
	1h. D. Keith Oden	☐	☐	☐
	1i. Frances Aldrich Sevilla-Sacasa	☐	☐	☐
	1j. Steven A. Webster	☐	☐	☐
	1k. Kelvin R. Westbrook	☐	☐	☐
	The Board of Trust Managers recommends you vote FOR the following proposals:	For	Against	Abstain
	2.Approval, by an advisory vote, of executive compensation.	☐	☐	☐
	3.Ratification of Deloitte & Touche LLP as the independent registered public accounting firm.	☐	☐	☐
	4.Approval of Amended and Restated 2018 Share Incentive Plan	☐	☐	☐
	5.Approval of Amended and Restated 2018 Employee Share Purchase Plan	☐	☐	☐
NOTE: This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, and FOR Proposals 2, 3, 4, and 5.

Please sign exactly as your name(s) appear(s) herein. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date